                                                                Execution Copy


================================================================================



                               CREDIT AGREEMENT


                                     among


                              FRONT ROYAL, INC.,


                           THE LENDERS NAMED HEREIN,


                                      and


                           FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA,
                                   as Agent


                     $38,000,000 Senior Term Loan Facility


                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                         Dated as of December 18, 1996



================================================================================

                               TABLE OF CONTENTS

                                                                          Page

                                   RECITALS

                                   ARTICLE I

                                  DEFINITIONS

1.1       Defined Terms...................................................   1
1.2.      Accounting Terms...............................................   25
1.3.      Other Terms; Construction......................................   25

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

2.1.      Loans..........................................................   26
2.2.      Borrowing......................................................   26
2.3.      Disbursements; Funding Reliance; Domicile of Loans.............   26
2.4.      Term Notes.....................................................   27
2.5.      Termination of Commitments.....................................   27
2.6.      Mandatory Repayments and Prepayments...........................   27
2.7.      Voluntary Prepayments..........................................   30
2.8.      Interest.......................................................   30
2.9.      Fees...........................................................   31
2.10      Interest Periods...............................................   31
2.11      Conversions and Continuations..................................   32
2.12      Method of Payments; Computations...............................   33
2.13      Recovery of Payments...........................................   34
2.14      Use of Proceeds................................................   35
2.15      Pro Rata Treatment; Sharing of Payments........................   35
2.16      Increased Costs; Change in Circumstances; Illegality; etc......   35
2.17      Taxes..........................................................   37
2.18      Compensation...................................................   39
2.19      Replacement of Lenders; Mitigation.............................   39

                                  ARTICLE III

                            CONDITIONS OF BORROWING

3.1.      Conditions of Closing..........................................   40

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

4.1.      Corporate Existence and Power..................................   45
4.2.      Authorization; Enforceability..................................   45
4.3.      No Violation...................................................   45
4.4.      Governmental Authorization; Permits............................   45
4.5.      Litigation.....................................................   46
4.6.      Taxes..........................................................   46
4.7.      Subsidiaries...................................................   47
4.8.      Full Disclosure................................................   47
4.9.      Margin Regulations.............................................   47
4.10      Financial Matters..............................................   47
4.11      Ownership of Properties........................................   49
4.12      Employee Plans.................................................   50
4.13      Solvency.......................................................   51
4.14      Environmental Matters..........................................   51
4.15      Trade Relations................................................   52
4.16      Labor Relations................................................   52
4.17      Proprietary Rights.............................................   53
4.18      Compliance With Laws...........................................   53
4.19      Regulated Industries...........................................   53
4.20      Collateral.....................................................   53
4.21      Certain Contracts..............................................   54
4.22      Reinsurance Agreements.........................................   54
4.23      No Burdensome Restrictions.....................................   54
4.24      Business Locations; Trade Names................................   55
4.25      Carried Insurance..............................................   55
4.26      Issued Policies................................................   55
4.27      Certain Relationships..........................................   55
4.28      Indebtedness...................................................   56
4.29      Representations and Warranties in Transaction Documents........   56
4.30      Transaction Documents..........................................   56
4.31      Consummation of Transactions...................................   56

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

5.1.      GAAP Financial Statements......................................   56
5.2.      Statutory Financial Statements.................................   57
5.3.      Other Business and Financial Information.......................   58
5.4.      Notice of Certain Events.......................................   59

5.5.      Corporate Existence; Franchises; Maintenance of Properties; e..   61
5.6.      Compliance with Laws...........................................   61
5.7.      Performance of Obligations.....................................   61
5.8.      Payment of Taxes...............................................   62
5.9.      Insurance......................................................   62
5.10      Maintenance of Books and Records; Inspection...................   62
5.11      Interest Rate Protection.......................................   62
5.12      Dividends......................................................   63
5.13      Further Assurances.............................................   63

                                  ARTICLE VI

                              NEGATIVE COVENANTS

6.1.      Consolidated Statutory Surplus.................................   63
6.2.      Capitalization Ratio...........................................   63
6.3.      Operating Leverage Ratio.......................................   63
6.4.      Fixed Charge Coverage Ratio....................................   63
6.5.      Earnings Coverage Ratio........................................   63
6.6.      RiskBased Capital..............................................   64
6.7.      Capital Expenditures...........................................   64
6.8.      Merger, Consolidation..........................................   64
6.9.      Indebtedness...................................................   64
6.10      Liens..........................................................   65
6.11      Investments....................................................   66
6.12      Transactions with Affiliates...................................   67
6.13      Restricted Payments............................................   68
6.14      Certain Amendments, etc........................................   68
6.15      Limitation on Certain Restrictions.............................   69
6.16      New Business...................................................   69
6.17      Compliance of Employee Plans...................................   69
6.18      Fiscal Year....................................................   69
6.19      Accounting Changes.............................................   69
6.20      Change of Location or Name.....................................   70
6.21      Best Rating....................................................   70
6.22      Reinsurance Agreements.........................................   70
6.23      Hazardous Substances...........................................   71

                                  ARTICLE VII
                               EVENTS OF DEFAULT

7.1.      Events of Default..............................................   71
7.2.      Remedies: Acceleration, etc....................................   74
7.3.      Remedies: SetOff...............................................   75

                                 ARTICLE VIII

                                   THE AGENT
8.2.      Nature of Duties...............................................   75
8.3.      Exculpatory Provisions.........................................   75
8.4.      Reliance by Agent..............................................   75
8.5.      NonReliance on Agent and Other Lenders ........................   76
8.6.      Notice of Default .............................................   77
8.7.      Indemnification ...............................................   77
8.8.      The Agent in its Individual Capacity...........................   77
8.9.      Successor Agent................................................   78
8.10.     Collateral Matters.............................................   78

                                  ARTICLE IX

                                 MISCELLANEOUS

9.1.      Fees and Expenses..............................................   79
9.2.      Indemnification................................................   79
9.3.      Governing Law; Consent to Jurisdiction.........................   80
9.4.      Arbitration; Preservation and Limitation of Remedies...........   80
9.5.      Notices........................................................   81
9.6.      Amendments, Waivers, etc.......................................   82
9.7.      Assignments, Participations....................................   82
9.8.      No Waiver......................................................   84
9.9.      Successors and Assigns.........................................   85
9.10.     Survival.......................................................   85
9.11.     Severability...................................................   85
9.12.     Construction...................................................   85
9.13.     Confidentiality................................................   85
9.14.     Counterparts...................................................   85
9.15.     Entire Agreement...............................................   86

                                   EXHIBITS

Exhibit A         Form of Term Note
Exhibit B         Form of Excess Cash Flow Certificate
Exhibit C         Form of Notice of Conversion/Continuation
Exhibit D         Form of Borrower Pledge and Security Agreement
Exhibit E         Form of Subsidiaries Guaranty
Exhibit F-1       Form of Borrower Collateral Assignment of Agreements
Exhibit F-2       Form of Subsidiaries Collateral Assignment of Agreements
Exhibit G         Form of Escrow Agreement
Exhibit H         Borrower's Counsels' Opinions
Exhibit I         Form of Financial Condition Certificate
Exhibit J-1       Form of Compliance Certificate (GAAP)
Exhibit J-2       Form of Compliance Certificate (SAP)
Exhibit K         Form of Assignment and Acceptance

                                   SCHEDULES

Schedule l.l(a)   Exempted Persons
Schedule l.l(b)   Liens
Schedule 4.1      Corporate Existence and Power
Schedule 4.4(a)   Governmental Authorization; Permits
Schedule 4.4(c)   Licenses
Schedule 4.5      Litigation
Schedule 4.6      Tax Matters
Schedule 4.7      Subsidiaries
Schedule 4.12     Employee Plans
Schedule 4.14     Environmental Matters
Schedule 4.21     Certain Contracts
Schedule 4.22     Reinsurance Agreements
Schedule 4.24     Business Locations; Trade Names
Schedule 4.25     Carried Insurance
Schedule 4.27     Certain Relationships
Schedule 4.28     Indebtedness
Schedule 6.16     Lines of Business

                                                                Execution Copy

                               CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of the 18th day of December, 1996 (this "Agreement"), is made among FRONT ROYAL, INC., a North Carolina corporation with its principal offices in Morrisville, North Carolina (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS

      A. The Borrower proposes to acquire from PIC Insurance Group, Inc., a Pennsylvania stock insurance company ("PIC"), and Trirock Limited Partnership, a Pennsylvania limited partnership ("Trirock"), all of the issued and outstanding shares of capital stock (the "Acquisition") of Rockwood Casualty Insurance Company, a Pennsylvania stock insurance company ("Rockwood"), pursuant to a Stock Purchase Agreement, dated as of December 6, 1996, by and between the Borrower, PIC and Trirock (as amended, modified or supplemented from time to time in accordance with the terms of this Agreement, the "Stock Purchase Agreement").

      B. In order (i) to finance a portion of the purchase price of the Acquisition, (ii) to refinance the Borrower's outstanding senior term loan from First Union, (iii) to prepay certain other indebtedness of the Borrower, and
(iv) to pay or reimburse certain fees and expenses in connection with the foregoing transactions and as otherwise contemplated by this Agreement, the Borrower has requested that the Lenders extend term loans to the Borrower in the aggregate principal amount of $38,000,000, all as more fully described herein.

      C. The Lenders are willing to extend such term loans to the Borrower subject to and on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.1. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

      "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower requests the Agent to forward the proceeds of the Loans made hereunder.

      "Acquisition" shall have the meaning given to such term in the recitals hereof.

      "Actuarial Report" shall mean, with respect to any Insurance Subsidiary for any period, an actuarial review and valuation statement of, and opinion as to the adequacy of, such Insurance Subsidiary's loss and loss adjustment expense reserve positions as of the end of such period with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews and as may be reasonably requested by any Lender, prepared by an independent actuarial firm reasonably acceptable to the Lenders in accordance with reasonable actuarial assumptions and procedures not inconsistent with the assumptions and procedures previously employed.

      "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus 1.0%.

      "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable LIBOR Margin as in effect at such time.

      "Admitted Assets" shall mean, as to the Insurance Subsidiaries, the aggregate amount shown on line 21, page 2 column 1 of the Annual Statements of the Insurance Subsidiaries (or any similar line, page and column reference in any successor form of Annual Statement), or the amount determined in a consistent manner for any date other than one as of which the Annual Statements are prepared.

      "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person directly or indirectly owning 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Agent" shall mean First Union, in its capacity as Agent appointed under
Article VIII, and its successors and permitted assigns in such capacity.

      "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

      "Amended Charter" shall mean the Amended Articles of Incorporation of the Borrower after the filing of two amendments with the North Carolina Secretary of State on or before the Closing Date setting forth, among other things, the terms, preferences, rights and limitations of the Series A Preferred Stock and the Class C Common Stock, as in effect on the Closing Date and as amended or restated from time to time in accordance with the terms of this Agreement.

      "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Department of its state of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

      "Applicable LIBOR Margin" shall mean, at any time from and after the Closing Date with respect to any LIBOR Loan, 2.25%; provided, however, that on each Adjustment Date (as defined below), the Applicable LIBOR Margin for all LIBOR Loans shall be adjusted effective as of such date (based upon the calculation of the Capitalization Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the following matrix:

      Capitalization Ratio          Applicable LIBOR Margin

            <= 0.40 to 1.0                      2.25%
            <= 0.35 to 1.00 but                 2.00%
            < 0.40 to 1.0
            < 0.35 to 1.0                       1.75%

Notwithstanding the foregoing, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by
Section 5.1(a), 5.1(b), 5.2(a) or 5.2(b) (as the case may be) and Section 5.3(a), or if at any time an Event of Default shall have occurred and be continuing, then, upon written notice from the Agent, whenever given, for the entire period from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), the Applicable LIBOR Margin shall be determined as if the Capitalization Ratio were greater than or equal to 0.40 to 1.0 (notwithstanding the actual Capitalization Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1996, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding

Business Day) after receipt by the Agent in accordance with Section 5.1(a) or
Section 5.1(b), as the case may be, of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period.

      "Asset Backed Derivative Securities" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest only investments, principal only investments, residuals, inverse IO's, super floaters, and any bonds backed in whole or in part by tranches of these bonds (including component or kitchen sink bonds), and any other derivative of collateralized obligations, whether such collateral is personally or realty.

      "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding sales of assets in the ordinary course of business.

      "Assignee" shall have the meaning given to such term in Section 9.7(a).

      "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of Exhibit K.

      "Authorized Officer" shall mean the president or chief financial officer of the Borrower or any other officer of the Borrower authorized by resolution of the board of directors of the Borrower to engage in the activity specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent.

      "Available Dividend Amount" shall mean, for any period of four consecutive quarters, with respect to the Insurance Subsidiaries other than any Insurance Subsidiary that itself is a Subsidiary of an Insurance Subsidiary, the aggregate maximum amount of dividends permitted by the relevant Departments under applicable Requirements of Law (without the necessity of any affirmative approval or other action of such Departments involving the granting of permission) to be paid by such Insurance Subsidiaries (whether or not any such dividends are actually paid).

      "Bankruptcy Code" shall mean 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

      "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

      "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

      "Borrower Collateral Assignment of Agreements" shall mean the Collateral Assignment of Agreements, dated as of the Closing Date, made by the Borrower in favor of the Agent and Lenders, in substantially the form of Exhibit F-1, as amended, modified or supplemented from time to time.

      "Borrower Pledge and Security Agreement" shall mean the Borrower Pledge and Security Agreement made by the Borrower in favor of the Agent and the Lenders, in substantially the form of Exhibit D, as amended, modified or supplemented from time to time.

      "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

      "CMS" shall mean Colony Management Services, Inc., a Virginia corporation.

      "Capital Expenditures" shall mean, with respect to the Borrower and its Subsidiaries for any fiscal year, the aggregate expenditures (including payments in respect of liabilities incurred) of the Borrower and its Subsidiaries during such fiscal year (less the amount of any trade-in allowance included therein) to acquire or construct equipment, fixed assets, real property or improvements and other capital assets (including, without limitation, Capital Lease Obligations), other than expenditures for replacements and substitutions therefor made with the proceeds of insurance.

      "Capital Lease" shall mean, with respect to the Borrower and its Subsidiaries, any lease of any property by the Borrower or any of its Subsidiaries as lessee that, in accordance with Generally Accepted Accounting Principles, is required to be classified and accounted for as a capital lease on its balance sheet.

      "Capital Lease Obligation" shall mean, with respect to the Borrower and its Subsidiaries for any fiscal year, the aggregate payments of the Borrower and its Subsidiaries during such fiscal year in respect of Capital Leases.


      "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in corporate stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants or options to purchase any of the foregoing.

      "Capitalization Ratio" shall mean, as of any date of determination, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date.

      "Cash Collateral Account" shall have the meaning given to such term in the Escrow Agreement.

      "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within one year from the date of acquisition and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services ("Standard & Poor's"), or Moody's Investors Service, Inc. ("Moody's"), (iii) commercial paper issued by any Person organized under the laws of the United States of America, maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, (iv) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $250,000,000 and (v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

      "Change of Control" shall mean the occurrence of either of the following:
(i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% (or, if such Person is an Exempted Person, 35%) or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the Closing Date or who shall have become a member thereof subsequent to the Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the Closing Date (or their replacements approved as herein required).

      "Class C Common Stock" shall mean the Class C Common Stock, no par value, of the Borrower to be issued on the Closing Date pursuant to the Subscription Agreement, the terms of which are set forth in the Amended Charter.

      "Closing Date" shall mean the date upon which (i) the Borrower requests that the Loans be made pursuant to this Agreement and (ii) all of the conditions of Article III are satisfied.

      "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to the Borrower Pledge and Security Agreement, the Borrower Collateral Assignment of Agreements, the Subsidiaries Collateral Assignment of Agreements, the Escrow Agreement or any one or more of the other Loan Documents.

      "Colony" shall mean Colony Insurance Company, a Virginia corporation.

      "Combined Net Cash Flow" shall mean, for any fiscal year, the aggregate Net Income of the Non-Insurance Subsidiaries for such fiscal year, plus the sum of the following items of the Non-Insurance Subsidiaries for such fiscal year to the extent taken into account in the calculation of such Net Income for such fiscal year: (i) depreciation expense, (ii) amortization (whether positive or negative) of intangible assets and (iii) other non-cash expenses, losses and charges reducing income, minus the sum of the following items of the Non-Insurance Subsidiaries for such fiscal year: (i) Capital Expenditures permitted to be made hereunder, (ii) scheduled principal payments on Indebtedness permitted hereunder owed by any of the Non-Insurance Subsidiaries (but excluding the Wachovia Indebtedness), and (iii) all non-cash gains and other non-cash items taken into account in determining such Net Income for such fiscal year, plus any increase during such fiscal year in deterred taxes, minus any decrease during such fiscal year in deferred taxes.

      "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 9.7(b) as such Lender's "Commitment."

      "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit J-1 or Exhibit J-2, as applicable, together with the attachments required thereby.

      "Consolidated Gross Written Premiums" shall mean, at any time, the aggregate (without duplication) of the Gross Written Premiums of the Insurance Subsidiaries at such time.

      "Consolidated Indebtedness" shall mean, at any time, the aggregate Indebtedness (without duplication) of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

      "Consolidated Net Income" shall mean, for any period, Net Income for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

      "Consolidated Net Worth" shall mean, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but without regard to the requirements of FAS 115.

      "Consolidated Net Written Premiums" shall mean, at any time, the aggregate (without duplication) of the Net Written Premiums of the Insurance Subsidiaries at such time.

      "Consolidated Statutory Surplus" shall mean, at any time, the aggregate (without duplication) of the amounts shown on line 25, page 3, column 1 of the Annual Statement of each Insurance Subsidiary, or the aggregate (without duplication) of such amounts determined in a consistent manner for any date other than a date as of which Annual Statements of the Insurance Subsidiaries are prepared.

      "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that neither (i) obligations entered into in the ordinary course of an Insurance Subsidiary's business under insurance policies or contracts issued by it or to which it is a party, including Reinsurance Agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder), nor (ii) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business, shall be deemed to be Contingent Obligations of the Borrower or any of its Subsidiaries for purposes of this Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

      "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit J-1 or Exhibit J-2, as the context may require.

      "Current Services Agreements" shall mean, collectively, (i) the Services Agreements between CMS and the respective Insurance Subsidiaries, dated (a) with respect to the Services Agreement between CMS and Colony, as of December 12, 1994, and (b) with respect to the Services Agreement between CMS and FRIC and Hamilton, as of December 28, 1994, (ii) the Services Agreement between FRESI and Front Royal Engineering, Inc., dated as of September 1, 1995, and the Services Agreement between FRESI and FRIC, as of December 12, 1994, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Lender pursuant to the terms hereof.

      "Debt Service" shall mean, for any period, the aggregate (without duplication) of all principal and interest paid by the Borrower and its Subsidiaries during such period in respect of Indebtedness (including, without limitation, the Loans).

      "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

      "Department" shall mean, with respect to any Insurance Subsidiary, the Department of Insurance or such other Governmental Authority of its state of domicile charged with regulating insurance companies or insurance holding companies.


      "Dollars" or "$" shall mean dollars of the United States of America.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

      "ERISA Event" shall mean (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, where such withdrawal would be reasonably likely to have a Material Adverse Effect, (iii) the filing by the Borrower, any of its Subsidiaries or any ERISA Affiliate of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Qualified Plan (other than a standard termination) or Multiemployer Plan subject to Title IV of ERISA, (iv) a failure to make required contributions to a Qualified Plan or Multiemployer Plan, (v) the adoption of an amendment to a Qualified Plan requiring the provision of security to such plan pursuant to Section 307 of ERISA, (vi) the imposition upon the Borrower, any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, (vii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan, (viii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower, any of its Subsidiaries or any ERISA Affiliate, where such Prohibited Transaction would be reasonably likely to have a Material Adverse Effect, or (ix) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Qualified Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable, where such violation would be reasonably likely to have a Material Adverse Effect.

      "Earnings Coverage Ratio" shall mean, as of the last day of any fiscal quarter, for the period of four consecutive fiscal quarters then ending, the ratio of (i) the sum of (A) the aggregate Statutory Net Income of the Insurance Subsidiaries, other than any Insurance Subsidiary that is itself a Subsidiary of an Insurance Subsidiary, and (B) the Net Income of each of the Non-Insurance Subsidiaries (other than CMS) for the period to (ii) the sum of Debt Service and Net Overhead for such period. The calculation of the Earnings Coverage Ratio (a)

as of the last day of the fiscal quarters ending March 31, 1997, June 30, 1997, and September 30, 1997, shall be made with respect to the periods of one, two and three fiscal quarters, respectively, ending on such dates, and (b) as of the last day of any fiscal quarter ending at any time thereafter shall be made with respect to the period of four fiscal quarters ending on such date.

      "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company or other financial institution or fund (other than an insurance company or an insurance holding company) that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or
(vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

      "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA that the Borrower, any of its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to and that covers any employee or former employee of the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to such employee's relationship with any of the foregoing, in each case including, without limitation, all profit-sharing plans, bonus plans, incentive compensation plans, deferred compensation plans, retirement plans, stock option plans, stock purchase plans and health, life and disability benefit plans. Notwithstanding the foregoing, the term "Employee Plan" shall not include any such employee benefit plan maintained, administered, or to which any Subsidiary or ERISA Affiliate contributed, before (but not after) it became a Subsidiary or ERISA Affiliate.

      "Employment Agreements" shall mean, collectively, (i) the Employment Agreement, dated December 28, 1994, between the Borrower and J. Adam Abram, (ii) the Employment Agreement, dated December 28, 1994, between CMS and John Latham,
(iii) the Employment Agreement, dated on or about the Closing Date, between Rockwood and John Yediny, and (iv) the Employment Agreement, dated on or about the Closing Date, between the Borrower and Gregg Davis, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Required Lenders pursuant to the terms hereof.


      "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any Subsidiary of the Borrower solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

      "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

      "Equity Documents" shall mean the Subscription Agreement and the documents and instruments required by the terms of the Subscription Agreement to be executed and delivered by the parties in connection with the closing of the transactions contemplated thereby, including, without limitation, the Amended and Restated Registration Rights Agreement and Rights Agreement (each as defined in the Subscription Agreement.

      "Equity Issuance" shall mean (i) the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of its Capital Stock (including, without limitation, pursuant to an initial registered public offering of the Borrower's Capital Stock), any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries, and (ii) the receipt by the Borrower or any of its Subsidiaries of any capital contribution (whether or not evidenced by any security or instrument); provided, however, that the term Equity Issuance shall not include (w) the issuance or sale of Capital Stock by any Subsidiary to the Borrower or any other Subsidiary, provided that, to the extent not prohibited by applicable Insurance Codes, such Capital Stock is pledged to the Agent pursuant to the Borrower Pledge and Security Agreement or a similar pledge and security agreement from the relevant Subsidiary, (x) any capital contribution to any

Subsidiary, to the extent made directly or indirectly by the Borrower, (y) any Capital Stock of the Borrower issued or sold in connection with the Acquisition and constituting a portion of the purchase price thereof, or (z) the issuance and sale of securities of the Borrower, including Class C Common Stock, pursuant to the Subscription Agreement on the Closing Date.

      "Escrow Agent" shall mean First Union National Bank of North Carolina, in its capacity as escrow agent under the Escrow Agreement.

      "Escrow Agreement" shall mean the Escrow Agreement, dated as of the Closing Date, between the Borrower, the Agent and the Escrow Agent, in substantially the form of Exhibit G, as amended, modified or supplemented from time to time.

      "Event of Default" shall have the meaning given to such term in Section
7.1.

      "Excess Cash Flow" shall mean, for any fiscal year (the "Subject Year"), the excess of (i) the aggregate of the following items: (A) the Available Dividend Amount of the Insurance Subsidiaries (calculated, for purposes of this definition only, with respect to, and as of the last day of, the fiscal year immediately preceding the Subject Year, and without taking into account any unpaid amounts carried forward from prior years); (B) the Combined Net Cash Flow (whether positive or negative, but only up to a negative amount of $250,000) of the Non-Insurance Subsidiaries (other than CMS) for the Subject Year; (C) all tax refunds received during the Subject Year by the Borrower or any of its Subsidiaries from any Governmental Authority to the extent not already included in item (A) or (B), and (D) all monies received by the Borrower during the Subject Year from any source to the extent not already included in item (A), (B) or (C) and other than any Excluded Items, including, without limitation, dividends from its Subsidiaries, guaranty fees, amounts received or due (whether or not already paid) under the Tax Allocation Agreements and any other agreement with any of its Subsidiaries, and income earned on funds held in the Cash Collateral Account or on hand, over (ii) the sum of the following items for such fiscal year: (A) Debt Service, (B) Net Overhead (whether a positive or negative number) and (C) Tax Payments.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      "Excluded Items" shall mean, for any fiscal year, (i) Net Cash Proceeds,
(ii) proceeds from the repayment of advances previously made by the Borrower to any of its Subsidiaries in the ordinary course of business and (iii) proceeds from the sale of Investments (other than Investments in any of its Subsidiaries and other than Investments made or held by the Non-Insurance Subsidiaries) held by the Borrower in the ordinary course of its business to the extent reinvested in similar assets or assets of similar or better investment quality.

      "Exempted Person" shall mean any of the Persons listed on Schedule 1.1(a).

      "Existing Senior Debt" shall mean all Indebtedness and other obligations of the Borrower under the Credit Agreement, dated as of December 28, 1994, between First Union and the Borrower, as amended.

      "Existing Subordinated Debt" shall mean all Indebtedness and other obligations of the Borrower under the Loan Agreement, dated as of September 22, 1994, between Sirrom Capital, L.P., as agent, certain lenders party thereto, and the Borrower, as amended.

      "Extraordinary Dividend Amount" shall mean, as of any fiscal quarter end, with respect to each Insurance Subsidiary other than any Insurance Subsidiary that itself is a Subsidiary of an Insurance Subsidiary, the aggregate amount of dividends (other than dividends described in the definition of Available Dividend Amount) that have been affirmatively approved in writing by the relevant Department under applicable Requirements of Law to be paid by such Insurance Subsidiary at any time during the next four fiscal quarters, except to the extent such dividends have actually been paid to the Borrower on or prior to such fiscal quarter end.

      "FREIM" shall mean Front Royal Environmental Insurance Management, Inc., a Virginia corporation.

      "FRETS" shall mean Front Royal ETS, Inc., a Virginia corporation.

      "FRESI" shall mean Front Royal Environmental Services, Inc., a North Carolina corporation. For purposes of this Agreement, all assets, liabilities, equity, items of income, loss, revenue and expense and other financial items of FRESI shall be deemed to include the corresponding financial items of Triangle for so long as Triangle is a Wholly Owned Subsidiary of FRESI.

      "FRIC" shall mean Front Royal Insurance Company, an Ohio corporation, formerly known as Cardinal Casualty Company.

      "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

      "Fee Letter" shall mean the letter from First Union to the Borrower, dated November 13, 1996, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

      "Financial Condition Certificate" shall mean a financial condition certificate, substantially in the form of Exhibit I, duly executed by the chief financial officer of the Borrower.

      "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, for the period of four consecutive fiscal quarters then ending (the "Measurement Period"), the ratio of (i) the aggregate of (A) the Available Dividend Amount of the Insurance Subsidiaries determined with respect to, and as of the last day of, the Measurement Period (calculated, for the purposes of this definition only, as if such Measurement Period were an actual fiscal year), plus
(B) the Extraordinary Dividend Amount as of the end of such fiscal quarter, plus
(C) the Net Tax Payments (whether a positive or negative number) of the Borrower during the Measurement Period, minus (D) the Projected Net Overhead (whether a positive or negative number) for the period of four fiscal quarters following the Measurement Period, plus (E) the Combined Net Cash Flow (whether a positive or negative number) of the Non-Insurance Subsidiaries (other than CMS) for the Measurement Period (to the extent not already included in item (A), (B), (C), or (D) above), minus, only with respect to Measurement Periods ending on December 31, (F) the amount of the prepayment required under Section 2.6(f) in respect of Excess Cash Flow for the Measurement Period, except to the extent the Borrower had cash on hand at the end of such Measurement Period sufficient to make such required prepayment, to (ii) the sum of (y) Projected Debt Service for the period of four fiscal quarters following the Measurement Period, and (z) cash dividends or similar cash payments projected to be paid in respect of the Series A Preferred Stock, the Class C Common Stock or the Rights for the period of four fiscal quarters following the Measurement Period (it being understood that such cash dividends or cash payments are restricted by Section 6.13(a)(ii)).

      "Fort Washington" shall mean Fort Washington Holdings, Inc., a Pennsylvania corporation, all of the outstanding Capital Stock of which, to the knowledge of the Borrower, is owned by Charles M. Lederman and Timothy I. McCarthy, Sr.


      "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of the Borrower referred to in Section 4.10(a).

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Gross Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown on line 32, page 9, Part 2B, sum of columns 1, 2a and 2b, of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

      "Hamilton" shall mean Hamilton Insurance Company, a Virginia corporation.

      "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined or classified by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any Governmental Authority, (iii) the presence of which require investigation, response or remediation under any Environmental Law, (iv) that constitute a nuisance or a trespass or pose a health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

      "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.


      "Historical Financial Statements" shall have the meaning given to such term in Section 4.10(a).

      "Historical Statutory Statements" shall have the meaning given to such term in Section 4.10(d).

      "Hunter Note" shall mean the Front Royal, Inc. 9.00% Note Due December 31, 1996, dated as of May 19, 1993, from the Borrower to F.R. Group, Inc., in the original principal amount of $500,000.

      "IPO" shall mean the first public offering of common stock of the Borrower, by the Borrower or through underwriters, whether on a "firm commitment" or "best efforts" basis, for the account of the Borrower pursuant to an offering registered with the Securities and Exchange Commission.

      "IRIS Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System or, in lieu thereof, any successor or other substantially similar guidelines intended to measure the financial performance of companies in the property and casualty insurance industry, as the same shall be in effect from time to time.

      "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured and in the stated amount thereof), (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services that, in accordance with Generally Accepted Accounting Principles, would be required to be shown on a balance sheet of such Person as a liability, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (vi) all obligations of such Person under Capital Leases to the extent such obligations are required, in accordance with Generally Accepted Accounting Principles, to be included on such Person's balance sheet at the time of determination, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date, (viii) the net termination obligations of such Person under Hedge Agreements, calculated as of any date as if such Hedge Agreements were terminated as of such date, (ix)

any Contingent Obligation of such Person, and (x) all indebtedness referred to in clauses (i) through (ix) above that is nonrecourse to the credit of such Person but is secured by any property or asset owned or held by such Person, but in any case only to the extent of the fair market value of the property of such Person securing such indebtedness; provided, however, that Indebtedness shall not include (y) amounts payable in the ordinary course of business under the terms of insurance policies issued, assumed or reinsured by an Insurance Subsidiary or (z) the Rights (subject to the limitations of Section 6.9(x)).

      "Insurance Code" shall mean, with respect to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or conducting business, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

      "Insurance Companies" shall mean each of Colony, FRIC, Hamilton and Rockwood.

      "Insurance Holding Company System Regulatory Act" shall mean the Insurance Holding Company System Regulatory Act, Section 58-19-1 et seq. of the General Statutes of North Carolina, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

      "Insurance Subsidiary" shall mean any Subsidiary of the Borrower the ability of which to pay dividends is regulated by a Department or other Governmental Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its state of domicile, including, without limitation, each of FRIC, Colony and Hamilton and, as of the Closing Date and after giving effect to the Acquisition, Rockwood.

      "Interest Period" shall have the meaning given to such term in Section
2.10.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      "Investment Grade Securities" shall mean non-equity securities that are rated "BBB-" (or the then equivalent grade) or better by Standard & Poor's, Fitch Investor Services, Inc. or Duff & Phelps Credit Rating Company, "Baa3" (or the then equivalent grade) or better by Moody's, "2" or better by the NAIC, or an equivalent rating by an equivalent rating agency selected by the Agent.

      "Investments" shall have the meaning given to such term in Section 6.11.

      "Issuer Group" shall mean any Person and each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person. For the purpose of this definition, with respect to any Person that is controlled through the voting of securities, "control" means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors or other managers of such person. Such term shall not include a Person that is a federal governmental unit, political subdivision thereof or any federal government agency.

      "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Tranche for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, or at the option of the Agent in any event, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's Loan comprising part of such Tranche, by (ii) the amount equal to 1.00 minus the Reserve Requirement for such Interest Period. The LIBOR Rate shall be rounded to the next higher 1/100 of one percentage point.

      "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 9.7, and their respective successors and assigns.

      "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent.

      "Licenses" shall have the meaning given to such term in Section 4.4(c).

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar statement or notice under the applicable Uniform Commercial Code or comparable recording statute of any jurisdiction securing or purporting to secure any Indebtedness.

      "Loans" shall have the meaning given to such term in Section 2.1.

      "Loan Documents" shall mean and collectively refer to this Agreement, the Term Notes, the Borrower Pledge and Security Agreement, the Borrower Collateral Assignment of Agreements, the Subsidiaries Collateral Assignment of Agreements, the Escrow Agreement, the Subsidiaries Guaranty, any Hedge Agreement entered into by the Borrower in respect of the Obligations (but only so long as such Hedge Agreement is entered into with a Lender as counterparty) and any and all other agreements, certificates, instruments and documents, heretofore, now or hereafter executed by or in behalf of the Borrower or any of its Subsidiaries and delivered to the Agent or any Lender with respect to any of the foregoing or with respect to the transactions contemplated hereby or thereby (other than the Transaction Documents), and in each case, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

      "Margin Stock" shall have the meaning given to such term in Regulation U.

      "Material Adverse Change" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or prospects of (a) the Borrower or the Borrower and its Subsidiaries, taken as a whole, or (b) Rockwood or Rockwood and its Subsidiaries, taken as a whole, and (ii) with reference to any time or period from and after the Closing Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

      "Material Adverse Effect" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of (a) the Borrower or the Borrower and its Subsidiaries, taken as a whole, or (b) Rockwood or Rockwood and its Subsidiaries, taken as a whole, and (ii) with reference to any time or period from and after the Closing Date, a material adverse effect upon (a) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under any Loan Document or Transaction Document to which it is a party, (c) the legality, validity or enforceability of any Loan Document or Transaction Document, in each case as to the obligations of the Borrower or any of its Subsidiaries thereunder, or (d) the perfection or priority of the Liens granted to the Agent for the benefit of the Lenders under the Loan Documents or the rights and remedies of the Agent and Lenders under the Loan Documents; except, in the case of clauses (c) and (d) above, to the extent any such effect is caused by any act or omission on the part of the Agent or Lenders.

      "Material Asset" shall have the meaning given to such term in Section 6.8.

      "Maturity Date" shall mean the thirtieth (30th) day prior to the seventh anniversary of the Closing Date.

      "Multiemployer Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions. Notwithstanding the foregoing, the term "Multiemployer Plan" shall not include any such multiemployer plan to which any Subsidiary or ERISA Affiliate contributed or was obligated to make contributions before (but not after) it became a Subsidiary or ERISA Affiliate.

      "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

      "Net Cash Proceeds" shall mean, with respect to any Asset Disposition or Equity Issuance, cash payments received net of reasonable accounting, legal and recording expenses, selling and brokerage commissions and discounts and underwriting fees and other reasonable fees and expenses incurred in connection with such disposition, issuance or sale (but only to the extent that the amounts so deducted are paid to a Person not an Affiliate of the Borrower); provided, that Net Cash Proceeds from an Asset Disposition shall be further reduced (i) in the amount of any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition and (ii) to the extent the proceeds are used to pay principal of, and premium and interest on, any Indebtedness that is secured by a Permitted Lien on the property that is the subject of such Asset Disposition and to the extent that such Indebtedness is required by the transferee of such Asset Disposition to be paid as a condition thereto.

      "Net Income" shall mean, with respect to any Person for any period, the net income (or loss) of such Person for such period, determined in accordance with Generally Accepted Accounting Principles.

      "Net Overhead" shall mean, for any period, the difference of (i) the aggregate of all operating costs and expenses of the Borrower and CMS (including, without limitation, for rent, utilities, taxes and payroll) incurred or paid by the Borrower or CMS during such period on behalf of the Insurance Subsidiaries, other than payments of interest in respect of Indebtedness, minus
(ii) the aggregate of all management, servicing and other administrative fees paid by the Insurance Subsidiaries to the Borrower or CMS during such period, including, without limitation, all amounts paid under the Services Agreements.

      "Net Tax Payments" shall mean (i) the aggregate amounts paid or reasonably estimated to be paid to the Borrower by its Subsidiaries pursuant to the Tax Allocation Agreements, or other tax sharing or allocation agreements or arrangements in effect, in respect of taxable income realized during a Measurement Period, less (ii) Tax Payments paid or reasonably estimated to be paid by the Borrower in respect of taxable income realized during such

Measurement Period.

      "Net Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown on line 32, page 8, Part 2B, column 4 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

      "Non-Insurance Subsidiary" shall mean any Subsidiary of the Borrower other than an Insurance Subsidiary.

      "Non-Investment Grade Securities" shall mean non-equity securities that are rated lower than "BBB-" (or the then equivalent grade), but no lower than "B-" (or the then equivalent grade), by Standard & Poor's, Fitch Investor Services, Inc. or Duff & Phelps Credit Rating Company, lower than "Baa3" (or the then equivalent grade), but no lower than "B3" (or the then equivalent grade), by Moody's, "3" or "4" by the NAIC, or an equivalent rating by an equivalent rating agency selected by the Agent.

      "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

      "Obligations" shall mean all indebtedness, liabilities and obligations owing, due or payable from the Borrower to the Agent, any Lender or any other Person entitled thereto, of any kind or nature, under this Agreement or any of the other Loan Documents, direct or indirect, absolute or contingent, primary or secondary, now existing or hereafter arising and however acquired (including those acquired by assignment), including, without limitation, all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses and other amounts payable by the Borrower under this Agreement or any of the other Loan Documents.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

      "PIC" shall have the meaning given to such term in the recitals hereof.

      "Participant" shall have the meaning given to such term in Section 9.7(d).

      "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan subject to the provisions of Title IV of ERISA) and to which the Borrower, any of its Subsidiaries or any ERISA Affiliate may have any liability. Notwithstanding the foregoing, the term "Pension Plan" shall not include any such employee pension benefit plan with respect to which any Subsidiary or ERISA Affiliate may have any liability attributable to periods before (but not after) it became a Subsidiary or ERISA Affiliate.

      "Permitted Liens" shall mean any of the following types of Liens:

            (a) Liens created by the Loan Documents;

            (b) Liens set forth on Schedule 1.1(b);

            (c) Liens securing letters of credit issued for the benefit of the Insurance Subsidiaries in the ordinary course of their business to secure reinsurance obligations;

            (d) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics and materialmen, and other similar Liens in respect of property of the Borrower or any of its Subsidiaries, incurred in the ordinary course of business for sums not constituting borrowed money, that do not materially detract from the value of such property and that are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien) and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles or other appropriate provision made therefor;

            (e) Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

            (f) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty, or to the extent that the nonpayment thereof is permitted by Section 5.8;

            (g) Purchase money Liens upon property used by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof to the extent such Indebtedness is permitted under
      Section 6.9(ix), provided that any such Lien (i) shall attach to such property concurrently or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property (as determined in good faith by the board of directors of the Borrower or such Subsidiary) as of the time of acquisition of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any Subsidiary of the Borrower;


            (h) Liens securing Capital Lease Obligations to the extent such Capital Lease Obligations are permitted under Section 6.9(ix), provided that any such Lien (i) shall secure only the payment of the Indebtedness under the respective Capital Lease and (ii) shall not encumber any other property of the Borrower or any Subsidiary of the Borrower;

            (i) With respect to any real property, all easements, rights of way, restrictions (including zoning restrictions), minor defects and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

            (j) Any attachment or judgment Lien not constituting an Event of Default under Section 7.1(1) and that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles or other appropriate provision made therefor;

            (k) Any other Liens that the Required Lenders may approve in writing from time to time; and

            (l) Liens securing the Existing Senior Debt, provided that such Liens shall be terminated promptly following the Closing Date.

      "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

      "Premier" shall mean Premier Auto Insurance Company, a Pennsylvania stock insurance company, formerly known as Somerset Casualty Insurance Company.

      "Prepayment Event" shall have the meaning given to such term in Section 2.6(h).

      "Pro Forma Balance Sheet" shall mean the pro forma consolidated balance sheet of the Borrower and its Subsidiaries required to be attached to the Financial Condition Certificate.

      "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

      "Projected Debt Service" shall mean, as of the last day of any fiscal quarter, for the period of four consecutive fiscal quarters following such date, an amount equal to the aggregate (without duplication) of all scheduled principal and interest reasonably estimated by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be paid by the Borrower and its Subsidiaries during such four-quarter period in respect of Indebtedness (including, without limitation, the Loans), based on interest rates in effect and being paid as of the date of determination.

      "Projected Net Overhead" shall mean, as of the last day of any fiscal quarter, for the period of four consecutive fiscal quarters following such date, an amount equal to the difference of (i) the aggregate of all operating costs and expenses of the Borrower and CMS (including, without limitation, for rent, utilities, taxes and payroll) reasonably estimated by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be incurred or paid by the Borrower or CMS during such four-quarter period on behalf of the Insurance Subsidiaries, other than payments of interest in respect of Indebtedness, minus
(ii) the aggregate of all management, servicing and other administrative fees reasonably estimated by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be paid by the Insurance Subsidiaries to the Borrower or CMS during such four-quarter period, including, without limitation, all amounts required to be paid during such four-quarter period under the Services Agreements.

      "Projections" shall have the meaning given to such term in Section
4.10(c).

      "Qualified Plan" shall mean any Pension Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code, and the trust created thereunder that is intended to be tax-exempt under Section 501(a) of the Internal Revenue Code, and that the Borrower, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains or to which it makes or is obligated to make contributions, or, in the case of a "multiple employer plan" within the meaning of Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five-plan year period, but excluding any Multiemployer Plan.

      "Quarterly Statement" shall mean, with respect to any Insurance Company for any fiscal quarter, the quarterly financial statements of such Insurance Company as required to be filed with the Department of its state of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

      "Register" shall have the meaning given to such term in Section 9.7(b).

      "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X of the Federal Reserve Board or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby an Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed by such an Insurance Subsidiary under a policy or policies of insurance issued by such an Insurance Subsidiary.

      "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

      "Required Lenders" shall mean the Lenders holding outstanding Loans or, prior to the Closing Date, Commitments, representing more than sixty-six and two-thirds percent (66-2/3%) of the aggregate at such time of all outstanding Loans or Commitments.

      "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.

      "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal rounded to the next higher 1/100 of 1%) in effect for any day during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

      "Responsible Officer" shall mean, when used herein or in any other Loan

Document to specify individuals having knowledge of the subject matter of any representation, warranty, obligation or other matter, the president, chief financial officer, or any vice president responsible for either claims or human resources of the Borrower or any of its Subsidiaries who has actual knowledge, or who, in the course of the normal performance of his operational responsibilities, would have knowledge, of such subject matter and the requirements with respect thereto.

      "Rights" shall mean the rights issued in connection with the Class C Common Stock as set forth in a rights agreement or similar document.

      "Rockwood" shall have the meaning given to such term in the recitals hereof.

      "Sellers" shall mean PIC and Trirock.

      "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $100 per share, of the Borrower issued to PIC on the Closing Date, the terms of which are set forth in the Amended Charter.

      "Services Agreements" shall mean the Current Services Agreements and any similar service, management or other agreement or arrangement entered into after the date hereof between CMS or the Borrower and any of their Subsidiaries and approved by each relevant Department or other Governmental Authority having jurisdiction, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Required Lenders pursuant to the terms hereof.

      "Solvent" shall mean, with respect to any Person at any time, that such Person (i) has capital sufficient to carry on its business as presently conducted and as then proposed to be conducted, (ii) has assets with a fair saleable value at such time (A) not less than the amount required to pay the probable liability on its then existing debts as they become absolute and matured and (B) greater than the total amount of its liabilities (including identified contingent liabilities) at such time, and (iii) does not then intend to, and does not then believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature; and, in the case of an Insurance Subsidiary, shall mean in addition that such Insurance Subsidiary, at such time, satisfies the minimum capital requirements of each relevant Department.

      "Special Dividend" shall mean the distribution by Rockwood of $8,500,000 contemporaneously with the Acquisition pursuant to Section 2.3(b) of the Stock Purchase Agreement.

      "Statutory Accounting Principles" shall mean, with respect to any

Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Department, consistently applied and maintained and as applicable to the facts and circumstances on the date of determination.

      "Statutory Liabilities" shall mean, with respect to any Insurance Subsidiary at any time, the amount shown on line 21, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

      "Statutory Net Income" shall mean, with respect to any Insurance Subsidiary for any period, the amount shown on line 16, page 4, column 1 of the Annual Statement of such Insurance Subsidiary for such period, or the amount determined in a consistent manner for any period other than a period for which an Annual Statement of such Insurance Subsidiary is prepared.

      "Stock Purchase Agreement" shall have the meaning given to such term in the recitals hereof.

      "Subscription Agreement" shall mean the agreement pursuant to which the Class C Common Stock, Rights and Warrants are issued.

      "Subsidiaries Collateral Assignment of Agreements" shall mean the Collateral Assignment of Agreements, dated as of the Closing Date, made by the Non-Insurance Subsidiaries in favor of the Agent and Lenders, in substantially the form of Exhibit F-2, as amended, modified or supplemented from time to time.

      "Subsidiaries Guaranty" shall mean the Subsidiaries Guaranty, dated as of the Closing Date, made by the Non-Insurance Subsidiaries in favor of the Agent and Lenders, in substantially the form of Exhibit E, as amended, modified or supplemented from time to time.

      "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, in the case of a corporation, or of the ownership or beneficial interests, in the case of a Person not a corporation, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

      "Surviving Indebtedness" shall have the meaning given to such term in
Section 3.11(j).


      "Tax Allocation Agreements" shall mean, collectively, (i) the Tax Allocation Agreement, dated as of December 12, 1994, between the Borrower and Colony, (ii) the Tax Allocation Agreement, dated as of December 12, 1994, between the Borrower and Hamilton, (iii) the Tax Allocation Agreement, dated as of November 22, 1994, between the Borrower and FRIC, and (iv) Tax Allocation Agreement, in form and substance reasonably satisfactory to the Required Lenders to be executed on or promptly following the Closing Date, between the Borrower and Rockwood, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Required Lenders pursuant to the terms hereof.

      "Tax Payments" shall mean, for any period, the aggregate (without duplication) of all federal, state and local income, franchise and other taxes required to be deducted from consolidated revenue of the Borrower and its Subsidiaries in determining Consolidated Net Income for such period.

      "Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A, executed and delivered to the Lenders pursuant to Section 2.4(a), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

      "Tranche" shall mean any part or all of the Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

      "Transaction Documents" shall mean, collectively, (i) this Agreement and the other Loan Documents, (ii) the Stock Purchase Agreement and the documents and instruments required by the terms of the Stock Purchase Agreement to be executed and delivered by the parties in connection with the closing of the transactions contemplated thereby, including, without limitation, the Shareholders and Registration Rights Agreement, Lease and Non-Competition and Non-Solicitation Agreements (each as defined in the Stock Purchase Agreement),
(iii) the Tax Allocation Agreements, the Current Services Agreements, and the Employment Agreements, (iv) the Equity Documents and (v) any and all other agreements, certificates, instruments and documents, heretofore, now or hereafter executed by or in behalf of the Borrower or any of its Subsidiaries with respect to any of the foregoing or with respect to the transactions contemplated thereby or any of the other Transactions, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Required Lenders pursuant to the terms hereof.

      "Transactions" shall mean, collectively, the transactions contemplated by the Transaction Documents, including (i) the making of the Loans, (ii) the Acquisition, (iii) the prepayment of the Existing Senior Debt, the Existing Subordinated Debt, and the Hunter Note, (iv) the issuance of securities including Class C Common Stock, Rights and Warrants pursuant to the Equity Documents, and (v) the payment of permitted fees and expenses in connection with the foregoing.

      "Triangle" shall mean Triangle Engineering, Inc., a North Carolina corporation.

      "Trirock" shall have the meaning given to such term in the recitals hereof.

      "Type" shall have the meaning given to such term in Section 2.2(a).

      "Unfunded Pension Liabilities" shall mean the excess of a Pension Plan's accrued benefits, within the meaning of Section 3(23) of ERISA, over the current value of its assets, within the meaning of Section 3(26) of ERISA.

      "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case such term shall mean the Uniform Commercial Code of such state.

      "Wachovia Indebtedness" shall mean the Indebtedness, in the maximum aggregate principal amount of $650,000, owed by FRESI to Wachovia Bank of North Carolina, N.A. pursuant to the Wachovia Notes and secured by accounts receivable and other assets of FRESI and guaranteed by the Borrower and FREIM.

      "Wachovia Notes" shall mean (i) the Note and Security Agreement, dated as of April 9, 1996, from FRESI to Wachovia Bank of North Carolina, N.A., providing for a line of credit in favor of FRESI in the original maximum principal amount of $425,000, and (ii) the Note and Security Agreement, dated as of April 9, 1996, from FRESI to Wachovia Bank of North Carolina, N.A., providing for a term loan to FRESI in the original principal amount of $225,000, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those approved by the Required Lenders pursuant to the terms hereof.

      "Warrants" shall mean the Warrants of the Borrower issued pursuant to the terms of the Equity Documents.

      "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

      "Withdrawal Liabilities" shall mean, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4021 of ERISA, if the Borrower, each of its Subsidiaries and each ERISA Affiliate made a complete withdrawal from all Multiemployer Plans, and any increase in contributions pursuant to Section 4243 of ERISA.

      1.2. Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, Statutory Accounting Principles) as then in effect. Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles or Statutory Accounting Principles after the date hereof are required to be applied to the transactions described herein and would materially affect the computation of the financial covenants contained in Sections 6.1 through 6.7, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1995 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Department after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1995 Annual Statements or Quarterly Statements, as the case may be.

      1.3. Other Terms: Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

      2.1. Loans. Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a term loan (each, a "Loan," and collectively, the "Loans") to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. No Loans shall be made at any time after the Closing Date. To the extent repaid, the Loans may not be reborrowed.

      2.2. Borrowing. (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan) or a combination thereof, provided that, notwithstanding any other provision of this Agreement, the Loans shall be made initially as Base Rate Loans.

      (b) The Borrower hereby requests a borrowing of the Loans on the Closing Date in an amount equal to the aggregate Commitments. Not later than 2:00 p.m., Charlotte time, on the Closing Date, each Lender will make available to the Agent at its office referred to in Section 9.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the Commitment of such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Agent.

      2.3. Disbursements: Funding Reliance: Domicile of Loans. (a) The Borrower hereby authorizes the Agent to disburse the proceeds of the Loans in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in the Account Designation Leher.

      (b) Unless the Agent has received, prior to 2:00 p.m., Charlotte time, on the Closing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion of the borrowing to be made on the Closing Date, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on the Closing Date in accordance with the provisions of Section 2.2(b), and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on the Closing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the Adjusted Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of such borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of such borrowing.

      (c) Subject to Section 2.19, each Lender may, at its option, make and maintain its Loan or any portion thereof at, to or for the account of any of its

Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

      2.4. Term Notes. (a) The Loan made by each Lender shall be evidenced by a Term Note appropriately completed in substantially the form of Exhibit A. Each Term Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Commitment (or, in the case of a Term Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Loan), (v) bear interest in accordance with the provisions of Section 2.8, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

      (b) Each Lender will record on its internal records each payment received by it in respect thereof and will, in the event of any transfer of part or all of its Term Note, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount of the Loan evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Term Notes.

      2.5. Termination of Commitments. The Commitments shall be automatically and permanently terminated at 5:00 p.m., Charlotte time, on the earlier of (i) January 31, 1997, (ii) the tenth Business Day following receipt of the approvals, permits and consents required pursuant to Section 3.1(f), and (iii) the Closing Date.

      2.6. Mandatory Repayments and Prepayments. (a) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Loans in the amounts and on the dates set forth below:

            Date                          Payment Amount
            ----                          --------------

            July 1, 1997                  $1,250,000
            January 2, 1998               $1,250,000
            July 1, 1998                  $2,125,000
            January 2, 1999               $2,125,000
            July 1, 1999                  $2,500,000
            January 2, 2000               $2,500,000
            July 1, 2000                  $3,000,000

            January 2, 2001               $3,000,000
            July 1, 2001                  $3,125,000
            January 2, 2002               $3,125,000
            July 1, 2002                  $3,500,000
            January 2, 2003               $3,500,000
            July 1, 2003                  $3,500,000
            Maturity Date                 $3,500,000

      (b) To the extent not previously paid, and except to the extent due or made sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable on the Maturity Date.

      (c) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Net Cash Proceeds from any Equity Issuance (other than an IPO) and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that no prepayment pursuant to this Section 2.6(c) shall be required from the first $250,000 of Net Cash Proceeds from any such Equity Issuance in each fiscal year, up to an aggregate limit of $750,000 of Net Cash Proceeds excluded pursuant to this proviso; provided, further, that no prepayment pursuant to this Section 2.6(c) must be made prior to the last Business Day of the fiscal quarter in which the Equity Issuance takes place, unless the aggregate amount of the required prepayments pursuant to this Section 2.6(c) shall be greater than $50,000.

      (d) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans with the Net Cash Proceeds from an IPO in an amount equal to the lesser of (i) 75% of such Net Cash Proceeds or (ii) an amount such that the Capitalization Ratio, determined as of the last day of the fiscal quarter most recently ended and after giving pro forma effect to the consummation of the offering and such prepayment of the Loans as if such transactions were effected on such date, would equal 0.20 to 1.0; provided, however, that no such prepayment shall be required in the event that the Capitalization Ratio as of the last day of the fiscal quarter most recently ended, determined on a pro forma basis after giving effect to the consummation of the IPO (but without giving pro forma effect to any prepayment of the

Loans out of such Net Cash Proceeds), would equal not more than 0.20 to 1.0. Concurrently with such prepayment, the Borrower will deliver to the Agent a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds.


      (e) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that no prepayment pursuant to this
Section 2.6(e) shall be required from (i) the sale of the Capital Stock of Premier to Fort Washington as permitted by Section 6.8(i), (ii) any sale of the Capital Stock of Hamilton as permitted by Section 6.8(ii) or (iii) the first $2,000,000 of Net Cash Proceeds from other Asset Dispositions in each fiscal year. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under Section 6.8

      (f) Concurrently with the delivery of its annual financial statements after the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, and in any event not later than one hundred twenty (120) days after the last day of each such fiscal year, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 35% of Excess Cash Flow, if any, for such fiscal year and will deliver to the Agent, concurrently with such prepayment, a certificate, substantially in the form of Exhibit B, signed by its chief financial officer and setting forth the calculation of such Excess Cash Flow; provided, however, that no such prepayment shall be required under this subsection with respect to the fiscal year ending December 31, 1997 if the Earnings Coverage Ratio is greater than or equal to
1.55 to 1.0 as of the last day of such fiscal year.

      (g) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of all amounts (including interest), if any, received by the Borrower pursuant to Section 2.2(b) of the Stock Purchase Agreement as a return of the escrowed portion of the purchase price for the Acquisition.

      (h) Each prepayment of the Loans made pursuant to subsections (c) through
(g) above (each, a "Prepayment Event") shall be applied to reduce the outstanding principal amount of the Loans, with each such reduction to be applied to the scheduled principal payments on the Loans (as set forth in subsection (a) above) in the inverse order of maturity. Each such prepayment shall be applied ratably among the Lenders in proportion to the principal amount of the Loans held by each, and shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. In the event and on each occasion that a Prepayment Event occurs, the Borrower shall give to the Agent and the Lenders at least five

Business Days' prior written notice of such event (to the extent practicable) and the amount of the Loans anticipated to be prepaid.


      (i) Amounts to be applied to the prepayment of LIBOR Loans as provided in
Section 2.6(h) on a day other than the last day of the Interest Period applicable thereto shall, at the option of the Borrower, be applied to prepay such LIBOR Loans immediately, together with all amounts required under Section
2.18 to be paid as a consequence thereof, or shall be deposited in a separate Prepayment Account (as defined below) for the LIBOR Loans to be prepaid. The Agent shall apply any cash deposited in the Prepayment Account to prepay Tranches of LIBOR Loans chronologically on the last day of their respective Interest Periods until all outstanding LIBOR Loans have been prepaid or until all the allocable cash on deposit in the Prepayment Account has been exhausted. The term "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection. The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the Interest Periods of the Tranches of LIBOR Loans to be prepaid; provided, however, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any Requirement of Law and
(ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay the LIBOR Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant hereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest, if any, on such investments shall be deposited in the Prepayment Account and invested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Section 7.2, the Agent may, in its sole discretion, immediately apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby pledges and assigns to the Agent, for the benefit of the Lenders, each Prepayment Account established hereunder to secure the Obligations. Amounts remaining in Prepayment Accounts after the Loans are fully paid and all other outstanding Obligations are satisfied shall be returned to the Borrower or as otherwise required by law.

      2.7. Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice to the Agent given not later than 11:00 a.m., Charlotte time, five (5) Business Days prior to each intended prepayment, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $125,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans within any single Tranche shall reduce the aggregate outstanding principal amount of LIBOR Loans within such Tranche to less than $2,000,000 or to any greater amount not an integral multiple of $125,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the applicable Interest Period) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein.

      (b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied to the scheduled principal payments on the Loans (as set forth in Section 2.6(a)) in the inverse order of maturity. Each such prepayment shall be applied ratably among the Lenders in proportion to the principal amount of the Loans held by each.

      2.8. Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the Closing Date until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

      (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

      (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

            (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the first Business Day of each calendar quarter, beginning with April 1, 1997; provided, that in the event all of the Loans are repaid or prepaid in full, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

            (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all of the Loans are repaid or prepaid in full, then accrued interest in respect of all LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

            (iii) at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

      (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

      (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Tranche of LIBOR Loans after its receipt of the relevant Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

      2.9. Fees.  The Borrower agrees to pay:

            (a) To First Union, for its own account, on the Closing Date, the fees described in paragraphs (i) and (ii) of the Fee Letter, in the amounts set forth therein as due and payable on such date; and

            (b) To the Agent, for its own account, the annual administrative fee described in paragraph (iii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

      2.10. Interest Periods. Concurrently with the giving of a Notice of Conversion/ Continuation in respect of any Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans within a single Tranche, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to each such LIBOR Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; provided, however, that:

            (i) all LIBOR Loans within a single Tranche shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the continuation of, or conversion into, such LIBOR Loan, and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) LIBOR Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

            (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

            (v) the Borrower may not select any Interest Period that begins prior to the third (3rd) Business Day after the Closing Date or that expires after the Maturity Date;

            (vi) no Interest Period may be selected that would end after a scheduled date for repayment of principal of the Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

            (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such

      Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month;

            (viii) if, upon the expiration of any Interest Period applicable to any Tranche of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto; and

            (ix) LIBOR Loans of six-month Interest Periods shall be available to the Borrower only if corresponding Dollar deposits in the London interbank Eurodollar market are available to each Lender as of the date of the proposed conversion or continuation.

      2.11. Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert a Tranche of any Base Rate Loans into an equivalent Tranche of LIBOR Loans, or to convert a Tranche of any LIBOR Loans into an equivalent Tranche of Base Rate Loans, or (ii) to continue a Tranche of any LIBOR Loans for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $125,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $2,000,000 or, if greater, an integral multiple of $125,000 in excess thereof; and no partial conversion of LIBOR Loans within any single Tranche shall reduce the outstanding principal amount of LIBOR Loans remaining within such Tranche to less than $2,000,000 or to any greater amount not an integral multiple of $125,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

      (b) The Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit C and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted
or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

      2.12. Method of Payments: Computations. (a) All payments by the Borrower hereunder or under any Term Note shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders), at the Agent's office referred to in Section 9.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (iv) in Section 2.10 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

      (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the payment owing to such Lender bears to the total amount of such payment owing to all of the Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the Lenders as required hereinabove after receiving a payment for the account of the Lenders, the Agent will pay to each Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender.

      (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, each Lender shall repay to the

Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

      (d) Each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment not made as and when required hereunder to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Agent and the Borrower); provided, however, that the failure to give such notice shall not affect the validity of such debit by such Lender.

      (e) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

      (f) Any prepayment of the Loans, whether mandatory or voluntary, will not affect the Borrower's obligations, including its obligation to continue making payments, in connection with any Hedge Agreement, which Hedge Agreement will remain in effect pursuant to its terms and notwithstanding the occurrence of any prepayment.

      2.13. Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

      (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.


      2.14. Use of Proceeds. The proceeds of the Loans shall be used solely (i) to finance a portion of the purchase price of the Acquisition, (ii) to prepay in full the Existing Senior Debt, (iii) to prepay in full the Existing Subordinated Debt and the Hunter Note, and (iv) to pay or reimburse reasonable fees and expenses in connection with the consummation of the Acquisition, the consummation of the transactions contemplated hereby and the consummation of the other Transactions.

      2.15. Pro Rata Treatment: Sharing of Payments. (a) All continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective outstanding Loans. All payments on account of principal of or interest on the Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

      (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 9.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

      2.16. Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

      (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loan, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

      (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and (iii) any Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

      (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and (iii) any Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

      Determinations by the Agent or any Lender for purposes of this Section
2.16 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. Except as set forth in
Section 2.19, no failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section 2.16 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section 2.16 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

      2.17. Taxes. (a) Any and all payments by the Borrower hereunder or under any Term Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than income and franchise taxes (including United States withholding taxes imposed on any Non-U.S. Lender (as defined in subsection (d) below) with respect to its income tax liability to the United States), imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Term Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

      (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

      (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section 2.17 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

      (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment),
(i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Term Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Term Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

      (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      2.18. Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/ Continuation,
(ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to
Section 7.2), (iii) if any
prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section
2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section
2.18. Determinations by any Lender for purposes of this Section 2.18 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

      2.19. Replacement of Lenders: Mitigation. The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender that (i) has requested compensation from the Borrower under Section 2.16(a), 2.16(b), or 2.17 or (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.16(d), by written notice to such Lender and the Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"); provided that (i) the notice from the Borrower to the Replaced Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 9.7(a), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender, and (iii) all other obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including amounts payable under Section 2.16(a), 2.16(b) or 2.17 or under Section 2.18 (to the extent actually incurred by the Replaced Lender as of the Replacement Effective
Date) whether as a result of the actions required to be taken under this Section
2.19 or otherwise, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date. Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to request compensation under Sections 2.16(a), 2.16(b) or 2.17, or give notice under Section 2.16(d) and in any event if so requested by the Borrower, each Lender shall use reasonable efforts to make, fund or maintain its affected Loans through another Lending Office if, as a result thereof, the reserves, increased costs or any other amount payable by the Borrower to such Lender would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of such Lender, the making, funding or maintaining of such Loans through such other Lending Office would not in any material respect be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

                                  ARTICLE III

                            CONDITIONS OF BORROWING

      3.1. Conditions of Closing. The obligation of each Lender to make its Loan on the Closing Date is subject to the satisfaction of the following conditions precedent:

            (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and the certificates required to be delivered under the Borrower Pledge and Security Agreement, in sufficient executed originals for each Lender:

                  (i) a Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, duly completed in accordance with the provisions of Section 2.4(a) and executed by the Borrower;

                  (ii) the Borrower Pledge and Security Agreement, duly
            completed and executed by the Borrower, together with the certificates evidencing the capital stock being pledged thereunder as of the Closing Date and undated stock powers for each such certificate, duly executed in blank;

                  (iii) the Borrower Collateral Assignment of Agreements, duly completed and executed by the Borrower;

                  (iv) the Escrow Agreement, duly completed and executed by the
            Borrower;

                  (v) the Subsidiaries Guaranty, duly completed and executed by each Non-Insurance Subsidiary of the Borrower;

                  (vi) the Subsidiaries Collateral Assignment of Agreements,
            duly completed and executed by each Non-Insurance Subsidiary of the Borrower;

                  (vii) the favorable opinion of (A) Robinson Silverman Pearce
            Aronsohn & Berman LLP, counsel to the Borrower, Brooks, Pierce, McLendon, Humphrey & Leonard, special North Carolina counsel to the Borrower, Hunton & Williams, special Virginia counsel to the Borrower, and

            Saul, Ewing, Remick & Saul, special Pennsylvania regulatory counsel to the Borrower, each in form reasonably satisfactory to the Agent and substantially covering the opinion matters set forth in Exhibit H, and (B) the favorable North Carolina enforceability opinion of Robinson, Bradshaw & Hinson, P.A., in each case addressed to the Agent and the Lenders, and addressing such other matters as the Agent or any Lender may reasonably request; and

                  (viii) a letter from each of Dilworth, Paxon, Kalish & Kaufman
            LLP, counsel to PIC, Kirkpatrick & Lockhart LLP, counsel to Trirock,

            and Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Borrower, each addressed to the Agent and the Lenders, and each to the effect that the Agent and the Lenders are entitled to rely on its opinion delivered in connection with the Acquisition as if such opinion were addressed to them and attaching a copy thereof.

            (b) The Agent shall have received a certificate, signed by the president or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the making of the Loans and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the making of the Loans and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, the making of the Loans and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the consummation of the Acquisition have been satisfied and have not been waived or amended without the prior written consent of the Agent.

            (c) The Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and each of its Subsidiaries party to the Subsidiaries Guaranty, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of its articles or certificate of incorporation and all amendments thereto, certified as of a recent date by the Secretary of State of its state of incorporation, and that the same has not been amended since the date of such certification (and also, as to the Borrower, that attached thereto is a true and complete copy of the Amended Charter, in the form presented for filing with the Secretary of State of North Carolina on or prior to the Closing Date), (ii) that attached thereto is a true and complete copy of its bylaws and all amendments thereto, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by its board of directors authorizing the execution, delivery and performance by the Borrower or such Subsidiary, as the case may be, of the Loan Documents to which it is a party, and as to the incumbency and genuineness of the signature of each of its officers executing any of such Loan Documents on its behalf, and attaching all such copies of the documents described above.

            (d) The Agent shall have received (i) a certificate as of a recent date as to the corporate existence or good standing of each of the Borrower and each of its Subsidiaries under the laws of its state of incorporation, from the Secretary of State or other applicable Governmental Authority of such state, (ii) to the extent generally provided, a certificate or letter as of a recent date as to the tax status of each of the Borrower and each of its Subsidiaries from the department of revenue or equivalent taxing authority of its state of incorporation, certifying that the Borrower or such Subsidiary, as the case may be, has filed all required tax returns and does not owe any delinquent taxes, and
      (iii) a certificate of compliance as of a recent date for each Insurance Subsidiary, issued by the Department of the jurisdiction in which such Insurance Subsidiary is domiciled.

            (e) The terms of the Series A Preferred Stock and Class C Common Stock as set forth in the Amended Charter shall be satisfactory to the Lenders (and shall provide, without limitation, that no cash dividends or other cash payments may be paid in respect of the Series A Preferred Stock or the Class C Common Stock and that any Indebtedness arising from the Series A Preferred Stock or the Class C Common Stock shall be subordinated to the satisfaction of the Lenders); and all other aspects of the structure and documentation of the Transactions, all legal, tax, accounting and other matters relating to the Transactions, and all corporate or other proceedings incident to the Transactions, shall be reasonably satisfactory in form and substance to the Lenders, and the Agent shall have received copies of the executed Transaction Documents in such number as it shall have reasonably requested.

            (f) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions (including without limitation the Department's consent to the Special Dividend and to the disclaimer of affiliate relationship between the Borrower and any of its Subsidiaries, on the one hand, and either PIC or Fort Washington, on the other) shall have been obtained (without the imposition of conditions that are not acceptable to the Lenders), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Transaction Documents or the consummation of the Transactions, or that, in the opinion of the Lenders, could reasonably be expected to have a Material Adverse Effect.

            (g) The Stock Purchase Agreement shall not have been amended, modified or supplemented, nor any provision thereof waived, in any material respect since the date thereof, except as shall have been approved in writing by the Lenders; the parties to the Stock Purchase Agreement shall have duly complied with and performed in all material respects all of its agreements and conditions set forth in the Stock Purchase Agreement required to be complied with or performed by it on or prior to the closing date thereunder; the Stock Purchase Agreement shall be in full force and elect; the Agent shall have received evidence satisfactory to it that, concurrently with the making of the Loans hereunder, all material conditions to closing the Acquisition set forth in the Stock Purchase Agreement shall have been met or waived with the consent of the Lenders and the Acquisition shall be consummated in accordance with the terms of the Stock Purchase Agreement and in compliance with all applicable Requirements of Law, including any necessary stockholder approvals.

            (h) The Agent shall have received evidence in form and substance satisfactory to it that the Borrower shall have received gross cash proceeds of not less than $12,700,000 from the issuance of its Class C Common Stock, Rights and Warrants on terms and conditions set forth in the Equity Documents.

            (i) The Agent shall have received evidence satisfactory to it that the Amended Charter has been duly filed with the Secretary of State of North Carolina.

            (j) The Agent shall have received evidence satisfactory to it that all Indebtedness of the Borrower and its Subsidiaries, other than Indebtedness listed with the consent of the Lenders on Schedule 4.28 as outstanding as of the Closing Date (collectively, "Surviving Indebtedness"), including, without limitation, (i) the Existing Senior Debt, (ii) the Existing Subordinated Debt and (iii) the Hunter Note, has been paid, satisfied or extinguished in full and that all Liens and guarantees securing such Indebtedness have been released and terminated.

            (k) The Agent shall have received from the Borrower cash, in the amount of $6,000,000 and in immediately available funds, for deposit into the Cash Collateral Account created under the Escrow Agreement.

            (l) All transaction fees and expenses payable by or on behalf of the Borrower in connection with the Transactions shall be in an aggregate amount acceptable to the Agent, and the Agent shall have received such evidence thereof in form and substance satisfactory to it (including itemizations thereof) as it shall have reasonably requested.

            (m) The Agent and each Lender shall have received copies of the

      Historical Financial Statements and the Historical Statutory Statements.

            (n) The Agent shall have received certified reports from an independent search service satisfactory to it listing (i) any judgment or tax lien filing that names the Borrower or any of its Subsidiaries as debtor in any of such jurisdictions as shall have been selected by the Agent and (ii) any Uniform Commercial Code financing statement that names the Borrower or any of its Subsidiaries as debtor in any of such jurisdictions as shall have been selected by the Agent, and the results thereof shall be satisfactory to the Agent.

            (o) The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Borrower Pledge and Security Agreement, the Borrower Collateral Assignment of Agreements, the Subsidiaries Collateral Assignment of Agreements shall have been completed, or arrangements satisfactory to the Agent for the completion thereof shall have been made.

            (p) Since December 30, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change (it being understood that the Acquisition and the other Transactions do not, as such, constitute a Material Adverse Change).

            (q) The Borrower shall have paid (i) to First Union, the unpaid balance of the fees described in paragraphs (i) and (ii) of the Fee Letter, (ii) to the Agent, the initial payment of the annual administrative fee described in paragraph (iii) of the Fee Letter, and
      (iii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Loan Document to be paid on or prior to the Closing Date (including the reasonable fees and expenses of counsel to the Agent) in connection with this Agreement and the transactions contemplated hereby.

            (r) The Agent and Lenders shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in Sections 4.10(b) and 4.10(c), all of which shall be in form and substance satisfactory to the Agent and the Lenders.

            (s) The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 5.6 have been satisfied, including receipt of copies of the declarations pages from the policies affording the insurance coverages described on Schedule 4.25.

            (t) The Agent and Lenders shall have received a schedule of the investment portfolio of Rockwood as of the calendar month-end immediately preceding the Closing Date, together with a listing of all securities transactions in each investment portfolio from the date of such information through the Closing Date, all of which shall be in form and substance reasonably satisfactory to the Agent and the Lenders, and no material adverse change shall have occurred with respect to such investment portfolio since the date of such disclosure.

            (u) The Agent and Lenders shall have received copies of the most recent actuarial reports of each of Colony, FRIC, Hamilton and Rockwood, all of which shall be in form and substance reasonably satisfactory to the Agent and the Lenders.

            (v) The Agent shall have received evidence that, contemporaneously with the Acquisition and the making of the Loans, the Special Dividend shall have been made by Rockwood.

            (w) Each of the representations and warranties contained in Article V and in the other Loan Documents shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date, both immediately before and after giving effect to the consummation of the Transactions, the making of the Loans and the application of the proceeds thereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

            (x) No Default or Event of Default shall have occurred and be continuing, both immediately before and after giving effect to the consummation of the Transactions, the making of the Loans and the application of the proceeds thereof.

            (y) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the Loans.

            (z) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the Transactions as it shall have reasonably requested.

                                  ARTICLE IV


                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and each Lender, on the date hereof and on the Closing Date, both before and after giving effect to the Acquisition, as follows; provided, that, on the date hereof and on the Closing Date, to the extent such representations and warranties relate to Rockwood and its Subsidiaries, they are made to the best knowledge of the
Borrower:

      4.1. Corporate Existence and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Loan Documents and the Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, and all such jurisdictions are listed in Schedule 4.1.

      4.2. Authorization; Enforceability. Each of the Borrower and its Subsidiaries (i) has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Loan Documents and Transaction Documents to which it is or will be a party, and (ii) has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Loan Documents and Transaction Documents to which it is or will be a party. This Agreement constitutes, and each of the other Loan Documents and Transaction Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries to the extent a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

      4.3. No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries of the Loan Documents and the Transaction Documents to which it is a party, and compliance by it therewith, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any applicable Requirement of Law,
(iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which it is a party, by which it or any of its properties is bound or to which it may be subject, (iv) result in or require the creation or imposition of any Lien upon any of its properties, other than Liens created pursuant to the Loan Documents, or (v) require the approval or consent of any Person not a Governmental Authority, other than such approvals and consents as have been obtained as required.

      4.4. Governmental Authorization; Permits. (a) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority is required in connection with (i) the due execution, delivery and performance by each of the Borrower and its Subsidiaries of the Loan Documents and Transaction Documents to which it is a party, the consummation of the Transactions or the legality, validity or enforceability hereof or thereof or (ii) the perfection and maintenance (including maintenance of priority) of the Liens created pursuant to the Loan Documents, in each case other than filings specifically contemplated by the Loan Documents and other than such filings and approvals as have been made or obtained and are set forth in Schedule 4.4(a).

      (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, the failure to obtain which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. None of such approvals, licenses, permits or authorizations contains any term, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business.

      (c) Without limitation of the provisions of subsection (b) above, Schedule 4.4(c) lists, both (i) as of the date hereof and (ii) as of the Closing Date and immediately after giving effect to the Acquisition, all of the jurisdictions in which each of the Insurance Subsidiaries holds licenses (including, without limitation, licenses or certificates of authority from relevant Departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each of the Insurance Subsidiaries is permitted to be engaged with respect to each License therein listed. To the knowledge of any Responsible Officer, except as set forth on Schedule 4.4(c) (x) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings,
(y) there is no sustainable basis for such a suspension, revocation or limitation, and (z) no such suspension, revocation or limitation is threatened in writing by any relevant Department. No Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 4.4(c), where such business requires any license, permit or other authorization of a Department or other Governmental Authority of such jurisdiction.

      4.5. Litigation. There are no actions. investigations, suits or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower and its Subsidiaries or any of their respective properties seeking damages in the aggregate in excess of $250,000 (other than normal claims made in the ordinary course of business pursuant to written policies and except as set forth on Schedule 4.5) or that would otherwise, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or
(ii) with respect to this Agreement, any of the other Loan Documents, any of the Transaction Documents or any of the Transactions.

      4.6. Taxes. Each of the Borrower and its Subsidiaries has timely filed all tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable (including, without limitation, all required withholding taxes, social security taxes and other similar payroll taxes), other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no action, suit, audit, investigation, assessment, claim or proceeding pending or, to the knowledge of any Responsible Officer, threatened in writing, regarding any taxes relating to the Borrower or any of its Subsidiaries, other than those matters described on
Schedule 4.6.

      4.7. Subsidiaries. Schedule 4.7 sets forth a list, both (i) as of the date hereof and (ii) as of the Closing Date and immediately after giving effect to the Acquisition, of all of the

Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock, and each direct owner thereof. Except for the shares of capital stock expressly indicated on Schedule 4.7, there are no shares of capital stock or warrants, rights, options or other equity securities of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer. Each Person indicated on Schedule 4.7 as the direct owner of the outstanding shares of capital stock of any Subsidiary of the Borrower is, or as of the Closing Date will be, the sole legal, record and beneficial owner of, and has, or as of the Closing Date will have, good and valid title to, all such capital stock, free and clear of all Liens other than the security interest created in favor of the Agent for the benefit of the Lenders under the Borrower Pledge and Security Agreement. Neither the Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture.


      4.8. Full Disclosure. All factual information concerning the Borrower and its Subsidiaries (including, without limitation, Rockwood) heretofore or contemporaneously furnished to the Agent or Lenders in writing and prepared by or on behalf of the Borrower or any of its Subsidiaries (including, without limitation, all information contained in the Loan Documents and the Transaction Documents) for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby is, and all other such factual information hereafter furnished to the Agent or Lenders in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, taken as a whole together with all other such information in light of the circumstances under which such information was provided, not misleading.

      4.9. Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate Regulations G, U, T or X of the Federal Reserve Board, as in effect from time to time, and any successor regulations thereto, or for any purpose that would violate any provision of the Exchange Act.

      4.10. Financial Matters. (a) The Borrower has heretofore furnished to the Agent and Lenders copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries, and the unaudited consolidated balance sheets of Rockwood and its Subsidiaries, as of calendar years ended 1993, 1994, and 1995, and the related statements of income and cash flows for the fiscal years then ended, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, and of Rockwood and its Subsidiaries, as of September 30, 1996, and the related statements of income for the nine-month period then ended (collectively, the "Historical Financial Statements"). The Historical Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited Historical Financial Statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial position of the Borrower and its Subsidiaries and of Rockwood and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries and Rockwood and its Subsidiaries, respectively, for the respective periods then ended. Except as fully reflected in the most recent Historical Financial Statements and the notes thereto or in the Pro Forma Balance Sheet, as of the Closing Date, and after giving effect to the Transactions, there will be no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since the date of the most recent audited Historical Financial Statements, there has been no Material Adverse Change, and, to the knowledge of any Responsible Officer, no Material Adverse Change is threatened or reasonably likely to occur (it being understood that the Acquisition and the other transactions contemplated by the Transaction Documents do not, as such, constitute a Material Adverse Change). Neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so.

      (b) The Pro Forma Balance Sheet, a copy of which has heretofore been furnished to the Agent and Lenders, has been prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of footnotes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) and, subject to stated assumptions having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower and its Subsidiaries on an unaudited pro forma consolidated basis as of the date set forth therein after giving effect to the Transactions.

      (c) The Borrower has prepared, and has heretofore furnished to the Agent and Lenders copies of, annual projected balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for the period from January 1, 1997 through December 31, 2003, giving effect to the Transactions (the "Projections"). In the opinion of the Borrower's management, the assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower in light of the historical financial performance of the Borrower and the financial and operating condition of the Borrower at the time prepared and represent a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

      (d) The Borrower has heretofore furnished to the Agent and Lenders copies of (i) the Annual Statement of each of Colony, FRIC, Hamilton and Rockwood as of December 31, 1995, and for the fiscal year then ended, each as filed with the relevant Department, and (ii) the Quarterly Statement of each of such Insurance Companies as of June 30, 1996, and September 30, 1996, and for the six-month and nine-month periods then ended, each as filed with the relevant Department (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities) have been prepared in accordance with Statutory

Accounting Principles (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by Statutory Accounting Principles and to normal year-end audit adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial position of the respective Insurance Companies covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Companies covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and Statutory Liabilities), no Insurance Company had, as of the date of its respective Historical Statutory Statements, any liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Principles, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Company fully and fairly disclose all of its transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

      (e) The investments of each of the Insurance Companies reflected in its most recently filed Annual Statement and Quarterly Statement comply in all material respects with all applicable requirements of the relevant Department and of any other Governmental Authority having jurisdiction over the investment of its funds. The amounts shown in the most recently filed Annual Statement and Quarterly Statement for each of the Insurance Companies for reserves, policy and contract claims, agents' balances and uncollected premiums and Statutory Liabilities were computed in accordance with commonly accepted actuarial standards consistently applied (other than changes disclosed to the Lenders and in compliance with applicable Requirements of Law), were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions that were in accordance with or more stringent than those called for in the insurance policies and contracts and in the related reinsurance, co-insurance or similar contracts of such Insurance Companies, were computed on the basis of assumptions consistent with those of the preceding fiscal year (other than changes disclosed to the Lenders and in compliance with applicable Requirements of Law), and meet the requirements of each relevant Department and of any other Governmental Authority having jurisdiction. Such reserves as established by each Insurance Company were, in the judgment of the Borrower, adequate as of such date for the payment by such Insurance Company of all of its insurance benefits, losses, claims and investigative expenses. Marketable securities and short-term investments reflected in each Insurance Company's most recently filed Annual Statement and Quarterly Statement are valued at cost, amortized cost or market value, as required by applicable Requirements of Law.


      4.11. Ownership of Properties. (a) Each of the Borrower and its Subsidiaries has good and marketable title to all real property owned by it, holds interests as lessee under valid leases in full force and effect with respect to all leased real and material personal property used in connection with its business, and has good title to all of its other properties and assets, including, without limitation, the assets reflected in the Pro Forma Balance Sheet (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens.

      (b) Other than (i) financing statements in favor of Wachovia Bank of North Carolina, N.A. with respect to the Wachovia Indebtedness and naming FRESI as debtor, (ii) financing statements in favor of First Union National Bank of North Carolina with respect to the Existing Senior Debt, (iii) financing statements evidencing true leases of equipment that have been filed solely for notice purposes, (iv) other financing statements not included in (i), (ii) or (iii) above that are listed on the first page of Schedule 1.1(b), which financing statements (A) are in respect of obligations that are satisfied and (B) Borrower will promptly use its best efforts to have terminated, and (v) financing statements in favor of the Agent for the benefit of the Lenders, no financing statement that names the Borrower or any of its Subsidiaries as debtor has been filed and is still in effect, and neither the Borrower nor any of its Subsidiaries has signed any other financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.

      4.12. Employee Plans. (a) Schedule 4.12 lists all Employee Plans in effect and separately identifies Employee Plans intended to be Qualified Plans and Multiemployer Plans. The Borrower has heretofore made available true and complete copies of all such Employee Plans to the Agent.

      (b) Each Employee Plan is in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code (including provisions therein relating to the filing of reports in respect of such Employee Plan, which reports are true and correct in all material respects as of the date filed).

      (c) Each Qualified Plan either has an Internal Revenue Service favorable determination letter or the remedial amendment period under Section 401(b) of the Internal Revenue Code within which such a determination may be applied for has not yet expired, and the trusts created thereunder are exempt from tax under the provisions of Section 501 of the Internal Revenue Code, and, to the knowledge of any Responsible Officer, nothing has occurred that would cause the loss of such qualification or tax-exempt status.

      (d) There is no outstanding liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan, and none of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability.

      (e) No Employee Plan provides medical or other welfare benefits or extends coverage relating to such benefits beyond the last day of the month in which a participant's employment terminates, except to the extent required by Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under
Section 4980B of the Internal Revenue Code. Each of the Borrower, its Subsidiaries and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

      (f) No ERISA Event has occurred or, to the knowledge of any Responsible Officer, is reasonably expected to occur with respect to any Pension Plan.

      (g) There are no pending or, to the knowledge of any Responsible Officer, written threats of claims, actions or proceedings against or with respect to any Employee Plan by the Internal Revenue Service, Department of Labor, Equal Opportunity Employment Commission or any participant, beneficiary or other Person involving any aspect of any Employee Plan or its assets or any fiduciary with respect to any Employee Plan (other than routine benefit claims), nor are there any facts or circumstances that could reasonably be expected to form the basis for any such claim, action or proceeding.

      (h) Neither the Borrower nor any of its Subsidiaries, nor any ERISA Affiliate, has incurred or, to the knowledge of any Responsible Officer, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Pension Plan.

      (i) Neither the Borrower nor any of its Subsidiaries, nor any ERISA Affiliate, has engaged, directly or indirectly, in a Prohibited Transaction in connection with any Employee Plan, which Prohibited Transaction would be reasonably likely to have a Material Adverse Effect.

      (j) There is no outstanding penalty, interest or excise tax under the Internal Revenue Code or ERISA with respect to any Employee Plan, which penalty, interest or excise tax would be reasonably likely to have a Material Adverse Effect.

      (k) With respect to each Pension Plan, (i) all required contributions and payments have been made (including any employee election contributions described in

Section 401(k) of the Internal Revenue Code) and (ii) all benefits reasonably determined by the administrator of such Pension Plan to be payable thereunder have been paid.

      4.13. Solvency. On the date hereof and on the Closing Date, both before and after giving effect to the consummation of the Transactions, the Borrower and each of its Subsidiaries is and will be Solvent.

      4.14. Environmental Matters. (a) Except for the items disclosed on
Schedule 4.14, each of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) no Hazardous Substances are or have been generated, used, released, treated, disposed of or (except for analytical samples stored in the ordinary course of the consulting business of FRESI in compliance with all applicable Environmental Laws) stored, or otherwise located, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in compliance with all applicable Environmental Laws, and no portion of any such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, including, without limitation, the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Substance, (ii) no improvements on any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries contain any asbestos or substances containing asbestos, except to the extent the same would not be reasonably likely to have a Material Adverse Effect, and (iii) no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been the subject of an environmental audit, assessment or remedial action. The representations and warranties in this subsection (a) are made, with respect to Colony, FRIC and Hamilton, solely as to the knowledge of any Responsible Officer.

      (b) To the knowledge of any Responsible Officer and except for the items disclosed on Schedule 4.14, each of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, and (ii) no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems.

      (c) To the knowledge of any Responsible Officer and except for the items disclosed on Schedule 4.14, each of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) there are no underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries, and (ii) no underground storage tanks have ever been situated thereon.

      (d) All activities and operations of the Borrower and its Subsidiaries are in material compliance with the requirements of all applicable Environmental Laws, and each of the Borrower and its Subsidiaries has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits, and has generated and maintained in all material respects all required data, documentation and records required under all Environmental Laws. The representations and warranties in this subsection (d) are made, with respect to Colony, FRIC and Hamilton, solely as to the knowledge of any Responsible Officer.

      (e) To the knowledge of any Responsible Officer, neither the Borrower nor any of its Subsidiaries has ever sent any Hazardous Substance to a site that, pursuant to any Environmental Law, (i) has been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, or (2) is subject to any claim, administrative order or other request to take "response," "removal," "corrective" or "remedial" action, within the meaning of applicable Environmental Laws, or to pay for or contribute to the costs of cleaning up the site.

      (f) Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person with respect to, any actual or alleged Environmental Claims; and, to the knowledge of any Responsible Officer, there are no written threats of actions, suits, proceedings or investigations with respect to Environmental Claims.

      4.15. Trade Relations. There exists (i) no actual or, to the knowledge of any Responsible Officer, threatened termination, cancellation or limitation of, or any adverse modification of or change in, the business relationship of the Borrower or any of its Subsidiaries with any of its customers or any group of its customers whose purchases, individually or in the aggregate, are material to its business, or with any insurance agent or insurance agency or group of insurance agents or insurance agencies whose business relationship is, individually or in the aggregate, material to its business, and (ii) no condition or state of facts or circumstances that would be reasonably likely to have a Material Adverse Effect or prevent the Borrower or any of its Subsidiaries from conducting its business after the consummation of the Transactions in substantially the same manner in which it has heretofore been conducted.

      4.16. Labor Relations. To the knowledge of any Responsible Officer, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of any Responsible Officer, threatened against the Borrower or any of its Subsidiaries,
(ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of any Responsible Officer, threatened against the Borrower or any of its Subsidiaries and (iii) to the knowledge of any Responsible Officer, no petition for certification or union election or union organizing activities with respect to the Borrower or any of its Subsidiaries.

      4.17. Proprietary Rights. (a) Each of the Borrower and its Subsidiaries owns, or has the legal right to use pursuant to a valid license in full force and effect or otherwise, all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade names, processes and formulae, whether not registered or qualified (collectively, "Proprietary Rights"), necessary for the conduct of its business as presently conducted and as presently proposed to be conducted, without any known conflict with any Proprietary Right held by any other Person that, or the failure to obtain which, as the case may be, would (i) preclude the Borrower or any of its Subsidiaries from offering or selling any service or product currently offered or sold by it, or from using any Proprietary Right currently used by it in the geographic area and in the manner in which it currently offers or sells such product or service or (ii) otherwise materially interfere with the ability of the Borrower or any of its Subsidiaries to conduct its business as presently conducted and as presently proposed to be conducted.

      (b) No claim has been made or, to the knowledge of any Responsible Officer, has been threatened or is reasonably likely to be made, that the use by the Borrower or any of its Subsidiaries of any Proprietary Right presently used in the conduct of its business does or may violate or infringe the rights of any other Person, or otherwise contesting the validity, enforceability, use or ownership of any such Proprietary Right. The consummation of the Transactions will not impair the ownership by the Borrower or any of its Subsidiaries of, or the license or other right of the Borrower or any of its Subsidiaries to use, any such Proprietary Right.

      4.18. Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all reports, documents and other materials required to be filed by it with any Governmental Authority, has retained all records and documents required to be retained by it and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

      4.19. Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.


      4.20. Collateral. The provisions of the Borrower Pledge and Security Agreement, the Borrower Collateral Assignment of Agreements, the Subsidiaries Collateral Assignment of

Agreements, and the Escrow Agreement are effective to create in favor of the Agent for the benefit of the Lenders, upon the making of the Loans hereunder, and, as to the Collateral, (i) the possession by the Escrow Agent, for the benefit of the Lender, of the funds and investments maintained and held from time to time in the Cash Collateral Account, (ii) the possession by the Lender of certificates and instruments evidencing the Pledged Investments (as defined in the Borrower Pledge and Security Agreement), and (iii) the proper filing of appropriately completed financing statements in the offices of the North Carolina Secretary of State and the Wake County, North Carolina Register of Deeds and in the locations listed on Schedule 2 to the Borrower Pledge and Security Agreement, a valid and enforceable first priority perfected security interest in and Lien upon all right, title and interest of the Borrower in the Collateral described therein, subject only to Permitted Liens.

      4.21. Certain Contracts. Schedule 4.21 lists, both (a) as of the date hereof and (b) as of the Closing Date and immediately after giving effect to the Acquisition, each contract, agreement or commitment, written or oral, to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (other than as may be disclosed on another schedule to this Agreement or elsewhere herein and other than insurance policies written by the Insurance Companies in the ordinary course of business) and that (i) relates to employment or labor matters, (ii) involves aggregate consideration payable to or by any party thereto of $100,000 or more, or (iii) is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of the Borrower or any of its Subsidiaries (including, without limitation, the Current Services Agreements and the Tax Allocation Agreements), and also indicates the parties, subject matter and term thereof. Each such contract is in full force and effect; neither the Borrower nor any of its Subsidiaries or, to the knowledge of any Responsible Officer, any other party thereto, is in default under any such contract; and no Responsible Officer has any reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated.

      4.22. Reinsurance Agreements. Schedule 4.22 lists, both (a) as of the date hereof and (b) as of the Closing Date and immediately after giving effect to the Acquisition, each Reinsurance Agreement to which any of the Insurance Subsidiaries is a party, indicates the other parties thereto and the term thereof and also designates those Reinsurance Agreements containing any provision requiring or permitting any increase in premiums thereunder as a result of losses incurred with respect to policies ceded (a "Premium Adjustment Provision"). Each such Reinsurance Agreement is in full force and effect;

neither the Borrower nor any of its Insurance Subsidiaries or, to the knowledge of any Responsible Officer, any other party thereto, is in default under any such contract; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each such Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared. Except as expressly shown to the contrary on Schedule 4.22, each

Person to whom the Borrower or any of its Subsidiaries has ceded any liability pursuant to any Reinsurance Agreement has a rating of "A" or better by A.M. Best & Company. Schedule 4.22 also lists separately, both (a) as of the date hereof and (b) as of the Closing Date and immediately after giving effect to the Acquisition, each Reinsurance Agreement no longer in force to which any of the Insurance Subsidiaries was a party and under which, to the knowledge of any Responsible Officer, any material benefits or liabilities remain outstanding.

      4.23. No Burdensome Restrictions. There exists no restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents, (ii) the creation or assumption of any Lien upon the assets or properties of the Borrower or any of its Subsidiaries as security, directly or indirectly, for the Obligations, or (iii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock or any other interest or participation in its profits owned by the Borrower or any other Subsidiary of the Borrower, or to make loans or advances thereto, in each case other than such restrictions or encumbrances in effect on the Closing Date or existing under or by reason of (x) applicable law, (y) this Agreement and the other Loan Documents and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries; and neither the Borrower nor any of its Subsidiaries is a party to or bound by any other restriction, encumbrance or obligation, whether pursuant to its articles or certificate of incorporation, bylaws, contract or any applicable Requirement of Law, that could reasonably be expected to have a Material Adverse Effect.

      4.24. Business Locations: Trade Names. Schedule 4.24 lists each of the locations where the Borrower or any of its Subsidiaries maintains an office, a place of business or any records, together with each trade, previous corporate or other fictitious name under or by which the Borrower or any of its Subsidiaries has conducted its business.

      4.25. Carried Insurance. Schedule 4.25 sets forth a true and complete summary of all insurance policies or arrangements carried by the Borrower and its Subsidiaries, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance programs that are in effect. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or premium increase has been received by the Borrower or any of its Subsidiaries with respect to any such policies. The Borrower and each of its Subsidiaries are in substantial compliance with all conditions contained in such policies.

      4.26. Issued Policies. Except with respect to any terms specifically negotiated with policyholders, all policies of insurance issued by the Insurance Subsidiaries as now in force are, to the extent required under applicable law, on forms approved by the relevant

Governmental Authorities in the jurisdictions where issued, or have been filed with, and not objected to by, such Governmental Authorities within the period provided for objection. None of the terms embraced by the exception set forth in the preceding sentence adversely affects, or could reasonably be expected to adversely affect, the enforceability of any such policies or jeopardizes, or could reasonably be expected to jeopardize, the License of an Insurance Subsidiary in any jurisdiction. Any rates for premiums required to be filed with or approved by any Governmental Authority have been so filed or approved, and such premiums charged by each Insurance Subsidiary conform thereto in all respects.

      4.27. Certain Relationships. Except as set forth on Schedule 4.27, (i) no officer or director of the Borrower or any of its Subsidiaries owns, directly or indirectly, any interest in (other than less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director or employee of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, agent or customer of, or lender to or borrower from, the Borrower or any of its Subsidiaries, and (ii) no officer, director, shareholder or Affiliate of the Borrower or any of its Subsidiaries (y) owns, directly or indirectly, in whole or in part, any real or personal property, tangible or intangible, that the Borrower or any of its Subsidiaries uses in the conduct of its business, or (z) is a party to any contract or agreement, written or oral, with the Borrower or any of its Subsidiaries, or has any cause of action or other claim (including claims for the repayment of indebtedness) against, or owes any amount to, the Borrower or any of its Subsidiaries, except under the Employment Agreements and except for ordinary claims for accrued benefits under Employee Plans and similar matters.

      4.28. Indebtedness. Schedule 4.28 sets forth, both (i) as of the date hereof and (ii) as of the Closing Date and immediately after giving effect to the Acquisition, a complete and accurate list of all Indebtedness of the Borrower or any of its Subsidiaries (other than the Indebtedness incurred pursuant to this Agreement and the other Loan Documents), describes the agreement, note or other instrument evidencing such Indebtedness and lists the parties thereto, and indicates the principal amount outstanding thereunder, the scheduled maturity thereof and the existence of any Liens in respect thereof. All letters of credit described on Schedule 4.28 have been issued in support of liabilities that are reflected on the most recent Historical Financial Statements of the Insurance Subsidiaries. The Borrower has heretofore delivered, or on or prior to the Closing Date will deliver, true and complete copies of all such agreements, notes and other instruments to the Agent.

      4.29. Representations and Warranties in Transaction Documents. Each of the representations and warranties of the Borrower and its Subsidiaries set forth in the Transaction Documents (other than the Loan Documents) is true and correct as of the date made and as of the Closing Date.

      4.30. Transaction Documents. The Borrower has heretofore delivered, or will on or prior to the Closing Date deliver, to the Agent a true, complete and correct copy of each of the Stock Purchase Agreement and the other Transaction Documents executed and delivered in connection therewith, together with all amendments and modifications thereto. Each such Transaction Document (together with all schedules and exhibits thereto) comprises, or upon execution and delivery on or prior to the Closing Date will comprise, a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof, and there are no, and will not then be any, other agreements or understandings, written or oral, or side agreements not contained therein that relate to or modify the substance thereof. Each such Transaction Document is, or upon execution and delivery on or prior to the Closing Date will be, in full force and effect and, except with the prior approval of the Agent, no provision thereof has been, or will then have been, amended, modified or waived by any party thereto.

      4.31. Consummation of Transactions. As of the Closing Date, the Acquisition will have been consummated in accordance with the terms of the Stock Purchase Agreement and all applicable Requirements of Law, and the Borrower will be the legal owner of all of the outstanding Capital Stock of Rockwood, free and clear of any Liens other than the Liens created by the Loan Documents.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any of the Obligations shall remain unpaid, unless the Required Lenders shall have consented in writing:

      5.1. GAAP Financial Statements. The Borrower will deliver to each Lender:


            (a) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1997, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, retained earnings for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative figures for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the quarter; and

            (b) As soon as practicable and in any event within 120 days after the end of each fiscal year, beginning with the current fiscal year, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, retained earnings and cash flows for the Borrower and its

      Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures for the preceding fiscal year, certified by Ernst & Young or another independent certified public accounting firm reasonably acceptable to the Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial position and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Event of Default arising under any of Section 6.1 through 6.9, 6.11 through 6.13 or 6.19, or a statement specifying the nature and period of existence of any such Event of Default disclosed by their audit; provided, however that such accountants shall not be liable by reason of the failure to obtain knowledge of any Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

      5.2. Statutory Financial Statements. The Borrower will deliver to each
Lender:

            (a) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1997, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Department, prepared in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the quarter; and

            (b) As soon as practicable and in any event within sixty (60) days after the end of each fiscal year, beginning with the current fiscal year, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Department, prepared in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year; and concurrently with the filing thereof with the NAIC, the consolidated Annual Statements of all of the Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year then ended, prepared in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year; and

            (c) As soon as practicable and in any event (i) promptly after filing with the relevant Department, or (ii) within 120 days after request therefor by the Required Lenders, a certification as to the most recent Annual Statement of any Insurance Subsidiary by the Borrower's independent certified public accounting firm referred to in Section 5.1(b), together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such Annual Statement presents fairly the financial position and results of operations of such Insurance Subsidiary as of the date and for the period indicated in accordance with Statutory Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.

      5.3. Other Business and Financial Information. The Borrower will deliver to each Lender:

            (a) Concurrently with each delivery of the financial statements described in Sections 5.1, 5.2(a) and 5.2(b), a Compliance Certificate with respect to the period covered by the financial statements then being delivered and in the form of Exhibit J-1 or Exhibit J-2, as applicable, executed by the chief financial officer of the Borrower (together, in the case of the financial statements described in Section 5.1, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.2, 6.4, 6.5 and 6.7 as of the last day of the period covered by such financial statements, and in the case of the financial statements described in Section 5.2(a) and 5.2(b), with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1, 6.3 and 6.6 as of the last day of the period covered by such financial statements);

            (b) Promptly upon filing with the relevant Department and in any event within ninety (90) days after the end of each fiscal year, beginning with the current fiscal year, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Department not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable Insurance Code;

            (c) As soon as practicable and in any event within 120 days after the end of each fiscal year, beginning with the current fiscal year, an Actuarial Report with respect to each Insurance Subsidiary as of the end of such fiscal year;

            (d) As soon as practicable and in any event (i) prior to the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, new business plans and a consolidated and consolidating operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year and (ii) within 90 days after the start of each fiscal year, beginning with the fiscal year beginning January 1, 1998, projected financial statements for the Borrower and its Subsidiaries for a five-year period from the first day of such fiscal year, consisting of consolidated and consolidating balance sheets, statements of income and cash flows, together with a certificate of the president or chief financial officer of the Borrower to the effect that such budgets and financial projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby, all in form and substance satisfactory to the Lenders;

            (e) Promptly upon (and in any event within three (3) Business Days after) receipt thereof, a copy of each final report to each Insurance Subsidiary from the NAIC as to such Insurance Subsidiary's status under the relevant IRIS Tests;

            (f) Promptly upon (and in any event within three (3) Business Days after) receipt thereof, copies of any "management letter" or other significant report or other communication submitted to the Borrower or any of its Subsidiaries by its certified public accountants, and any response reports from the Borrower or any such Subsidiary in respect thereof, in connection with each annual, interim or special audit;

            (g) Promptly upon (and in any event within three (3) Business Days after) the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all reports on examination or similar reports, financial examination reports or market conduct examination reports by the NAIC or any Department or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, (iv) all Insurance Holding Company Systems Act filings with Governmental Authorities made by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates, and (v) all press releases and other statements that the Borrower or any of its Subsidiaries shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business;

            (h) Within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each annual report on Form 5500 required to be filed under ERISA in connection with each Employee Plan; and

            (i) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries as the Agent or any Lender may from time to time reasonably request.


      5.4 Notice of Certain Events. The Borrower will promptly, but in no event later than five (5) Business Days after any Responsible Officer obtains knowledge thereof, give written notice to the Agent and each Lender of:

            (a) The occurrence of any Default or Event of Default, together with a written statement of the president or chief financial officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that each of the Borrower and its Subsidiaries has taken and proposes to take with respect thereto;

            (b) The occurrence of any material development in any action, suit, investigation or proceeding described in Schedule 4.5 or the institution or threat in writing of the institution of any action, suit, investigation or proceeding of the type described in Section 4.5, including, in each instance, any such investigation or proceeding by any Department or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), together with copies of any filings, communications, reports or other information relating thereto made available to the Borrower or any of its Subsidiaries;

            (c) The receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of a notice of violation or noncompliance by the Borrower or any of its Subsidiaries that, if established, would be reasonably likely to have a Material Adverse Effect, or a notice of any actual or written threat of suspension, termination, limitation or revocation of any material license, permit or authorization (including, without limitation, any License) of the Borrower or any of its Subsidiaries, together with a copy of such notice and any other information relating thereto made available to the Borrower or any of its Subsidiaries;

            (d) The occurrence of any actual or (to the knowledge of any Executive Officer) proposed changes in any Insurance Code governing the investment or dividend practices of any of the Insurance Subsidiaries that would be reasonably likely to have a Material Adverse Effect (for purposes of this subsection, "Executive Officer" shall mean (i) any Responsible Officer of the Borrower and (ii) any president, chief executive officer, chief financial officer, chief operating officer, executive vice president or senior vice president of any Subsidiary of the Borrower);

            (e) The occurrence of any proposed or actual amendment or modification to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any Reinsurance Agreements that are in a runoff mode on the Closing Date, which amendment or modification could reasonably be expected to have a Material Adverse Effect, or the receipt by the Borrower or any of its Subsidiaries of any written notice of denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party or any cancellation or change in any insurance policy carried by it, which, in any case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

            (f) The occurrence of any ERISA Event with respect to the Borrower or any of its ERISA Affiliates, together with (i) a written statement of the president or chief financial officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto, (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (iii) any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

            (g) The occurrence of any of the following, together with a reasonably detailed description thereof and copies of any filings, communications, reports or other information relating thereto made available to the Borrower or any of its Subsidiaries: (i) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any of the real property, leased or owned, of the Borrower or any of its Subsidiaries; (ii) any pending Environmental Claim or written threat of an Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; or
      (iii) any other condition or occurrence on or arising from or with respect to any real property, leased or owned, of the Borrower or any of its Subsidiaries, that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned, or (z) could reasonably be anticipated to cause any of such real property, or any interest therein (including leaseholds), to be subject to any restrictions on ownership, occupancy, use or transfer under any Environmental Law;

            (h) Any information that would cause the representations and warranties made pursuant to Article IV, to the extent such representations and warranties related to Rockwood and its Subsidiaries, to be materially incorrect or misleading; and

            (i) Any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the president or chief financial officer of the Borrower setting forth the nature and period of existence thereof and the action that each of the Borrower and its Subsidiaries has taken and proposes to take with respect thereto.

      5.5. Corporate Existence; Franchises; Maintenance of Properties; etc. The Borrower will, and will cause each of its Subsidiaries to:

            (a) Maintain and preserve in full force and effect its corporate existence; provided, that, so long as they have remained inactive from the Closing Date and have de minimis assets, the Borrower may dissolve Triangle or FRETS or both of them;

            (b) Obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations (including, without limitation, Licenses) required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect; and

            (c) Keep all properties useful to its business in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

      5.6. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, including, without limitation, applicable Insurance Codes.

      5.7. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all Indebtedness as and when due (subject to any applicable subordination provisions) and otherwise, in all material respects, comply with and perform all contracts, agreements and instruments creating or evidencing Indebtedness to which it is a party, and (ii) pay all other obligations in accordance with their respective terms or customary trade practices (except to the extent being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles) and, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, otherwise comply with and perform all contracts, agreements and instruments (other than those creating or evidencing Indebtedness) to which it is a party.

      5.8. Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

      5.9. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with responsible insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by prudent companies similarly situated (including all coverages in effect as of the date hereof), and in any event as may be required by applicable Requirements of Law and as shall be reasonably satisfactory to the Agent.

      5.10. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to:

            (a) Maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles or Statutory Accounting Principles, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it; and

            (b) Permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time during business hours as may be reasonably requested.

      5.11. Interest Rate Protection. Within ninety (90) days after the Closing Date, the Borrower will enter into or obtain, and will maintain in full force and effect, Hedge Agreements pursuant to which the Borrower will obtain protection against increases in interest rates, either (i) covering increases in excess of three percentage points (3%) as to not less than fifty percent (50%) of all principal amounts outstanding from time to time under the Loans for a period of not less than three (3) years after the Closing Date, or (ii) on such other terms and conditions as are reasonably acceptable to the Agent. The Borrower will deliver to the Agent, promptly upon receipt thereof, copies of such Hedge Agreements, and promptly upon request therefor, any other information reasonably requested by the Agent to evidence its compliance with the provisions of this Section.


      5.12. Dividends. The Borrower will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to the Borrower as shall be necessary for the Borrower to make payments of the principal of and interest on the Loans in accordance with this Agreement, including scheduled repayments and mandatory prepayments required under Section 2.6, without the necessity of using funds held in the Cash Collateral Account. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments to the Lenders, the Borrower will forthwith exercise its best efforts and take all actions premised by law and necessary to obtain such approval.

      5.13. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto or restatements hereof and any other agreements, instruments, financing statements, certificates or other documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Loan Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and Lenders under this Agreement and the other Loan Documents.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any of the Obligations shall remain unpaid, unless the Required Lenders shall have consented in writing:

      6.1. Consolidated Statutory Surplus. The Borrower will not permit Consolidated Statutory Surplus to be less than $60,000,000 at any time from and after the Closing Date.

      6.2. Capitalization Ratio. The Borrower will not permit the Capitalization Ratio to be greater than 0.5 to 1.0 at any time from and after the Closing Date.

      6.3. Operating Leverage Ratio. The Borrower will not permit, at any time from and after the Closing Date, the ratio of (i) Consolidated Net Written Premiums to Consolidated Statutory Surplus to be greater than 2.5 to 1.0 or (ii) Consolidated Gross Written Premiums to Consolidated Statutory Surplus to be greater than 5.0 to 1.0 (or, in either case, any lower ratio required under any applicable Requirement of Law).

      6.4. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than (i) 1.25 to 1.0 as of the last day of the fiscal quarter ending December 31, 1996, and as of the last day of any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1998, and (ii) 1.3 to 1.0 as of the last day of any fiscal quarter ending thereafter.

      6.5. Earnings Coverage Ratio. The Borrower will not permit the Earnings Coverage Ratio to be less than (i) 1.15 to 1.0 as of the last day of the fiscal quarter ending December 31, 1996, and as of the last day of any fiscal quarter ending thereafter up to and including the fiscal quarter ending December 31, 1998, and (ii) 1.3 to 1.0 as of the last day of any fiscal quarter ending thereafter.

      6.6. Risk-Based Capital. The Borrower will not permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of any Insurance Subsidiary to be less than (i) as of the last day of the fiscal year ending December 31, 1996, and as of the last day of any fiscal year ending thereafter up to and including the fiscal year ending December 31, 1998, 135% of the applicable "Company Action Level RBC" (within the meaning of the Model Act) for such Insurance Subsidiary at such time, and (ii) as of the last day of any fiscal year ending thereafter, to be less than 150% of the applicable "Company Action Level RBC" for such Insurance Subsidiary at such time.

      6.7. Capital Expenditures. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries shall exceed (i) $1,500,000 during the fiscal year ending December 31, 1997 and (ii) $1,000,000 in any fiscal year thereafter.

      6.8. Merger, Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, enter into any consolidation, merger or other combination, or directly or indirectly sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions, any Material Assets, or enter into any arrangement with any Person providing for the lease by the Borrower or any of its Subsidiaries as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing; provided, however, that, (i) on the Closing Date, Rockwood may sell all of the issued and outstanding Capital Stock of Premier to Fort Washington in accordance with the Transaction Documents or on other terms and conditions satisfactory to the Lenders, (ii) Colony may grant an option to Fort Washington to purchase all of the issued and outstanding Capital Stock of Hamilton in accordance with the Transaction Documents or on other terms and conditions satisfactory to the Agent and, subject to such terms and conditions, such sale may occur upon exercise of the option, and (iii) so long as they have remained inactive from the Closing Date and have de minimis assets, the Borrower may dissolve Triangle or FRETS or both of them. For purposes of this Agreement, "Material Asset" shall mean (i) any asset or line of business of the Borrower or any of its Subsidiaries that is material to its business, operations or condition (financial or otherwise), including, without limitation, as to an Insurance Subsidiary at any time, any insurance product line to which greater than five percent (5%) of such Insurance Subsidiary's Net Written Premiums for the prior fiscal year are attributable, and (ii) any Capital Stock of any Subsidiary of the Borrower.

      6.9. Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

            (i) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

            (ii) accrued expenses, current trade payables and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money;

            (iii) noncurrent trade payables being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles;

            (iv) current amounts due within seven Business Days to or from brokers for securities transactions in the ordinary course of business;

            (v) Indebtedness under letters of credit for the benefit of the Insurance Subsidiaries in the ordinary course of their business to secure reinsurance obligations;

            (vi) Indebtedness of the Borrower under the Hedge Agreements required to be entered into pursuant to Section 5.11;

            (vii) Surviving Indebtedness listed on Schedule 4.28 and in amounts not exceeding the amounts listed thereon;

            (viii) Indebtedness of the Borrower's Subsidiaries to the Borrower in an aggregate principal amount not to exceed $300,000 at any time, provided that such Indebtedness is, concurrently with its issuance, evidenced by a written promissory note in form and substance satisfactory to the Agent and pledged to the Agent for the benefit of the Lenders pursuant to the Borrower Pledge and Security Agreement;

            (ix) Indebtedness incurred by the Borrower or any of its Subsidiaries (but not by any of the Insurance Subsidiaries) to finance Capital Expenditures permitted under Section 6.8, provided that the aggregate amount of all payments of principal and interest made in respect of such Indebtedness during any fiscal year shall not, when taken together with all other Capital Expenditures made during such fiscal year, exceed
      (i) $1,500,000 during the fiscal year ending December 31, 1997 and (ii) $1,000,000 in any fiscal year thereafter; and

            (x) Indebtedness of the Borrower issued in payment of (i) accrued dividends with respect to the Series A Preferred Stock in accordance with the terms of the Amended Charter and (ii) any payments arising from the exercise of the Rights; provided that such Indebtedness, in either case,
      (a) is fully subordinated in right and time of payment to the prior payment in full in cash of the Obligations on terms satisfactory to the Required Lenders, (b) matures by its terms no earlier than the seventh anniversary of the Closing Date, (c) does not include any provision creating a cross-default or cross-acceleration in respect of the Obligations (d) does not require any cash payment of interest or principal at any time prior to maturity, and
      (e) is otherwise satisfactory to the Required Lenders in all respects.
      (xi) purchase money note to Trirock for $13,180,000, provided, that any such note must be paid in full on or before January 15, 1997.

      6.10. Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than Permitted Liens.

      6.11. Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create, organize or acquire any Subsidiary or otherwise purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or (other than in the ordinary course of business)

acquire any of the assets or properties of any Person (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

                  (i) Cash Equivalents and, as to the Insurance Subsidiaries,
            Investment Grade Securities maintained in compliance with the provisions of clause (ix) below, but in each case excluding Asset Backed Derivative Securities;

                  (ii) prepaid expenses incurred, and loans and advances to
            employees for reasonable travel and business expenses made, in the ordinary course of business;

                  (iii) without duplication, Investments permitted as
            Indebtedness under Section 6.9;

                  (iv) Investments made in the consummation of the Acquisition, including, without limitation, the promissory note of Fort Washington in a principal amount not exceeding $2,500,000, given in respect of the purchase of the Capital Stock of Premier;

                  (v) accounts receivable owing to the Borrower or any of its
            Subsidiaries created in the ordinary course of business and payable in accordance with customary terms prevailing in the industry;

                  (vi) Investments made in connection with marketing joint
            ventures entered into in the ordinary course of business, in an amount not exceeding $100 with respect to each such joint venture;

                  (vii) existing Investments in corporations that are
            Subsidiaries as of the Closing Date;

                  (viii) loans in an aggregate amount of up to $250,000 to
            employees of the Borrower or its Subsidiaries for purchases of the Borrower's Capital Stock; and

                  (ix) other Investments by any of the Insurance Subsidiaries in compliance with the following restrictions (for purposes of the following, valuations of Investments in equity securities shall be made on the basis of cost):

            (a) All Investments of each Insurance Subsidiary shall be in compliance at all times with the applicable Insurance Code and with all applicable insurance laws and regulations of any other relevant jurisdictions relating to investments by such Insurance Subsidiary;


            (b) The aggregate Investments of any Insurance Subsidiary in Investment Grade Securities rated "A-" or lower or the then equivalent grade by any of the rating agencies listed in the definition of "Investment Grade Securities" shall constitute at all times no more than ten percent (10%) of Admitted Assets of such Insurance Subsidiary;

            (c) The aggregate Investments of any Insurance Subsidiary in Non-Investment Grade Securities shall constitute at all times no more than two percent (2%) of Admitted Assets of such Insurance Subsidiary;

            (d) The aggregate Investments of any Insurance Subsidiary in equity securities shall constitute at all times no more than seven percent (7%) of Admitted Assets of such Insurance Subsidiary, provided, that interests in closed end bond funds (A) having investment parameters limited to (y) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America and (z) Investment Grade Securities rated "AAA" or the then equivalent grade by any of the rating agencies listed in the definition of "Investment Grade Securities," or (B) having investment parameters substantially limited to Investment Grade Securities rated "2" or higher, or the then equivalent grades, by the NAIC and which closed end bond fund Investments are otherwise applied against the investment limitations of Section 6.11(ix)(b), in either case shall not be considered equity securities for purposes of this subsection (d);

            (e) The aggregate Investments of any Insurance Subsidiary in securities of an Issuer Group shall constitute at all times no more than two percent (2.0%) of Admitted Assets of such Insurance Subsidiary during the period from the Closing Date through December 31, 1998, and no more than one and one-half percent (1.5%) of Admitted Assets of such Insurance Subsidiary thereafter;

            (f) The aggregate Investments of any Insurance Subsidiary in any single equity security shall constitute at all times no more than one and one-quarter percent (1.25%) of Admitted Assets of such Insurance Subsidiary during the period from the Closing Date through December 31, 1998, and no more than one percent (1.0%) of Admitted Assets of such Insurance Subsidiary thereafter; and

            (g) The promissory note or notes from Fort Washington representing a portion of the purchase price for the Capital Stock of Premier or Hamilton or both of them to the extent such Capital Stock is sold pursuant to
      Section 6.8(i) and (ii);

      provided, however, that, with respect to any violation of Section 6.11(ix)

      that in the reasonable determination of the Agent has not resulted and is not likely to result in a Material Adverse Effect, the Borrower shall have sixty (60) days following the end of the calendar month in which the violation occurred to cure such violation.

      6.12. Transactions with Affiliates. Except for transactions (i) otherwise permitted hereunder or described in Schedule 4.27 or (ii) transactions between the Borrower and its Wholly-Owned Subsidiaries or between Wholly-Owned Subsidiaries of the Borrower, the Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, or any Affiliate of any of the foregoing, including without limitation PIC and Fort Washington, except transactions that are otherwise permitted under this Agreement and are entered into in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary.

      6.13. Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

            (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

            (ii) for so long as no Default shall have occurred and be continuing, the Borrower may make (y) non-cash dividend payments with respect to the Series A Preferred Stock to the extent expressly required under the terms of the Amended Charter and (z) non-cash payments upon the exercise of the Rights; provided, however, that, any such non-cash payments are made in compliance with Section 6.9(x);

            (iii) each Subsidiary may declare and make dividend payments or other distributions to the Borrower or another Subsidiary to the extent permitted under applicable Requirements of Law and, as to the Insurance Subsidiaries, by each relevant Department (including, subject to the foregoing limitations, the Special Dividend by Rockwood on the Closing
      Date); and

            (iv) the Borrower may redeem or repurchase all of the Warrants,

      pursuant to their terms, for an aggregate purchase price not to exceed $5,000.

      (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any of the Surviving Indebtedness or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any of the Surviving Indebtedness or make any deposit or otherwise set aside funds for any of the foregoing purposes.

      6.14. Certain Amendments, etc. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify, terminate or waive, or permit the amendment, modification, termination or waiver of, any provision of any of the Transaction Documents or any agreement, note or other instrument evidencing any Surviving Indebtedness, (ii) breach or otherwise violate any of the subordination provisions applicable to any Indebtedness of the type described in Section 6.9(x), including, without limitation, restrictions against payment of principal and interest thereon, (iii) amend, modify or change its articles or certificate of incorporation (as to the Borrower, the Amended Charter) or bylaws, or any other agreement entered into by it, in each case with respect to its Capital Stock, other than amendments to Employee Plans permitted hereunder and other than any immaterial amendments, modifications or changes that could not reasonably be expected to affect the Lenders adversely (it being understood that any such amendment relating to the Series A Preferred Stock shall not be deemed immaterial), or (iv) enter into any new agreement with respect to its Capital Stock other than Employee Plans permitted hereunder and ancillary agreements relating thereto.

      6.15. Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents, (ii) the creation or assumption of any Lien upon the assets or properties of the Borrower or any of its Subsidiaries as security, directly or indirectly, for the Obligations, or (iii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock or any other interest or participation in its profits owned by the Borrower or any other Subsidiary of the Borrower, or to make loans or advances thereto, in each case other than such restrictions or encumbrances in effect on the Closing Date or existing under or by reason of (x) applicable law, (y) this Agreement and the other Loan Documents and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries.


      6.16. New Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses in which it is engaged on the date hereof or, in addition, in the case of an Insurance Subsidiary, write insurance policies or contracts or offer and sell any insurance products other than the types listed opposite its name on Schedule 6.16.

      6.17. Compliance of Employee Plans. The Borrower will not, and will not permit or cause any of its Subsidiaries or any ERISA Affiliate to, directly or indirectly, (i) take or fail to take any action that could reasonably be expected to result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC or to a Multiemployer Plan, which liability would be reasonably likely to have a Material Adverse Effect, (ii) terminate any Pension Plan subject to Title IV of ERISA so as to result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate, which liability would be reasonably likely to have a Material Adverse Effect, (iii) permit to exist any ERISA Event, or any other event or condition, that presents the risk of any liability of the Borrower or any ERISA Affiliate, which liability would be reasonably likely to have a Material Adverse Effect, (iv) enter into any new Employee Plan or amend or modify any existing Employee Plan (other than in the ordinary course of business consistent with past practice) where such new Employee Plan or amendment or modification would be reasonably likely to have a Material Adverse Effect and (v) operate any Employee Plan in a manner such that the Borrower, any Subsidiary or any ERISA Affiliate will incur any tax liability under Section 4980B of the Internal Revenue Code or a material liability to any "qualified beneficiary" within the meaning of Section 4980B of the Internal Revenue Code, which liability would be reasonably likely to have a Material Adverse Effect.

      6.18. Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

      6.19. Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles or Statutory Accounting Principles, as applicable.

      6.20. Change of Location or Name. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change (i) the location of its chief executive office, principal place of business or records concerning its business and financial affairs, or (ii) its corporate name or the trade or fictitious name under which it conducts its business, in each case without having given the Agent at least thirty (30) days' prior written notice and having taken any and all action requested by the Agent to preserve and maintain the Agent's Liens in and upon the Collateral as valid first priority perfected Liens, subject only to Permitted Liens.

      6.21. Best Rating. The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to, permit the rating by A.M. Best & Company of
(i) FRIC, Colony or Hamilton to be lower than "B+" at any time or (ii) Rockwood to be lower than "B" at any time.

      6.22. Reinsurance Agreements. (a) The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to, (i) be or become a party to any Reinsurance Agreement (whether in effect as of the date hereof or at any time hereafter) with any reinsurer not rated "A" or better by A.M. Best & Company unless such reinsurer has provided collateral in form and amount satisfactory to the Agent, (ii) renew or extend the term of any of the Reinsurance Agreements designated on Schedule 4.22 as containing any Premium Adjustment Provision, (iii) enter into any new Reinsurance Agreement containing any Premium Adjustment Provision, or (iv) enter into any Reinsurance Agreement, or reinsurance agreement as a reinsurer, with PIC, Fort Washington, or any Affiliate thereof; provided, however, that any Insurance Subsidiary may enter into a Reinsurance Agreement with another Insurance Subsidiary.

      (b) Notwithstanding anything to the contrary set forth in Section 6.22(a)(i), the Borrower may permit the Insurance Subsidiaries to undertake the following: (i) Colony may cede up to $1,000,000 in premiums, and Rockwood may cede up to $3,000,000 in premiums, on an uncollateralized basis to reinsurers having an A.M. Best rating lower than "A" but not lower than "B++," (ii) on the Closing Date, Rockwood may cede to PIC and its Subsidiaries (including Premier), on a collateralized basis satisfactory to the Agent, premiums relating to private passenger automobile business written by Rockwood or its Subsidiaries prior to the Closing Date, and (iii) each Insurance Subsidiary may remain a party to Reinsurance Agreements (but not extend, renew or enter into any new Reinsurance Agreements) with reinsurers whose ratings have been lowered below the levels required by Sections 6.22(a)(i) or 6.22(b)(i), provided, with respect to this subsection (iii), that (x) the aggregate amount, as of the end of each fiscal year, of the net amount recoverable (as shown on Schedule F - Part 3, column 13 of the Insurance Subsidiaries' Annual Statements) from such reinsurers as of such year end is not or will not be greater than five percent (5%) of the Consolidated Statutory Surplus for the Insurance Subsidiaries as of such year end, (y) as of the end of each fiscal quarter, the aggregate amount of reinsurance premiums ceded (calculated in the same manner as required for Schedule F - Part 3, column 1 of the Insurance Subsidiaries' Annual Statements) by the Insurance Subsidiaries as of such date to all such reinsurers is not or will not be greater than five percent (5%) of the total reinsurance premiums ceded for the Insurance Subsidiaries as of such date, and (z) promptly upon the Borrower or any Insurance Subsidiary obtaining knowledge that A.M. Best has announced a lowering of the rating of a reinsurer below the level required by Sections 6.22(a)(i) or 6.22(b)(i), the Borrower shall provide notice thereof to the Agent and Lenders, together with a computation, in form and detail acceptable to the Agent, demonstrating compliance or anticipated compliance as of the next fiscal quarter and fiscal year ends with the provisions of subsections (x) and (y) of this Section 6.22(b)(iii).

      6.23. Hazardous Substances. The Borrower will not, and will not permit or cause any of its Subsidiaries to, permit any Hazardous Substances, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority, to be unlawfully brought on to or located on any real property owned or leased by the Borrower or any of its Subsidiaries (other than, with respect to leased properties, preexisting Hazardous Substances for which the Borrower and its Subsidiaries are not legally responsible), except in full compliance with all applicable Environmental Laws; and if any such Hazardous Substance is brought or located thereon in violation of any applicable law (other than, with respect to leased properties, preexisting Hazardous Substances for which the Borrower and its Subsidiaries are not legally responsible), it shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such Environmental Laws; and the Borrower will permit the Agent or any Lender to inspect any such real property, conduct tests thereon and inspect all books, records and correspondence pertaining thereto and, at the request of the Agent and at the Borrower's expense, will cause to be prepared and delivered to the Agent and Lenders a report of a qualified environmental engineer, satisfactory in form and substance to the Agent, that such removal and cleanup has been completed, and such other and further assurances relating thereto, in form and substance satisfactory to the Agent as it may reasonably request.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

      7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (a) The Borrower shall fail to pay any principal of or interest on the Loans when due;

            (b) The Borrower shall fail to pay any fees or any other Obligations (other than as provided in subsection (a) above) within three (3) Business Days after notice from the Agent or any Lender that the same is due;

            (c) The Borrower shall fail to observe, perform or comply with any term, condition or covenant contained in Sections 2.14, 5.1, 5.2, 5.3,

      5.4, 5.5(a) or 5.11 or in Article VI;

            (d) The Borrower shall tail to observe, perform or comply with any term, condition or covenant contained in this Agreement other than those enumerated in subsections (a), (b) or (c) above, and such failure shall continue unremedied for a period of ten (10) Business Days after any Responsible Officer acquires knowledge thereof; provided, however, that, except with respect to any of the provisions of Article IV or Sections 5.5(b) or 5.13, the Borrower shall be entitled to a period of forty-five
      (45) days to remedy any such failure if the Borrower demonstrates to the satisfaction of the Required Lenders that the failure can be remedied in such period, the Borrower is acting diligently to remedy such failure and the Borrower is pursuing such remedy to completion;

            (e) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any term, condition or covenant contained in any of the Loan Documents other than this Agreement, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of ten (10) Business Days after any Responsible Officer acquires knowledge thereof; provided, however, that, in the event no such grace period is specifically applicable thereto, the Borrower shall be entitled to a period of forty-five (45) days to remedy any such failure if the Borrower demonstrates to the satisfaction of the Required Lenders that the failure can be remedied in such period, the Borrower is acting diligently to remedy such failure and the Borrower is pursuing such remedy to completion;

            (f) Any representation or warranty made in writing by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Loan Documents or in any certificate, instrument or document delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time as of which such representation or warranty was made;

            (g) The Borrower or any of its Subsidiaries shall fail to pay when due, whether by scheduled maturity, acceleration or otherwise (taking into account any applicable grace period), any principal of, interest on or other amount payable in respect of any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $250,000; any other default or event of default shall occur under the terms of any agreement or instrument pursuant to which the Borrower or any of its Subsidiaries has incurred any such Indebtedness, the effect of which default or event of default is to accelerate, or permit acceleration of (after any applicable grace period, notice or lapse of time), the maturity of at least $250,000 in principal amount of such Indebtedness; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or redeemed (other than pursuant to a regular schedule therefor), purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof;

            (h) Any Department or other Governmental Authority having jurisdiction shall institute any action or proceeding seeking to place any Insurance Subsidiary under supervision, conservation or rehabilitation, or to appoint a receiver therefor;

            (i) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law. now or hereafter in effect, (ii) consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of all or a substantial part of its properties (or any of the Collateral), (iii) fail generally to pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due, (iv) make a general assignment for the benefit of creditors or (v) take any corporate action to authorize or approve any of the actions described above;

            (j) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties (or any of the Collateral) or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which petition or case is not dismissed, bonded or discharged within sixty (60) days of the date of filing; or an order for relief (including, without limitation, the appointment of a custodian, trustee, receiver or similar official) shall be entered in any such proceeding, which order is not stayed or made subject to other similar relief within sixty (60) days thereafter;

            (k) The Borrower or any of its Subsidiaries shall (i) cease to be Solvent, (ii) cease to conduct business as now conducted or (iii) be enjoined, restrained or in any way prevented by order of court or any other Governmental Authority from conducting all or any material part of its business affairs:

            (l) Any one or more judgments, writs or warrants of attachment, execution or similar processes involving an aggregate amount (not reimbursed or reimbursable by an insurer (other than an Insurance Subsidiary) that has acknowledged its liability in writing) in excess of $250,000 (other than a liability of an Insurance Subsidiary under an insurance contract written in the ordinary course of business) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties, and all such judgments and processes shall not be dismissed, vacated, stayed, discharged or bonded for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder, and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

            (m) Any Lien, levy or assessment, or notice thereof, shall be filed of record with respect to all or any portion of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the PBGC; such Lien, levy or assessment, taken together with all other Liens, levies or assessments then of record with respect to the assets of the Borrower and its Subsidiaries, taken as a whole, exceeds $250,000; and such Lien, levy or assessment shall be executed upon or shall not be paid, dismissed, vacated, stayed, released, bonded or discharged within thirty (30) days after the same becomes a Lien or, in the case of a Lien involving ad valorem taxes, prior to the last day when payment may be made without penalty;

            (n) Any Loan Document, at any time after execution and delivery thereof, shall for any reason cease to be a legal, valid and binding obligation of the Borrower or any of its Subsidiaries to the extent a party thereto, enforceable against it in accordance with its terms, or to give the Agent and Lenders the rights, powers and remedies purported to be created thereby, including, without limitation, a valid, first priority perfected security interest in and Lien upon all of the Collateral purported to be covered thereby, subject only to Permitted Liens, in each case unless any such cessation is due to any act or failure to act on the part of the Agent or any Lender;

            (o) Any Non-Insurance Subsidiary of the Borrower or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiaries Guaranty;

            (p) The occurrence of any of the following events: (i) the Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due, after expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liabilities under a Multiemployer Plan; (ii) the failure of the Borrower, any Subsidiary or any ERISA Affiliate to satisfy its contribution requirements under Section 412(c)(11) of the Internal Revenue Code, whether or not it has sought a waiver under Section 412(d) of the Internal Revenue Code; (iii) notice of intent to terminate any Pension Plan having Unfunded Pension Liabilities shall be filed under Title IV of ERISA, where such Unfunded Pension Liabilities would be reasonably likely to have a Material Adverse Effect; (iv) the institution by the PBGC of proceedings under Title IV of ERISA to terminate any Pension Plan; (v) the institution by a fiduciary of any Employee Plan of proceedings against the Borrower, any Subsidiary or any ERISA Affiliate to enforce Section 515 of ERISA to collect contributions; (vi) loss of qualification of a Qualified Plan, where such loss would be reasonably likely to have a Material Adverse Effect; or (vii) the existence of any condition that would permit the PBGC under Section 4042 of ERISA to obtain a decree adjudicating that any Pension Plan or Plans having Unfunded Pension Liabilities must be terminated; provided, however, that no Event of Default shall occur as a result of any of the matters described in clause (i), (iv) or (v) above so long as such matter is being contested in good faith and by proper proceedings and the Borrower and its Subsidiaries are maintaining appropriate reserves therefor in accordance with Generally Accepted Accounting Principles;

            (q) Any one or more licenses, permits or authorizations (including, without limitation, Licenses) now or hereafter held by the Borrower or any of its Subsidiaries shall be terminated, suspended or revoked or shall not be renewed, which terminations, suspensions, revocations or failures to renew would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

            (r) The occurrence of any one or more changes in any of the Insurance Codes governing the dividend practices of any of the Insurance Subsidiaries, which changes would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

            (s) The occurrence of any one or more changes in the status of any of the Reinsurance Agreements of any of the Insurance Subsidiaries, which changes would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

            (t) Any of J. Adam Abram, John Latham, John Yediny, or Gregg Davis shall have ceased to be employed by the Borrower or to continue to perform his current duties pursuant to his respective Employment Agreement, and the Borrower shall have failed to hire or appoint a replacement for him, reasonably satisfactory to the Required Lenders, within one hundred eighty
      (180) days thereafter; or

            (u) The occurrence of a Change of Control.

      7.2. Remedies; Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:


            (a) Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts payable under this Agreement, the Term Notes and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amount, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower to the greatest extent permitted by law (provided that, upon the occurrence of an Event of Default pursuant to Sections 7.1(h), (i) or (j), all of such outstanding principal amount, accrued interest and other such amounts shall automatically become immediately due and payable); and

            (b) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

      7.3. Remedies; Set-Off. In addition to all other rights and remedies available under the Loan Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower to the greatest extent permitted by applicable law, to set off and to apply any and all deposits (general or special, time or demand, provisional or final, including without limitation the Cash Collateral Account) and any other property at any time held, and any other indebtedness at any time owing, by any Lender or any of its Affiliates to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to the Lenders a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. The Lenders agree promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                 ARTICLE VIII

                                   THE AGENT

      8.1. Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

      8.2. Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

      8.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Loan Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

      8.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or

Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

      8.5. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Loan Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      8.6. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 8.4 and 9.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      8.7. Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

      8.8. The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Term Note issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      8.9. Successor Agent. The Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

      8.10. Collateral Matters. (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Loan Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Loan Documents.

      (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented or
(iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

                                  ARTICLE IX

                                 MISCELLANEOUS

      9.1. Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the examination, review and due diligence investigation in connection with, the preparation, negotiation, execution, delivery and syndication of, and any amendment, modification or waiver of or consent with respect to, this Agreement and the other Loan Documents, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent or any Lender) in connection with (y) any restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Loan Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in


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



connection with the transactions contemplated by this Agreement and the other Loan Documents.

      9.2. Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the performance or enforcement of this Agreement, any of the other Loan Documents or any of the other Transaction Documents, any of the transactions contemplated herein or therein (including, without limitation, the Transactions) or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, including, without limitation, the actual or alleged generation, presence or release of any Hazardous Substances on or from, or the transportation of Hazardous Substances to or from, any real property owned or leased by the Borrower or any of its Subsidiaries, and all other Environmental Claims, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

      9.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR

ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON

THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      9.4. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes") between or among the Borrower, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

      (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment.

Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

      9.5. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, telecopied or delivered to the party to be notified at the following addresses:

            (a) if to the Borrower, to Front Royal, Inc., 2200 Gateway Boulevard, Suite 205, Morrisville, North Carolina 2756O, Attention: Gregg Davis, Telecopy No. (919) 469-3557; with a copy to, Kenneth L. Henderson, Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Telecopy No. (212) 541-4630;

            (b) if to the Agent, to First Union National Bank of North Carolina, One First Union Center, TOO-IO, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No.
      (704) 383-0288; and

            (c) if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed by first class, certified or registered mail, postage prepaid, on the fifth Business Day after deposit in the mails, (ii) if telecopied, when transmitted by telecopier, or (iii) if delivered by overnight courier or by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

      9.6. Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Loan Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

            (a) unless agreed to by each Lender directly affected thereby, (i)

      reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or
      (ii) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

            (b) unless agreed to by all of the Lenders, (i) increase or extend the Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Loan Document, release all or substantially all of the Collateral or release any guarantor from the Subsidiaries Guaranty, or (iv) change any provision of
      Section 2.15 or this Section 9.6; and

            (c) unless agreed to by the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the rights or obligations of the Agent hereunder or under any of the other Loan Documents;

      and provided further that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

      9.7. Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Term Note or Term Notes held by it); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by their counter-execution of the relevant Assignment and Acceptance), which consents shall not be unreasonably withheld, provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000 (or, if less, the full amount of the assigning Lender's outstanding Loans), and (iii) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Term Note or Term Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

      (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counter executed by the Borrower and the Issuing Lender (if required), together with the Term Note or Term Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance,
(ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Term Note or Term Notes, a new Term Note or Term Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the outstanding Loans of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Term Note or Term Notes and otherwise in substantially the form of Exhibit A.
The Agent will return cancelled Term Notes to the Borrower.

      (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it and the Term Note or Term Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend the Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Loan Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 7.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

      (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Term Note or any of the other Loan Documents to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.


      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or

Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 9.13.

      9.8. No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      9.9. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Loan Document without the prior written consent of all of the Lenders and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for under and pursuant to the provisions of Section 9.7.

      9.10. Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Loan Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 8.7, 9.1 and 9.2, shall survive the payment in full of all Loans, the termination of the Commitments, and any termination of this Agreement or any of the other Loan Documents.

      9.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      9.12. Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Loan Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Loan Documents, the provision of this Agreement shall control.

      9.13. Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Loan Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Loan Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 9.7(f).

      9.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

      9.15. Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE

AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED NOVEMBER 14, 1996, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                          FRONT ROYAL, INC.


                                          By:/s/J. Adam Abram
                                             ------------------------------
                                             J. Adam Abram,
                                             Chief Executive Officer

































                            (signatures continued)

                                   FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA, as Agent and as a Lender


Commitment:                        By:/s/Gail M. Golightly
$38,000,000                           ------------------------------
                                      Gail M. Golightly,
                                        Senior Vice President

                                   Instructions for wire transfers to the Agent:

                                   First Union National Bank of
                                     North Carolina
                                   ABA Routing No. 053000219
                                   Charlotte, North Carolina
                                   General Ledger No. 465906, RC No. 5007
                                   Attention: Syndication Agency Services
                                   Re:  Front Royal, Inc.

                                   Address for notices (as a Lender):

                                   First Union National Bank of
                                     North Carolina
                                   One First Union Center, 5th Floor
                                   301 South College Street
                                   Charlotte, North Carolina 28288-0735
                                   Attention: Jay S. Bullock
                                   Telephone: (704) 383-3789
                                   Telecopy: (704) 383-7611

                                   Lending Office:

                                   First Union National Bank of
                                     North Carolina
                                   One First Union Center, 5th Floor
                                   301 South College Street
                                   Charlotte, North Carolina 28288-0735
                                   Attention: Jay S. Bullock

                                   Telephone: (704) 383-3789
                                   Telecopy: (704) 383-7611

                                          Exhibit A to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          _______________________________

Borrower's Taxpayer Identification No.__________

TERM NOTE

$                                               _________, 199__
                                                Charlotte, North Carolina

      FOR VALUE RECEIVED, FRONT ROYAL, INC., a North Carolina corporation (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the offices of First Union National Bank of North Carolina (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of December 18, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, and First Union National Bank of North Carolina, as Agent, the principal sum of DOLLARS ($___________________ ), under the terms and conditions of this promissory note (this "Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

      This Term Note is one of a series of Term Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Term Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Term Note.

      In the event of an acceleration of the maturity of this Term Note, this Term Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.


      In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

      IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed under seal by its duly authorized corporate officer as of the date and year first above written.

                                          FRONT ROYAL, INC.

                                          By:________________________________

                                          Title:_____________________________

                                          Exhibit B to Credit Agreement First
                                          Union National Bank of North
                                          Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996/ $38,000,000
                                          ______________________________

EXCESS CASH FLOW CERTIFICATE

      THIS CERTIFICATE is given pursuant to Section 2.6(f) of the Credit Agreement, dated as of December 18, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among FRONT ROYAL, INC. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as agent to the Lenders (in such capacity, the "Agent").

      The undersigned hereby certifies that:


            1. He is the duly elected Chief Financial Officer of the Borrower.

            2. Attached to this Certificate as Attachment A is a worksheet reflecting the computation of the Borrower's Excess Cash Flow for the fiscal year ended December 31, ____ and the amount required to be prepaid in respect of the Loans pursuant to Section 2.6(f) of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ____, ____.

                                          FRONT ROYAL, INC.


                                          By:___________________________

                                          Title: Chief Financial Officer

                                  ATTACHMENT A
                           EXCESS CASH FLOW WORKSHEET

======================================================================== =======

======================================================================== =======
(1) Borrower cash receipts for the fiscal year ended December 31,__:
------------------------------------------------------------------------ -------
    (a) Available Dividend Amount of the Insurance Subsidiaries  $
                                                                  -----
------------------------------------------------------------------------ -------
    (b) Combined Net Cash Flow of Non-Insurance Subsidiaries
        (other then CMS)1
                                                                 $
                                                                  -----
------------------------------------------------------------------------ -------
    (c) All tax refunds received.                                $
------------------------------------------------------------------------ -------
    (d) Other monies received2                                   $
------------------------------------------------------------------------ -------
    (e) Total gross cash receipts:
        Add Lines (1)(a), (b), (c) and (d)
                                                                         $
                                                                          -----
------------------------------------------------------------------------ -------
(2) Borrower cash expenditures for such period:
------------------------------------------------------------------------ -------

    (a) Debt Service                                             $
                                                                  -----
------------------------------------------------------------------------ -------
    (b) Net Overhead                                             $
                                                                  -----
------------------------------------------------------------------------ -------
    (c) Tax Payments                                             $
                                                                  -----
------------------------------------------------------------------------ -------
    (d) Total Cash expenditures:                                         $
        Add Lines 2(a), (b) and (c)                                       -----
------------------------------------------------------------------------ -------
(3) Total Excess Cash Flow:
    Subtract Line (2)(d) from Line 1(e)                                  $
                                                                          =====
------------------------------------------------------------------------ -------
(4) Percentage of Excess Cash Flow required to be paid pursuant to
    Section 2.6(f)                                                         35%
                                                                          -----
------------------------------------------------------------------------ -------
(5) Amount of excess Cash Flow prepayment:
    Multiply Lines 3 and 4                                               $
                                                                          =====
------------------------------------------------------------------------ -------

======================================================================== =======

----------

      1     If negative, cannot exceed $(250,000).

      2     Other than items already included and other than Excluded Items.

                                            Exhibit C to Credit Agreement First
                                            Union National Bank of North
                                            Carolina, as Agent
                                            Front Royal, Inc.
                                            December 18, 1996 $38,000,000
                                            _____________________________


                             NOTICE OF CONVERSION/CONTINUATION

                                          [Date]
First Union National Bank of
North Carolina, as Agent
One First Union Center, TW-10

301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

      The undersigned, Front Royal, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of December 18, 1996, (as amended, modified or supplemented from time to time, the "Credit Agreement") among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as agent for the Lenders (in such capacity, the "Agent"), and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.11(b) of the Credit
Agreement:

      (i) The Proposed [Conversion] [Continuation] is requested to be made on ______.2

      (ii) The Proposed [Conversion] [Continuation] involves $_________ 3 in aggregate principal amount of Loans, which Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].4

----------

1 Insert "conversion" or "continuation" throughout the notice, as applicable.

2 Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

3 Shall be an amount not less than $1,000,000 or, if greater, an integral multiple of $125,000 in excess thereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or $2,000,000 or, if greater, an integral multiple of $125,000 in excess thereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans).

4     Complete with the applicable bracketed language.

      [(iii) The initial Interest Period for the Loans being [converted into]
            [continued as] LIBOR Loans pursuant to the Proposed
            [Conversion][Continuation]shall be [one/two/three/six months].]5


      The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

                                                Very truly yours,

                                                FRONT ROYAL, INC.

                                                By:______________

                                                Title:___________

----------

5 include this clause in the case of a proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

                                           Exhibit D to Credit Agreement First
                                           Union National Bank of North
                                           Carolina, as Agent
                                           Front Royal, Inc.
                                           December 18, 1996 /$38,000,000
                                           ______________________________

                          PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT, dated as of the ____ day of December, 1996 (this "Agreement"), is made by FRONT ROYAL, INC., a North Carolina corporation (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined) under the Credit Agreement referred to below, for the benefit of the Agent and the Lenders (collectively, the "Secured Parties"). Capitalized terms used herein and not defined elsewhere herein shall have the meanings given to them in the Credit Agreement referred to below.

                                    RECITALS

      A. The Pledgor, certain banks and other financial institutions (the

"Lenders") and the Agent are parties to a Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Pledgor upon the terms and conditions set forth therein.

      B. The Pledgor and the Agent have, as of the date hereof, entered into the Escrow Agreement and established the Cash Collateral Account (as defined in the Escrow Agreement) as security for the Obligations of the Pledgor.

      C. It is a condition to the making of the Loans to the Pledgor under the Credit Agreement that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of the Obligations.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Pledgor thereunder, the Pledgor hereby agrees as follows:

      1. Pledge. The Pledgor hereby pledges and assigns to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Pledgor's right, title and interest in and to the following property (collectively, the "Collateral"):

            (i) all of the issued and outstanding shares of capital stock of the direct Subsidiaries of the Pledgor identified in Part I of Annex A, and all additional shares of, all warrants, options and other rights to acquire, and all securities convertible into, capital stock of the direct Subsidiaries (whether now or hereafter existing) of the Pledgor at any time owned by the Pledgor, including any securities described in clause
      (iii) below, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing (collectively, the "Pledged Stock");

            (ii) all promissory notes and debentures of the Subsidiaries of the Pledgor identified in Part II of Annex A, and all additional promissory notes and debentures (including any surplus notes and debentures) and similar instruments at any time issued to the Pledgor by any of its Subsidiaries or other Affiliates, together with all amendments, modifications and supplements to, restatements, extensions and renewals of, substitutions for, and documents and instruments at any time evidencing, any of the foregoing (collectively, the "Pledged Notes"; and the Pledged

      Notes, together with the Pledged Stock, the "Pledged Investments");

            (iii) subject to the provisions of Section 7, and as described more fully therein, all interest, dividends, distributions and other amounts, and all additional stock, warrants, options, securities and other property, paid or payable or distributed or distributable in respect of any Pledged Investments;

            (iv) the Escrow Agreement and the funds, investments and securities maintained and held from time to time in the Cash Collateral Account established thereunder; and

            (v) all proceeds of any of the foregoing. For purposes of this Agreement, the term "proceeds" shall mean and include all cash, securities and other property of any nature received or receivable upon the sale, exchange or other disposition of or realization upon any Collateral, together with all distributions in respect of any Collateral, including pursuant to any liquidation, reorganization or similar proceeding with respect to the Pledgor or any issuer of or obligor on any Collateral.

      2. Security for Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Pledgor, including, without limitation, all principal of and interest on the Loans and all fees, expenses, indemnities and other amounts payable by the Pledgor hereunder, under the Credit Agreement or under any other Loan Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Pledgor seeking relief under any bankruptcy or insolvency laws, whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due.

      3. Delivery of Collateral. All certificates or instruments representing or evidencing any Collateral shall be delivered to the Agent and held by the Agent on behalf of the Secured Parties pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with the endorsement of the Pledgor (in the case of Pledged Notes), undated stock powers (in the case of Pledged Stock) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Agent.

      4. Representations and Warranties. The Pledgor represents and warrants as follows:

            (a) As of the date hereof, and after giving effect to the Acquisition, (i) Part I of Annex A contains a true and complete listing of all direct Subsidiaries of the Pledgor, (ii) the Pledged Stock consists of the number and type of shares of the capital stock of the direct Subsidiaries of the Pledgor as described in Part I of Annex A and, as to each such Subsidiary, constitutes 100% of the issued and outstanding capital stock of such Subsidiary, and (iii) the Pledged Notes consist of the promissory notes described in Part II of Annex A.


            (b) As to any Pledged Investments required to be pledged at any time after the date hereof, as of the date so pledged, (i) the Pledged Stock shall consist of the number and type of shares of the capital stock of the direct Subsidiaries of the Pledgor as described in Part I of Annex A to the relevant Pledge Amendment (as hereinafter defined) and, as to each such Subsidiary, shall, together with all other Pledged Stock of such Subsidiary, constitute 100% of the issued and outstanding capital stock and other equity securities of such Subsidiary, and (ii) the Pledged Notes shall consist of the promissory notes described in Part II of such Annex A.

            (c) The Pledgor is, or at the time when pledged hereunder will be, the sole legal, record and beneficial owner of, and has, or at the time pledged hereunder will have, good and marketable title to, all Pledged Investments pledged hereunder, free and clear of any Lien whatsoever other than the security interest created by this Agreement (other than the Liens in favor of First Union with respect to Existing Senior Debt).

            (d) All shares of Pledged Stock are, or at the time when pledged hereunder will be, duly and validly issued, fully paid and nonassessable and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer, whether pursuant to any shareholders' agreement or otherwise.

            (e) Each of the Pledged Notes has been, or at the time when pledged hereunder will have been, duly authorized, issued, executed and delivered and to the knowledge of the Pledgor is, or at the time when pledged hereunder will be, the legal, valid and binding obligation of the issuer thereof, enforceable in accordance with its terms.

            (f) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Pledgor of this Agreement, the pledge of the Collateral hereunder or the exercise by the Agent of the voting or other rights and remedies in respect of the Collateral provided for herein, except for (i) the financing statements described in subsection (g) below, (ii) such filings and approvals as have been made or obtained as required in accordance with the Credit Agreement,
      (iii) with respect to the exercise by the Agent of its rights and remedies hereunder, such approvals and consents of Departments or other Governmental Authorities as may be required after the date hereof in any particular instance, and (iv) such approvals and consents as may be required in connection with a disposition of any Collateral by laws affecting the offering and sale of securities generally.


            (g) Assuming (i) in the case of Pledged Investments evidenced by certificates or instruments, continuous possession by the Agent of such certificates and instruments, (ii) the possession by the Escrow Agent, for the benefit of the Secured Parties, of the funds and certificated investments and securities maintained and held from time to time in, and the registration by the issuer of the Agent as pledgee of any uncertificated securities constituting part of, the Cash Collateral Account, all in accordance with the terms of the Escrow Agreement, and
      (iii) in the case of all other Collateral, proper filing of appropriately completed financing statements in all filing locations required for the perfection of a security interest therein under the applicable Uniform Commercial Code, the pledge of the Collateral pursuant to this Agreement is effective to create in favor of the Agent a valid and perfected first priority security interest in and Lien upon the Collateral, securing the payment and performance of the Obligations.

      5. Additional Investments. (a) The Pledgor will cause the Pledged Stock to constitute at all times 100% of the capital stock and other equity securities of each of its direct Subsidiaries then outstanding, and will not cause or permit any of its direct Subsidiaries to issue or sell any new shares of its capital stock or any warrants, options or rights to acquire its capital stock to any Person other than the Pledgor.

      (b) If the Pledgor shall, at any time and from time to time after the date hereof, acquire any additional Pledged Investments or certificates or instruments representing or evidencing the same, whether from Subsidiaries existing as of the date hereof or created or acquired hereafter, the Pledgor will forthwith pledge and deposit such Pledged Investments with the Agent and deliver to the Agent any certificates or instruments therefor, together with the endorsement of the Pledgor (in the case of Pledged Notes), undated stock powers (in the case of Pledged Stock) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Agent, and will promptly thereafter deliver to the Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge Amendment") in respect of such additional Pledged Investments. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement, and agrees that all such Pledged Investments listed on any Pledge Amendment shall for all purposes be deemed Pledged Investments hereunder and shall be subject to the provisions hereof; provided that the failure of the Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Pledged Investments as required hereinabove shall not impair the security interest of the Agent in such Pledged Investments or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto.

      (c) Notwithstanding anything to the contrary contained herein, if any

Pledged Investments (whether now owned or hereafter acquired) are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any stock certificate or similar certificate or instrument, the Pledgor will promptly notify the Agent thereof and will promptly take and cause to be taken all actions required under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, to perfect the security interest of the Agent therein.

      6. Voting Rights. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Investments (subject to its obligations under Section 5(b)), and for that purpose the Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Loan Document, or have the effect of impairing the position or interests of the Agent or any Lender.

      7. Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, dividends, distributions and other amounts payable in cash in respect of the Pledged Investments may be paid to and retained by the Pledgor; provided, however, that all such interest, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). The Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive, and to retain as part of the Collateral, all interest, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Pledged Investments in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of any Subsidiary of the Pledgor to the extent representing an extraordinary, liquidating or other distribution in return of capital, and all additional stock, warrants, options or other securities or property (including cash, unless applied upon receipt to the repayment of the Obligations) paid or payable or distributed or distributable in respect of any Pledged Investments in connection with any noncash dividend, stock split, spin-off, split-up, reclassification, combination of shares or similar rearrangement, or (without affecting any restrictions against such actions contained in the Credit Agreement) any consolidation, merger, exchange of stock, liquidation or other reorganization; provided, however, that the payment of dividends, distributions or other amounts, to the extent expressly provided for in the Credit Agreement and made in such manner, shall not be limited hereby. All interest, dividends, distributions or other amounts that are received by the Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsements).


      8. Remedies. (a) If an Event of Default shall have occurred and be continuing, subject to the limitations under applicable law, the Agent may:

            (i) notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder and receive all such amounts;

            (ii) transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

            (iii) accelerate any Pledged Note that may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note; and

            (iv) exercise all voting, consensual and other rights and powers pertaining to the Pledged Investments (whether or not transferred into the name of the Agent), and for that purpose the Pledgor will promptly execute and deliver or cause to be executed and delivered to the Agent, upon request, all such proxies and other instruments as the Agent may reasonably request to enable the Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF BUT SUBJECT TO APPLICABLE LAW, THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF THE PLEDGED INVESTMENTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, ARE IRREVOCABLE, SHALL COMMENCE ON THE DATE HEREOF AND SHALL REMAIN IN EFFECT FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

            (v) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein (including, without limitation, under clauses (i) through (iv) above and Sections 12(b) and (d)) or otherwise available to it (whether under any other Loan Document, by law, in equity or otherwise), all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and may sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which the Pledged Securities may be listed, or at public or private sale, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory. If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and, to the greatest extent permitted by applicable law, the Pledgor hereby expressly waives all rights of redemption, stay (other than the automatic stay under Section 362 of the Bankruptcy Code) or appraisal that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, advertisement or notice, all of which are hereby expressly waived by the Pledgor to the greatest extent permitted by applicable law, shall be required in connection with any sale or other disposition of any part of the Collateral that threatens to decline speedily in value or that is of a type customarily sold in a recognized market; otherwise, the Agent shall give the Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable, the Pledgor hereby expressly waiving all other demands, advertisements and notices. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Agent shall promptly notify the Assignor (in advance if reasonably possible) of the adjournment of any public or private sale; provided, however, that the failure of the Agent to provide the Assignor with any such notice shall neither affect any obligations of the Assignor hereunder or under any of the Loan Documents nor result in any liability of the Agent to the Assignor or any Lender. Upon each private sale of Collateral of a type customarily sold in a recognized market and upon each public sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

      (b) If the Agent determines to exercise its rights to sell any Collateral, subject to the limitations under applicable law, the Pledgor will, and will cause each of its Subsidiaries to, furnish promptly to the Agent all such information as the Agent may reasonably request in order to determine the number of shares and other instruments comprising such Collateral that may be sold in transactions exempt under the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (the "Securities Act"), and applicable state securities laws as in effect from time to time.

      9. Private Sale. The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Collateral, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. The Pledgor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which any Collateral may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

      10. Indemnity and Expenses. The Pledgor agrees:

            (a) To indemnify and hold harmless the Agent and each Lender from and against any and all claims, demands, losses, judgments and liabilities in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction and not subject to any further appeal or pursuant to arbitration as provided in Section 9.4 of the Credit Agreement; and

            (b) To pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Sections 12(b) and (d)) or under the other Loan Documents, or otherwise available to it (whether at law, in equity or otherwise), or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.


      11. Application of Proceeds. (a) All proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:

            (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Agent for the account of the Pledgor, and all other amounts payable under Section 10;

            (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Obligations owing to the Secured Parties, in such order and manner as the Agent may elect; and

            (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Pledgor or any other Person lawfully entitled to receive such surplus.

      (b) The Pledgor shall remain liable to the extent of any deficiency between the amount of all proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above.

      12. Further Assurances, etc, (a) The Pledgor agrees that it will, at any time and from time to time and at its own expense, file and maintain in effect under each applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments as the Agent may reasonably deem necessary or advisable in order to perfect and preserve the Agent's security interest in the Collateral granted or purported to be granted hereby, and agrees to do such further acts and things and to execute and deliver to the Agent such additional conveyances, assignments, proxies, agreements and instruments as the Agent may reasonably deem necessary or advisable to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder, including, without limitation, to use its best efforts to obtain any approvals and consents of Governmental Authorities that may be necessary in order to permit the Agent to exercise any of its rights and remedies hereunder.

      (b) The Pledgor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent's reasonable discretion to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

            (i) to sign the name of the Pledgor on any financing statement, notice or other similar document that, in the Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

            (ii) after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (iii) after the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any checks, drafts, instruments and other orders for the payment of money made payable to the Pledgor representing any interest, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same; and

            (iv) after the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

      (c) The Pledgor agrees that it will warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

      (d) If the Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under Section 10.

      13. Reasonable Care. The obligations of the Agent as holder of Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents. The powers conferred on the Agent hereunder are solely to protect the Agent's interest, on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any Lender, nor any of their respective officers, directors, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except to the extent arising out of its or their own gross negligence or willful misconduct.

      14. Certain Actions. The Pledgor will not (i) sell or otherwise dispose of, grant any options, warrants or other rights with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber, any Collateral or any interest therein, except for the security interest created by this Agreement, (ii) amend, modify, supplement or waive any provision of any Pledged Note, or compromise, release or extend the time for payment of any obligation of the maker thereunder, in a manner that would, or could reasonably be expected to, have the effect of impairing the position or interests of the Agent or any Lender, (iii) invoke or assert the benefit of any rule of law or statute now or hereafter in effect, including, without limitation, any right to prior notice or judicial hearing or marshalling of assets in connection with the Agent's possession, custody or disposition of any Collateral and any appraisal, valuation, stay (other than the automatic stay under Section 362 of the Bankruptcy Code), extension, moratorium or redemption law, or take or fail to take any other action, that would, or could reasonably be expected to, have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of any Collateral, the absolute sale of any Collateral or the possession thereof by any purchaser at any sale thereof, and the Pledgor hereby waives the benefit of all such laws, or (iv) agree to do or cause to be done any of the foregoing; provided, however, that the foregoing shall not limit the Pledgor's ability to take those actions expressly permitted in Section 6.8 of the Credit Agreement.

      15. Security Interest Absolute. The Pledgor agrees that its obligations, and the security interest granted to and all rights of the Agent, hereunder are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not the Pledgor has notice or knowledge thereof:

            (i) any change in the time, manner or place of payment of, or in any other term of, any Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant thereto;

            (ii) the invalidity or unenforceability of any particular Obligations or any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant thereto;

            (iii) the obtaining of any guaranty or other liability in respect of any Obligations; any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other collateral pledged as direct or indirect security for any Obligations (including the taking of a security interest in any property as security for the Obligations or for any guaranty or other liability in respect thereof); or any discharge, modification, settlement, compromise, extension or other action or inaction in respect of any guaranty or other direct or indirect liability for any Obligations;

            (iv) the proceeding against or resorting to the Collateral for payment on any Obligations, whether or not the Agent shall have proceeded against or resorted to any other collateral pledged as direct or indirect security for any Obligations or shall have proceeded against any other Person primarily or secondarily liable with respect to the Obligations; or

            (v) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Pledgor, other than the indefeasible payment in full of the Obligations.

      16. No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No delay or failure to take action on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      17. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Pledgor from, any provision of this Agreement, shall be effective unless in a writing signed by the Agent and executed and delivered in accordance with Section 9.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

      18. Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations,

(ii) be binding upon and enforceable against the Pledgor and its successors and assigns (provided, however, that the Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon the indefeasible payment in full of the Obligations, this Agreement shall terminate, and the Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty (other than that the Collateral is free and clear of Liens incurred by the Agent or Lenders), such of the Collateral as may then be in the possession of the Agent together with any moneys then held by the Agent hereunder. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

      19. Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner, at the addresses and subject to the other notice provisions set forth in the Credit Agreement.

      20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

      21. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      22. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. For purposes of this Agreement, in addition to the terms defined elsewhere herein, all terms used herein without definition shall have the meanings accorded to them by the Uniform Commercial Code to the extent the same are used or defined therein.

      23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the pledgor has caused this Agreement to be executed under seal by its duly authorized officer as of the date first above written.

                                        FRONT ROYAL, INC.

                                        By:____________________

                                        Title:_________________

Accepted and agreed to:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA, as Agent


By:_________________________

Title:

                                   Annex A to Pledge and Security Agreement
                                   First Union National Bank of
                                   North Carolina, as Agent
                                   Front Royal, Inc.
                                   December 18, 1996/ $38,000,000
                                   ______________________________


Part I.  Pledged Stock

                                                                             Percentage of
                                                                              Outstanding
      Name of                  Type of       Number of      Certificate        Shares of
Issuing Corporation            Shares         Shares          Number         Capital Stock
-------------------            ------         ------          ------         -------------

Colony  Management              Common           100            _____             100%
  Services, Inc.

Front Royal Environmental
Insurance Management, Inc.      Common         60,000           _____             100%

Front Royal Environmental
  Services, Inc.                Common         11,875           _____             100%


Front Royal ETS, Inc.           Common           100            _____             100%

Colony Insurance Company        Common         200,000          _____             100%

Rockwood Insurance Company  Class A Common     500,000          _____             100%

                            Class B Common     571,961          _____             100%


Part II.  Pledged Notes

                                                                                Original
                                                                                Principal
               Date                    Lender                 Borrower           Amount
               ----                    ------                 --------           ------




PLEDGE AMENDMENT

      THIS PLEDGE AMENDMENT, dated as of _________, 19__, is delivered by FRONT ROYAL, INC. (the "Pledgor") pursuant to Section 5(b) of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of December 18, 1996, made by the Pledgor in favor of First Union National Bank of North Carolina, as Agent (as amended, modified, supplemented or restated from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Investments listed on Annex A to this Pledge Amendment shall be deemed to be part of the Pledged Investments within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


                                           FRONT ROYAL, INC.



                                           By:________________________________


                                           Title:_____________________________

                                     Exhibit A to Pledge and Security Agreement
                                     First Union National Bank of
                                     North Carolina, as Agent
                                     Front Royal, Inc.
                                     December 18, 1996 / $38,000,000


Part I.  Pledged Stock



      Name of                  Type of       Number of      Certificate        Shares of
Issuing Corporation            Shares         Shares          Number         Capital Stock
-------------------            ------         ------          ------         -------------






Part II.  Pledged Notes


                                                                                Original
                                                                                Principal
               Date                    Lender                 Borrower           Amount
               ----                    ------                 --------           ------



                                          Exhibit E to Credit Agreement
                                          First Union National Bank

                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996/$38,000,000

                              SUBSIDIARIES GUARANTY


      THIS SUBSIDIARIES GUARANTY, dated as of the _____ day of December, 1996 (this "Guaranty"), is made by each of the undersigned Non-Insurance Subsidiaries of FRONT ROYAL, INC., a North Carolina corporation (the "Borrower"), and each other Non-Insurance Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a "Guarantor Accession"; the undersigned and such other Non-Insurance Subsidiaries of the Borrower, collectively, the "Guarantors"), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

                                    RECITALS

      A. The Borrower, certain banks and other financial institutions (collectively, the "Lenders"), and First Union National Bank of North Carolina, as agent for the Lenders (in such capacity, the "Agent"), are parties to a Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Borrower upon the terms and conditions set forth therein (the Lenders and the Agent, collectively, the "Guaranteed Parties").

      B. It is a condition to the making of the Loans to the Borrower under the Credit Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to make the Loans to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Guaranty.

      C. The Borrower and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. As part of such integrated operations, the Borrower, among other things, will advance to the Guarantors from time to time certain proceeds of the Loans made to the Borrower by the Lenders under the Credit Agreement. Each Guarantor will obtain benefits as a result of the making of the Loans to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

                             STATEMENT OF AGREEMENT


      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrower thereunder, each Guarantor hereby agrees as follows:

      1. Guaranty. (a) Each guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

            (i) guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Loan Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or due to become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

            (ii) agrees to pay or reimburse upon demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder, and (z) the Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

      (b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Loan
Document:

            (i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

            (ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the "Maximum Guaranteed Amount") equal to the greatest amount that would not render such Guarantor's obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to
      (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

      (c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a "Funding Guarantor") that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Guaranteed Amount" means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the "Adjusted Maximum Guaranteed Amount" with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.

"Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection (c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor's right of contribution under this subsection (c) shall be subject to the Provisions of Section 4. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

      (d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Loan Document.

      2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

            (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

            (ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

            (iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

            (iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

            (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

            (vi) the exercise of any right or remedy available under the Loan Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

            (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

            (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

            (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the payment in full of the Total Obligations (such payment in full, the "Termination Requirement").

      3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:

            (i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Loan Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

            (ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

            (iii) any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Loan Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

            (iv) any defense based on any Guaranteed Party's acts or omissions in the administration of the Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed

      Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

            (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims; and

            (vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

      4. Waiver of Subrogation; Subordination. Each Guarantor hereby knowingly, voluntarily and expressly waives all claims and rights that it may have against the Borrower at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any of the Guaranteed Parties against the Borrower, all rights of indemnity, contribution or reimbursement against the Borrower (including rights of contribution as set forth in Section 1(c)), all rights to enforce any remedies of any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy Code), common law or otherwise. Each Guarantor agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Affiliate of the Borrower to any Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Total Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Loan Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Borrower or any Subsidiary of the Borrower becomes a "debtor" within the meaning of the Bankruptcy Code, the Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Subsidiary to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

      5. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties as follows:

            (a) Such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the full corporate power and authority to execute, deliver and perform this Guaranty and the other Loan Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted.

            (b) Such Guarantor has taken all necessary corporate action to execute, deliver and perform this Guaranty and each of the other Loan Documents to which it is or will be a party, and has, or on any later date of execution and delivery will have, validly executed and delivered each of the Loan Documents to which it is or will be a party. This Guaranty constitutes, and each of such other Loan Documents upon execution and delivery will constitute, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

            (c) The execution, delivery and performance by such Guarantor of this Guaranty and the other Loan Documents to which it is a party, and compliance by it with the terms hereof and thereof, do not and will not
      (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) result in or require the creation or imposition of any Lien upon any of its properties, other than Liens created pursuant to the Loan Documents.

            (d) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Guarantor of this Guaranty and the other Loan Documents to which it is a party or the legality, validity or enforceability hereof or thereof, other than the filing of financing statements as provided in the Subsidiaries Collateral Assignment of Agreements.

            (e) Except as may be disclosed in Schedule 4.5 to the Credit Agreement, there are no actions, investigations, suits or proceedings pending or, to the knowledge of such Guarantor, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting such Guarantor or any of its properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect or (ii) with respect to this Guaranty or any of the other Loan Documents to which such Guarantor is a party.

            (f) Such Guarantor has been provided with a true and complete copy of the executed Credit Agreement, as in effect as of the date it became a party hereto, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to such Guarantor.

      6. Financial Condition of Borrower. Each Guarantor represents that it has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

      7. Payments; Application; Set-Off. (a) Each Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

      (b) All payments made by each Guarantor hereunder will be made in Dollars to the Agent, without set-off, counterclaim or other defense and, in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein at length.

      (c) All payments made hereunder shall be applied upon receipt as follows:

            (i) first, to the payment of all Other Obligations owing to the Agent;

            (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Total Obligations owing to the Guaranteed Parties; and

            (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty, to the Guarantors or any other Person lawfully entitled to receive such surplus.

      (d) The Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection
(c) above.

      (e) In addition to all other rights and remedies available under the Loan Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured, each Guarantor hereby granting to each Guaranteed Party a continuing security interest in and Lien upon all such deposits and other property as security for such obligations. Each Guaranteed Party agrees promptly to give notice to any affected Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      8. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed

Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      9. Enforcement. The Guaranteed Parties agree that, except as provided in
Section 7(e), this Guaranty may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time.

      10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

      11. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Credit Agreement require Persons that become Non-Insurance

Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Agent's action in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

      12. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the satisfaction of all of the Termination Requirements,
(ii) be binding upon and enforceable against each

Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in connection with an assignment pursuant to Section 9.7 of the Credit Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise; provided, however, that, except as may be otherwise permitted by the Credit Agreement, no participant in any Guaranteed Obligations shall be entitled to exercise any rights under
Section 7(e). Each Guarantor irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

      13. Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative; Process Agent; Attorney-in-fact. (a) THIS GUARANTY HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN

CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.

      (b) EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ON ITS BEHALF ALL SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ANY OTHER NOTICE OR COMMUNICATION HEREUNDER, CONSENTS THAT ALL SERVICE OF PROCESS UPON IT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH HEREINABOVE (AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OR ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED, AND AGREES THAT SERVICE SO MADE SHALL BE EFFECTIVE AND BINDING UPON SUCH GUARANTOR IN EVERY RESPECT AND THAT ANY OTHER NOTICE OR COMMUNICATION GIVEN TO THE BORROWER AT THE ADDRESS AND IN THE MANNER SPECIFIED HEREIN SHALL BE EFFECTIVE NOTICE TO SUCH GUARANTOR. FURTHER, EACH GUARANTOR DOES HEREBY IRREVOCABLY MAKE, CONSTITUTE AND APPOINT THE BORROWER AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL AUTHORITY IN ITS PLACE AND STEAD AND IN ITS NAME, THE BORROWER'S NAME OR OTHERWISE, AND WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, FROM TIME TO TIME IN THE BORROWER'S DISCRETION TO AGREE ON BEHALF OF, AND SIGN THE NAME OF, SUCH GUARANTOR TO ANY AMENDMENT, MODIFICATION OR SUPPLEMENT TO, RESTATEMENT OF, OR WAIVER OR CONSENT IN CONNECTION WITH, THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY DOCUMENT OR INSTRUMENT PURSUANT HERETO OR THERETO, AND TO TAKE ANY OTHER ACTION AND DO ALL OTHER THINGS ON BEHALF OF SUCH GUARANTOR THAT THE BORROWER MAY DEEM NECESSARY OR ADVISABLE TO CARRY OUT AND ACCOMPLISH THE PURPOSES OF THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. THE BORROWER WILL NOT BE LIABLE FOR ANY ACT OR OMISSION NOR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT UNLESS THE SAME SHALL OCCUR AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BORROWER. THIS POWER, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE BY ANY GUARANTOR FOR SO LONG AS THIS GUARANTY SHALL BE IN EFFECT WITH RESPECT TO SUCH GUARANTOR. BY ITS SIGNATURE HERETO, THE BORROWER CONSENTS TO ITS APPOINTMENT AS PROVIDED FOR HEREIN AND AGREES PROMPTLY TO DISTRIBUTE ALL PROCESS, NOTICES AND OTHER COMMUNICATIONS TO EACH GUARANTOR.

      (c) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

      14. Arbitration; Preservation and Limitation of Remedies. (i) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes") between or among any Guarantor, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

      (ii) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.


      15. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, telecopied, or delivered (a) if to any Guarantor, in care of the Borrower and at the Borrower's address for notices set forth in the Credit Agreement and (b) if to any Guaranteed Party, at its address for notices set forth in the Credit Agreement; or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above; and in each case, with copies to such other Persons as may be specified under the provisions of the Credit Agreement. All such notices and communications shall be deemed to have been given (i) if mailed by first class, certified or registered mail, postage prepaid, on the fifth Business Day after deposit in the mails, (ii) if telecopied, when transmitted by telecopier or (iii) if delivered by overnight courier or by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

      16. Severability; Savings Provisions. (a) To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

      (b) It is the intent of the parties hereto that in no event shall the incurrence or enforcement of any Guarantor's obligations hereunder constitute or result in a violation of any Insolvency Laws of any relevant jurisdiction. In furtherance of the foregoing, it is noted that the obligations of the Guarantors hereunder have been limited as set forth in clause (ii) of Section 1(b). To that end, but only to the extent that the obligations of any Guarantor would be reduced to an amount less than the Maximum Guaranteed Amount of such Guarantor as a result of the application of Insolvency Laws (including, pursuant to any applicable fraudulent transfer or fraudulent conveyance laws or statutes, if such Guarantor is deemed not to have received valuable consideration, fair value or reasonably equivalent value in exchange for its obligations hereunder, or if such Guarantor's obligations hereunder would render such Guarantor insolvent, leave such Guarantor with an unreasonably small capital with which to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred such debts) beyond its ability to pay such debts as they mature), in each case as of the time such obligations are deemed to have been incurred under Insolvency Laws, then the obligations of such Guarantor hereunder shall be reduced to the maximum amount that, after giving full effect to the application of such Insolvency Laws, would not be subject to any further reduction, avoidance, discharge or other limitation thereunder. The provisions of this subsection (b) are intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would cause or permit the obligations of any Guarantor hereunder not to be subject to reduction, avoidance, discharge or other limitation under Insolvency Laws, and no Guarantor or any other Person shall have any right or claim under this subsection (b) as against the Secured Parties or any of them that would not otherwise be available to such Guarantor or other Person under applicable Insolvency Laws.

      17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

      18. Covenants of FRESI. During the term of this Guaranty, FRESI will not sell, transfer or otherwise dispose of, or pledge, encumber or otherwise permit or cause any Lien to be created or to exist upon or with respect to, any of the outstanding capital stock of Triangle Engineering, Inc.

      19. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.

      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the date first above written.

            THE SIGNATURES OF THE GUARANTORS EXECUTING THIS GUARANTY
             AS OF THE DATE FIRST ABOVE WRITTEN ARE ON THE FOLLOWING
                     SEQUENTIALLY NUMBERED SIGNATURE PAGES.

      The Borrower hereby joins in this Guaranty for purposes of evidencing its consent to, and agreement to perform, the provisions of Section 13(b).


                                          FRONT ROYAL, INC.


                                          By:________________________________

                                          Title:______________________________

Accepted and agreed to:

FIRST UNION NATIONAL BANK
OF NORTH CAROLINA, as Agent


By:___________________________

Title:________________________


                              Subsidiaries Guaranty
                                Front Royal, Inc.
                   First Union National Bank of North Carolina

                                          COLONY MANAGEMENT SERVICES, INC.


                                          By:_______________________________

                                          Title:_____________________________

Address for notices:

1063 Technology Park Drive
Glen Allen, Virginia 23060
Attention:________________
Telecopy: (804)___________























                             Subsidiaries Guaranty
                               Front Royal, Inc.
                  First Union National Bank of North Carolina

                              `         FRONT ROYAL ENVIRONMENTAL
                                        INSURANCE MANAGEMENT, INC.


                                        By:_________________________________

                                        Title:______________________________


Address for notices:

45615 Willow Pond Plaza
Sterling, Virginia 20164
Attention:_________________
Telecopy: (__)____________















                             Subsidiaries Guaranty
                               Front Royal, Inc.
                  First Union National Bank of North Carolina

                                        FRONT ROYAL ENVIRONMENTAL
                                        SERVICES, INC.



                                        By:__________________________________

                                        Title:_______________________________


Address for notices:
2200 Gateway Boulevard
Suite 205
Raleigh, North Carolina 27612
Attention: J. Adam Abram
Telecopy: (919)______________
















                             Subsidiaries Guaranty
                               Front Royal, Inc.
                  First Union National Bank of North Carolina

                                        FRONT ROYALETS, INC.


                                        By:___________________________________


                                        Title:________________________________

Address for notices:

___________________________

___________________________
Attention:___________________
Telecopy: (__)_______________





























                             Subsidiaries Guaranty
                               Front Royal, Inc.
                  First Union National Bank of North Carolina

                                          Exhibit A to Subsidiaries Guaranty
                                          First Union National Bank of North
                                          Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996/ $38,000,000



                              GUARANTOR ACCESSION


      THIS GUARANTOR ACCESSION, dated as of __________, 19__, is delivered by [NAME OF NEW GUARANTOR] (the "Guarantor") pursuant to Section 11 of the Guaranty referred to hereinbelow.

      Reference is hereby made to the Subsidiaries Guaranty, dated as of December __, 1996, made by the Guarantors (as defined therein) party thereto (as amended, modified, supplemented or restated from time to time, the "Guaranty," capitalized terms defined therein being used herein as therein defined).

      The undersigned is a Non-Insurance Subsidiary of Front Royal, Inc. (the "Borrower") and is required to guarantee the Guaranteed Obligations. The undersigned hereby adopts and makes for itself all of the representations and warranties set forth in Section 5 of the Guaranty as if such representations and warranties were set forth herein at length.

      The undersigned hereby acknowledges that, upon the execution and delivery of this Guarantor Accession, it will become a party to the Guaranty as a Guarantor thereunder. The undersigned hereby adopts the terms and provisions of the Guaranty and agrees to be bound thereby. This Guarantor Accession and its attachments are hereby incorporated into the Guaranty and made a part thereof.

                              [NAME OF NEW GUARANTOR]


                              By:__________________________________

                              Title:_______________________________

Address for notices:

___________________________

___________________________

___________________________



                             Subsidiaries Guaranty
                               Front Royal, Inc.
                  First Union National Bank of North Carolina

                                          Exhibit F-1 to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -------------------------------


                       COLLATERAL ASSIGNMENT OF AGREEMENTS
                               (Front Royal, Inc.)

      THIS COLLATERAL ASSIGNMENT OF AGREEMENTS, dated as of the __ day of December, 1996 (this "Agreement"), is made by FRONT ROYAL, INC., a North Carolina corporation (the "Assignor"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined) under the Credit Agreement referred to below, for the benefit of the Agent and the Lenders (collectively, the "Secured Parties"). Capitalized terms used herein and not defined elsewhere herein shall have the meanings given to them in the Credit Agreement referred to below.

                                    RECITALS

      A. The Assignor, certain banks and other financial institutions (the "Lenders") and the Agent are parties to a Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Assignor upon the terms and conditions set forth therein.

      B. It is a condition to the making of the Loans to the Assignor under the Credit Agreement that the Assignor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of the Obligations.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to makes the Loans to the Assignor thereunder, the Assignor hereby agrees as follows:

      1. Assignment and Security Interest. The Assignor hereby pledges and assigns to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Assignor's right, title and interest in and to the agreements and contracts listed on Schedule 1, together with any and all amendments, modifications, renewals, extensions and restatements thereof and supplements thereto (collectively, the "Contracts"), all records relating thereto, and any and all proceeds of the foregoing (collectively, the "Collateral"). For purposes of this Agreement, the term "proceeds" shall mean and include all cash, securities and other property of any nature received or receivable upon the sale, exchange or other disposition of or realization upon any Collateral, together with all distributions in respect of any Collateral, including pursuant to any liquidation, reorganization or similar proceeding with respect to the Assignor.

      2. Security for Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Assignor, including, without limitation, all principal of and interest on the Loans and all fees, expenses, indemnities and other amounts payable by the Assignor hereunder, under the Credit Agreement or under any other Loan Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Assignor seeking relief under any bankruptcy or insolvency laws, whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due.

      3. Representations and Warranties. The Assignor represents and warrants as follows:

            (a) The Assignor has heretofore delivered to the Agent a true, complete and correct copy of each of the Contracts currently in effect, together with all schedules and exhibits thereto and amendments and modifications thereof. Each such Contract sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.

            (b) The Assignor's right, title and interest in and to each Contract is free and clear of any Lien whatsoever other than the security interest created by this Agreement (and other than the Liens in favor of First Union with respect to the Existing Senior Debt).

            (c) Each of the Contracts has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Assignor (and, to the knowledge of the Assignor, each other party thereto), enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles, and no defense, offset, deduction or counterclaim exists thereunder in favor of any party.

            (d) The Assignor is not in breach of or default under any of the Contracts, and, to the knowledge of the Assignor, no other party to any of the Contracts is in breach thereof or default thereunder.

            (e) Except as specifically provided by the transactions contemplated by the Credit Agreement and the other Loan Documents, the Assignor has not performed any act that might prevent the Assignor from performing its undertakings hereunder or that might prevent the Agent from operating under or enforcing any of the terms and conditions hereof or that would limit the Agent in such operation or enforcement.

            (f) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by the Assignor of this Agreement, the pledge of the Collateral hereunder or the exercise by the Agent of the rights and remedies in respect of the Collateral provided for herein, except for the financing statements described in subsection (g) below and except for such consents of parties to the Contracts as have been obtained and true and complete copies of which have been delivered to the Agent, on behalf of the Secured Parties.

            (g) Assuming proper filing of appropriately completed financing statements in the locations listed on Schedule 2 and termination by First Union of its Liens with respect to the Existing Senior Debt, the assignment of the Collateral pursuant to this Agreement is effective to create in favor of the Secured Parties a valid and perfected first priority security interest in and Lien upon the Collateral, securing the payment and performance of the Obligations and subject only to Permitted Liens.

      4. Covenants of the Assignor. (a) The Assignor will, for so long as this Agreement shall be in effect, (i) observe and perform all of its obligations under each of the Contracts and enforce the performance by each other party thereto of all of such party's obligations thereunder, in accordance with the terms and conditions thereof, (ii) keep original copies of all Contracts and all records relating thereto at its principal offices, and (iii) notify the Agent in writing promptly upon obtaining knowledge of the occurrence of any breach or violation of or default under any of the Contracts by any party thereto.

      (b) In the event the Assignor shall, at any time and from time to time after the date hereof, enter into any new Service Agreement, all of the Assignor's right, title and interest in and to such new Contract, all records relating thereto and any and all proceeds of the foregoing shall, immediately and automatically upon the Assignor's execution thereof, and without the necessity of any further action by the Assignor or the Lender, be pledged to the Lender as additional Collateral hereunder and shall be subject to the security interest created hereby, and in such event the Assignor will forthwith (and in any event within fifteen (15) days after its execution of any such new Service Agreement) notify the Agent and furnish to the Agent true, correct and complete copies thereof, and the Assignor will take any and all such further action that the Agent may reasonably deem necessary and advisable to perfect the security interest of the Agent created hereby as to such additional Collateral, including, without limitation, the obtaining, in form and substance satisfactory to the Agent, of any necessary consents of third parties to the pledge and assignment hereunder. In the event that any such new Contract or the assignment thereof as contemplated herein would, absent any such consent, be voidable by any party as a result of such assignment, such assignment shall be void ab initio, and in such event the Assignor will exercise all of its rights and remedies under such Contract at the direction of and for the benefit of the Secured Parties and will be deemed to hold all such rights and remedies in trust for the Secured Parties until such time as such consent shall have been obtained, at which time the pledge and assignment of such Contract provided for hereinabove shall automatically be remade and reaffirmed.

      5. Remedies. If an Event of Default shall have occurred and be continuing, the Agent may:

            (i) notify the parties obligated on any of the Contracts to make payment to the Agent of any amount due or to become due thereunder and receive all such amounts (and each of such parties, upon written notice from the Agent of the occurrence of an Event of Default, shall be and is hereby authorized by the Assignor to perform the relevant Contracts for the benefit of the Secured Parties in accordance with the terms and conditions thereof, without any obligation to determine whether an Event of Default has in fact occurred);

            (ii) transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Assignor and with or without disclosing that such Collateral is subject to the security interest created hereunder; and

            (iii) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein (including, without limitation, under clauses (i) and (ii) above and Sections 8(b) and (d)) or otherwise available to it (whether under any other Loan Document, by law, in equity or otherwise), all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and may, without limitation of the foregoing, set off and apply to the payment of any or all of the Obligations, any or all of the Contracts, in such manner as the Agent shall in its sole discretion determine, enforce payment of any of the Contracts, settle, compromise or release, in whole or in part, any amounts owing on the Contracts, prosecute any action, suit or proceeding with respect to the Contracts, extend the time of payment under any of the Contracts, make allowances and adjustment with respect thereto, and enforce any and all of the terms and provisions thereof in the place and stead of the Assignor, and may sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory. If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral. In no event shall the Assignor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Assignor, and, to the greatest extent permitted by applicable law, the Assignor hereby expressly waives all rights of redemption, stay (other than the automatic stay under Section 362 of the Bankruptcy Code) or appraisal that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, advertisement or notice, all of which are hereby expressly waived by the Assignor to the greatest extent permitted by applicable law, shall be required in connection with any sale or other disposition of any part of the Collateral that threatens to decline speedily in value or that is of a type customarily sold in a recognized market; otherwise, the Agent shall give the Assignor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Assignor agrees is commercially reasonable, the Assignor hereby expressly waiving all other demands, advertisements and notices. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Agent shall promptly notify the Assignor (in advance if reasonably possible) of the adjournment of any public or private sale; provided, however, that the failure of the Agent to provide the Assignor with any such notice shall neither affect any obligations of the Assignor hereunder or under any of the Loan Documents nor result in any liability of the Agent to the Assignor or any Lender. Upon each private sale of Collateral of a type customarily sold in a recognized market and upon each public sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

      6. Indemnity and Expenses. The Assignor agrees:


            (a) To indemnify and hold harmless the Agent and each Lender from and against any and all claims, demands, losses, judgments and liabilities in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction and not subject to any further appeal or pursuant to arbitration as provided in Section 9.4 of the Credit Agreement; and

            (b) To pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Sections 8(b) and (d)) or under the other Loan Documents, or otherwise available to it (whether at law, in equity or otherwise), or (iv) the failure by the Assignor to perform or observe any of the provisions hereof.

      7. Application of Proceeds. (a) All proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:

            (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Agent for the account of the Assignor, and all other amounts payable under Section 6;

            (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Obligations owing to the Secured Parties, in such order and manner as the Agent may elect; and

            (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Assignor or any other Person lawfully entitled to receive such surplus.

      (b) The Assignor shall remain liable to the extent of any deficiency between the amount of all proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above.

      8. Further Assurances, etc. (a) The Assignor agrees that it will, at any time and from time to time and at its own expense, file and maintain in effect under each applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments as the Agent may reasonably deem necessary or advisable in order to perfect and preserve the Agent's security interest in the Collateral granted or purported to be granted hereby, and agrees to do such further acts and things and to execute and deliver to the Agent such additional conveyances, assignments, proxies, agreements and instruments as the Agent may reasonably deem necessary or advisable to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder, including, without limitation, to use its best efforts to obtain any approvals and consents of Governmental Authorities that may be necessary in order to permit the Agent to exercise any of its rights and remedies hereunder.

      (b) The Assignor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent's reasonable discretion to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

            (i) to sign the name of the Assignor on any financing statement, continuation statement, notice or other similar document that, in the Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

            (ii) after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (iii) after the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any checks, drafts, instruments and other orders for the payment of money made payable to the Assignor representing any interest, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same; and

            (iv) after the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.


      (c) The Assignor agrees that it will warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

      (d) If the Assignor fails to perform any covenant or agreement contained in this Agreement or in any of the Contracts after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Assignor under Section 6.

      9. Assignor to Remain Liable. Notwithstanding anything herein to the contrary, the Assignor shall remain liable under each of the Contracts and shall observe and perform all of its obligations thereunder, and shall enforce the performance by each other party thereto of all of such party's obligations thereunder, in accordance with the terms and conditions thereof. The exercise by the Agent of any of its rights hereunder shall not release the Assignor from any of its obligations under any of the Contracts, and the Agent shall not have any obligation or liability under any of the Contracts by reason of or arising out of the assignment thereof as provided for herein or the receipt by the Agent of any payment relating to any of the Contracts; nor shall the Agent be obligated to perform any of the obligations or duties of the Assignor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party thereunder, or to take any action to collect or enforce any claim for payment assigned hereunder or to which it may be entitled. The obligations of the Agent as holder of Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents. The powers conferred on the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except to the extent arising out of its own gross negligence or willful misconduct.


      10. Certain Actions. The Assignor will not (i) sell or otherwise dispose of, mortgage, pledge, grant any Lien with respect to or otherwise encumber, any Contract, any Collateral or any interest therein, except for the security interest created by this Agreement, (ii) without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), amend, modify, supplement or waive any provision of any Contract, or compromise, release or extend the time for payment of any obligation thereunder, (iii) invoke or assert the benefit of any rule of law or statute now or hereafter in effect, including, without limitation, any right to prior notice or judicial hearing or marshalling of assets in connection with the Agent's possession, custody or disposition of any Collateral and any appraisal, valuation, stay (other than the automatic stay under Section 362 of the Bankruptcy Code), extension, moratorium or redemption law, or take or fail to take any other action, that would, or could reasonably be expected to, have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of any Collateral, the absolute sale of any Collateral or the possession thereof by any purchaser at any sale thereof, and, to the greatest extent permitted by applicable law, the Assignor hereby waives the benefit of all such laws, or (iv) agree to do or cause to be done any of the foregoing.

      11. Security Interest Absolute. The Assignor agrees that its obligations, and the security interest granted to and all rights of the Agent, hereunder are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not the Assignor has notice or knowledge thereof:

            (i) any change in the time, manner or place of payment of, or in any other term of, any Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant thereto;

            (ii) the invalidity or unenforceability of any particular Obligations or any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant thereto;

            (iii) the obtaining of any guaranty or other liability in respect of any Obligations; any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other collateral pledged as direct or indirect security for any Obligations (including the taking of a security interest in any property as security for the Obligations or for any guaranty or other liability in respect thereof); or any discharge, modification, settlement, compromise, extension or other action or inaction in respect of any guaranty or other direct or indirect liability for any Obligations;


            (iv) the proceeding against or resorting to the Collateral for payment on any Obligations, whether or not the Agent shall have proceeded against or resorted to any other collateral pledged as direct or indirect security for any Obligations or shall have proceeded against any other Person primarily or secondarily liable with respect to the Obligations; or

            (v) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Assignor, other than the indefeasible payment in full of the Obligations.

      12. No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No delay or failure to take action on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Assignor and the Secured Parties or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Assignor in any case shall entitle the Assignor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      13. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Assignor from, any provision of this Agreement, shall be effective unless in a writing signed by the Agent and executed and delivered in accordance with Section 9.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

      14. Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations,
(ii) be binding upon and enforceable against the Assignor and its successors and assigns (provided, however, that the Assignor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon the indefeasible payment in full of the Obligations, this Agreement shall terminate, and the Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor such documents and instruments evidencing such termination as the Assignor may reasonably request and will assign, transfer and deliver to the Assignor, without recourse and without representation or warranty (other than that the Collateral is free and clear of Liens incurred by the Agent or Lenders), such of the Collateral as may then be in the possession of the Agent together with any moneys then held by the Agent hereunder. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement.

      15. Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner, at the addresses and subject to the other notice provisions set forth in the Credit Agreement.

      16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

      17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      18. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. For purposes of this Agreement, in addition to the terms defined elsewhere herein, all terms used herein without definition shall have the meanings accorded to them by the Uniform Commercial Code to the extent the same are used or defined therein.

      19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the Assignor has caused this Agreement to be executed under seal by its duly authorized officer as of the date first above written.



                                          FRONT ROYAL, INC.


                                          By:_________________________________

                                          Title:_______________________________

Accepted and agreed to:

FIRST UNION NATIONAL BANK
OF NORTH CAROLINA, as Agent


By:___________________________
Title:_____________________

                                          Schedule 1 to Collateral Assignment
                                          of Agreements (Front Royal, Inc.)
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------------

                                    CONTRACTS

1.

2.

3.

                                          Schedule 2 to Collateral Assignment

                                          of Agreements (Front Royal, Inc.)
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------------


                               FILING LOCATIONS

1.    Secretary of State of North Carolina

2.    Wake County, North Carolina Register of Deeds

                                          Exhibit F-2 to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996/ $38,000,000
                                          -----------------------------------


                      COLLATERAL ASSIGNMENT OF AGREEMENTS
                         (Non-Insurance Subsidiaries)

      THIS COLLATERAL ASSIGNMENT OF AGREEMENTS, dated as of the ________ day of December, 1996 (this "Agreement"), is made by each of the undersigned non-insurance subsidiaries (the "Assignors") of Front Royal, Inc., a North Carolina corporation, (the "Borrower"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined) under the Credit Agreement referred to below, for the benefit of the Agent and the Lenders (collectively, the "Secured Parties"). Capitalized terms used herein and not defined elsewhere herein shall have the meanings given to them in the Credit Agreement referred to below.

                                   RECITALS

      A. The Borrower, certain banks and other financial institutions (the "Lenders") and the Agent are parties to a Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Borrower upon the terms and conditions set forth therein.

      B. Each of the Assignors is a Non-Insurance Subsidiary of the Borrower and is a party to a Subsidiaries Guaranty, dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the "Guaranty"), pursuant to which the Assignor, together with all other Non-Insurance Subsidiaries of the Borrower, has unconditionally guaranteed all of the Obligations of the Borrower under the Loan Documents.

      C. It is a condition to the making of the Loans to the Borrower under the Credit Agreement that each of the Assignors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its obligations to the Agent and Lenders under the Guaranty. The Lenders are relying on this Agreement in their decisions to make the Loans to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Agreement.

      D. Each Assignor will obtain benefits as a result of the making of the Loans to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Agreement.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to makes the Loans to the Borrower thereunder, each Assignor hereby agrees as follows:

      1. Assignment and Security Interest. Each Assignor hereby pledges and assigns to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Assignor's right, title and interest in and to the agreements and contracts listed on Schedule 1, together with any and all amendments, modifications, renewals, extensions and restatements thereof and supplements thereto (collectively, the "Contracts"), all records relating thereto, and any and all proceeds of the foregoing (collectively, the "Collateral"). For purposes of this Agreement, the term "proceeds" shall mean and include all cash, securities and other property of any nature received or receivable upon the sale, exchange or other disposition of or realization upon any Collateral, together with all distributions in respect of any Collateral, including pursuant to any liquidation, reorganization or similar proceeding with respect to any Assignor.

      2. Security for Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of the Total Obligations (as defined in the Guaranty) and all fees, expenses, indemnities and other amounts payable by any Assignor hereunder, (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Assignor seeking relief under any bankruptcy or insolvency laws, whether or not the claim for such interest is allowed in such proceeding), and all obligations that, but for the operation of the automatic stay under Section

362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all obligations described in this Section, collectively, the "Secured Obligations").

      3. Representations and Warranties. Each Assignor represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof with respect to each of the Contracts listed on Schedule 1 and shall be true and correct, and are hereby remade and reaffirmed, as of the date of any new Service Agreement with respect to such Service Agreement:

            (a) Each Assignor has heretofore delivered to the Agent a true, complete and correct copy of each of the Contracts currently in effect, together with all schedules and exhibits thereto and amendments and modifications thereof. Each such Contract sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.

            (b) Each Assignor's right, title and interest in and to each Contract is free and clear of any Lien whatsoever other than the security interest created by this Agreement (and other than the Liens in favor of First Union with respect to the Existing Senior Debt).

            (c) Each of the Contracts has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Assignor (and, to the knowledge of the Assignor, each other party thereto), enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles, and no defense, offset, deduction or counterclaim exists thereunder in favor of any party.

            (d) No Assignor is in breach of or default under any of the Contracts, and, to the knowledge of the Assignors, no other party to any of the Contracts is in breach thereof or default thereunder.

            (e) Except as specifically provided by the transactions contemplated by the Credit Agreement and the other Loan Documents, no Assignor has performed any act that might prevent such Assignor from performing its undertakings hereunder or that might prevent the Agent from operating under or enforcing any of the terms and conditions hereof or that would limit the Agent in such operation or enforcement.

            (f) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by each Assignor of this Agreement, the pledge of the Collateral hereunder or the exercise by the Agent of the rights and remedies in respect of the Collateral provided for herein, except for the financing statements described in subsection (g) below and except for such consents of parties to the Contracts as have been obtained and true and complete copies of which have been delivered to the Agent, on behalf of the Secured Parties.

            (g) Assuming proper filing of appropriately completed financing statements in the locations listed on Schedule 2 and termination by First Union of its Liens with respect to the Existing Senior Debt, the assignment of the Collateral pursuant to this Agreement is effective to create in favor of the Secured Parties a valid and perfected first priority security interest in and Lien upon the Collateral, securing the payment and performance of the Secured Obligations and subject only to Permitted Liens.

      4. Covenants of the Assignors. (a) Each Assignor will, for so long as this Agreement shall be in effect, (i) observe and perform all of its obligations under each of the Contracts and enforce the performance by each other party thereto of all of such party's obligations thereunder, in accordance with the terms and conditions thereof, (ii) keep original copies of all of its Contracts and all records relating thereto at its principal offices, and (iii) notify the Agent in writing promptly upon obtaining knowledge of the occurrence of any breach or violation of or default under any of the Contracts by any party thereto.

      (b) In the event any Assignor shall, at any time and from time to time after the date hereof, enter into any new Service Agreement, all of such Assignor's right, title and interest in and to such new Contract, all records relating thereto and any and all proceeds of the foregoing shall, immediately and automatically upon the Assignor's execution thereof, and without the necessity of any further action by the Assignor or the Agent, be pledged to the Agent as additional Collateral hereunder and shall be subject to the security interest created hereby, and in such event the Assignor will forthwith (and in any event within fifteen (15) days after its execution of any such new Service Agreement) notify the Agent and furnish to the Agent true, correct and complete copies thereof, and such Assignor will take any and all such further action that the Agent may reasonably deem necessary and advisable to perfect the security interest of the Agent created hereby as to such additional Collateral, including, without limitation, the obtaining, in form and substance satisfactory to the Agent, of any necessary consents of third parties to the pledge and assignment hereunder. In the event that any such new Contract or the assignment thereof as contemplated herein would, absent any such consent, be violable by any party as a result of such assignment, such assignment shall be void ab initio, and in such event the Assignor will exercise all of its rights and remedies under such Contract at the direction of and for the benefit of the

Secured Parties and will be deemed to hold all such rights and remedies in trust for the Secured Parties until such time as such consent shall have been obtained, at which time the pledge and assignment of such Contract provided for hereinabove shall automatically be remade and reaffirmed.

      5. Remedies. If an Event of Default shall have occurred and be continuing, the Agent may:

            (i) notify the parties obligated on any of the Contracts to make payment to the Agent of any amount due or to become due thereunder and receive all such amounts (and each of such parties, upon written notice from the Agent of the occurrence of an Event of Default, shall be and is hereby authorized by each Assignor to perform the relevant Contracts for the benefit of the Secured Parties in accordance with the terms and conditions thereof, without any obligation to determine whether an Event of Default has in fact occurred);

            (ii) transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Assignor and with or without disclosing that such Collateral is subject to the security interest created hereunder; and

            (iii) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein (including, without limitation, under clauses (i) and (ii) above and Sections 8(b) and (d)) or otherwise available to it (whether under any other Loan Document, by law, in equity or otherwise), all rights and remedies of a secured party under the Uniform

      Commercial Code as in effect in each relevant jurisdiction, and may, without limitation of the foregoing, set off and apply to the payment of any or all of the Secured Obligations, any or all of the Contracts, in such manner as the Agent shall in its sole discretion determine, enforce payment of any of the Contracts, settle, compromise or release, in whole or in part, any amounts owing on the Contracts, prosecute any action, suit or proceeding with respect to the Contracts, extend the time of payment under any of the Contracts, make allowances and adjustment with respect thereto, and enforce any and all of the terms and provisions thereof in the place and stead of each of the Assignors, and may sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory. If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral. In no event shall any Assignor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Assignor, and, to the greatest extent permitted by applicable law, each Assignor hereby expressly waives all rights of redemption, stay (other than the automatic stay under Section 362 of the Bankruptcy Code) or appraisal that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, advertisement or notice, all of which are hereby expressly waived by each Assignor to the greatest extent permitted by applicable law, shall be required in connection with any sale or other disposition of any part of the Collateral that threatens to decline speedily in value or that is of a type customarily sold in a recognized market; otherwise, the Agent shall give the relevant Assignor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Assignor agrees is commercially reasonable, each Assignor hereby expressly waiving all other demands, advertisements and notices. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Agent shall promptly notify the relevant Assignor (in advance if reasonably possible) of the adjournment of any public or private sale; provided, however, that the failure of the Agent to provide such Assignor with any such notice shall neither affect any obligations of the Assignors hereunder or under any of the Loan Documents nor result in any liability of the Agent to any Assignor or any Secured Party. Upon each private sale of Collateral of a type customarily sold in a recognized market and upon each public sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

      6. Indemnity and Expenses. Each Assignor agrees:

            (a) To indemnify and hold harmless the Agent and each Lender from and against any and all claims, demands, losses, judgments and liabilities in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction and not subject to any further appeal or pursuant to arbitration as provided in Section 14 of the Guaranty; and

            (b) To pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Sections 8(b) and (d)) or under the other Loan Documents, or otherwise available to it (whether at law, in equity or otherwise), or (iv) the failure by any Assignor to perform or observe any of the provisions hereof.

      7. Application of Proceeds. (a) All proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:

            (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Agent for the account of any Assignor, and all other amounts payable under Section 6;

            (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Secured Obligations owing to the Secured Parties, in such order and manner as the Agent may elect; and

            (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Assignors or any other Person lawfully entitled to receive such surplus.

      (b) Each Assignor shall remain liable to the extent of any deficiency between the amount of all proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above.

      8. Further Assurances, etc. (a) Each Assignor agrees that it will, at any time and from time to time and at its own expense, file and maintain in effect under each applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments as the Agent may reasonably deem necessary or advisable in order to perfect and preserve the Agent's security interest in the Collateral granted or purported to be granted hereby, and agrees to do such further acts and things and to execute and deliver to the Agent such additional conveyances, assignments, proxies, agreements and instruments as the Agent may reasonably deem necessary or advisable to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder, including, without limitation, to use its best efforts to obtain any approvals and consents of Governmental Authorities that may be necessary in order to permit the Agent to exercise any of its rights and remedies hereunder.

      (b) Each Assignor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent's reasonable discretion to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

            (i) to sign the name of the Assignor on any financing statement, continuation statement, notice or other similar document that, in the Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

            (ii) after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (iii) after the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any checks, drafts, instruments and other orders for the payment of money made payable to the Assignor representing any interest, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same; and

            (iv) after the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

      (c) Each Assignor agrees that it will warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

      (d) If any Assignor fails to perform any covenant or agreement contained in this Agreement or in any of the Contracts after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Assignors under Section 6.

      9. Assignors to Remain Liable. Notwithstanding anything herein to the contrary, each Assignor shall remain liable under each of the Contracts and shall observe and perform all of its obligations thereunder, and shall enforce the performance by each other party thereto of all of such party's obligations thereunder, in accordance with the terms and conditions thereof. The exercise by the Agent of any of its rights hereunder shall not release any Assignor from any of its obligations under any of the Contracts, and the Agent shall not have any obligation or liability under any of the Contracts by reason of or arising out of the assignment thereof as provided for herein or the receipt by the Agent of any payment relating to any of the Contracts; nor shall the Agent be obligated to perform any of the obligations or duties of any Assignor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party thereunder, or to take any action to collect or enforce any claim for payment assigned hereunder or to which it may be entitled. The obligations of the Agent as holder of Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents. The powers conferred on the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except to the extent arising out of its own gross negligence or willful misconduct.

      10. Certain Actions. Each Assignor agrees that it will not (i) sell or otherwise dispose of, mortgage, pledge, grant any Lien with respect to or otherwise encumber, any Contract, any Collateral or any interest therein, except for the security interest created by this Agreement, (ii) without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), amend, modify, supplement or waive any provision of any Contract, or compromise, release or extend the time for payment of any obligation thereunder, (iii) invoke or assert the benefit of any rule of law or statute now or hereafter in effect, including, without limitation, any right to prior notice or judicial hearing or marshalling of assets in connection with the Agent's possession, custody or disposition of any Collateral and any appraisal, valuation, stay (other than the automatic stay under Section 362 of the Bankruptcy Code), extension, moratorium or redemption law, or take or fail to take any other action, that would, or could reasonably be expected to, have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of any Collateral, the absolute sale of any Collateral or the possession thereof by any purchaser at any sale thereof, and, to the greatest extent permitted by applicable law, the Assignor hereby waives the benefit of all such laws, or (iv) agree to do or cause to be done any of the foregoing.

      11. Security Interest Absolute. Each Assignor agrees that its obligations, and the security interest granted to and all rights of the Agent, hereunder are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not the Assignor has notice or knowledge thereof:

            (i) any change in the time, manner or place of payment of, or in any other term of, any Obligations or Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant thereto;

            (ii) the invalidity or unenforceability of any particular Obligations or Secured Obligations or any provisions of the Credit Agreement, any other Loan Document or any agreement or instrument delivered pursuant thereto;

            (iii) the obtaining of any guaranty or other liability in respect of any Secured Obligations; any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other collateral pledged as direct or indirect security for any Secured Obligations (including the taking of a security interest in any property as security for the Secured Obligations or for any guaranty or other liability in respect thereof); or any discharge, modification, settlement, compromise, extension or other action or inaction in respect of any guaranty or other direct or indirect liability for any Secured Obligations;

            (iv) the proceeding against or resorting to the Collateral for payment on any Secured Obligations, whether or not the Agent shall have proceeded against or resorted to any other collateral pledged as direct or indirect security for any Secured Obligations or shall have proceeded against any other Person primarily or secondarily liable with respect to the Secured Obligations; or

            (v) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Assignor, other than the indefeasible payment in full of the Secured Obligations.

      12. No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No delay or failure to take action on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Assignor and the Secured Parties or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Assignor in any case shall entitle the Assignors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      13. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Assignor from, any provision of this Agreement, shall be effective unless in a writing signed by the Agent and executed and delivered in accordance with Section 15 of the Guaranty, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

      14. Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (ii) be binding upon and enforceable against the Assignors and their successors and assigns (provided, however, that the Assignors may not sell, assign or transfer any of their rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon the indefeasible payment in full of the Secured Obligations, this Agreement shall terminate, and the Agent, at the request and expense of the Assignors, will execute and deliver to the Assignors such documents and instruments evidencing such termination as the Assignors may reasonably request and will assign, transfer and deliver to the Assignors, without recourse and without representation or warranty (other than that the Collateral is free and clear of any Liens incurred by the Agent or Lenders), such of the Collateral as may then be in the possession of the Agent together with any moneys then held by the Agent hereunder. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement.

      15. Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner, at the addresses and subject to the other notice provisions set forth in the Guaranty.

      16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

      17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      18. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. For purposes of this Agreement, in addition to the terms defined elsewhere herein, all terms used herein without definition shall have the meanings accorded to them by the Uniform Commercial Code to the extent the same are used or defined therein.

      19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the Assignors have caused this Agreement to be executed under seal by its duly authorized officer as of the date first above written.


                                          COLONY MANAGEMENT SERVICES, INC.



                                          By:__________________________________

                                          Title:_______________________________


                                          FRONT ROYAL ENVIRONMENTAL
                                          SERVICES, INC.


                                          By:__________________________________

                                          Title:_______________________________


Accepted and agreed to:

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA, as Agent

By:_______________________________

Title:____________________________

                                          Schedule 1 to Collateral Assignment
                                          of Agreements (Subsidiaries)
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------------


                                   CONTRACTS

1.

2.

3.

                                          Schedule 2 to Collateral Assignment
                                          of Agreements (Subsidiaries)
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------------


                               FILING LOCATIONS


1.    Secretary of State of North Carolina

2.    Wake County, North Carolina Register of Deeds

3.    [Virginia and other filing locations]

                                          Exhibit G to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------------


                               ESCROW AGREEMENT


      THIS ESCROW AGREEMENT, dated as of the ___ day of December, 1996 (this "Agreement"), is made among FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined) under the Credit Agreement referred to below, FRONT ROYAL, INC., a North Carolina corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as escrow agent hereunder (in such capacity, the "Escrow Agent"). Capitalized terms used herein and not defined elsewhere herein shall have the meanings given to them in the Credit Agreement referred to below.

                                   RECITALS

      A. The Borrower, certain banks and other financial institutions (the "Lenders") and the Agent are parties to a Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Loans to the Borrower upon the terms and conditions set forth therein.

      B. The Borrower and the Agent have, as of the date hereof, entered into the Pledge and Security Agreement, whereby the Borrower has granted to the Agent, as security for its Obligations under the Credit Agreement and the other Loan Documents, a first priority security interest in and Lien upon, among other things, the funds to be maintained and held from time to time in the Cash Collateral Account (as hereinafter defined).

      C. It is a condition to the making of the Loans to the Borrower under the Credit Agreement that the Borrower shall have agreed, by executing and delivering this Agreement, to establish the Cash Collateral Account.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, the payment by the Borrower to the Escrow Agent of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders and the Agent to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrower thereunder, the parties hereby agree as follows:

            1. Appointment of Escrow Agent. The Borrower and the Agent hereby appoint the Escrow Agent to serve as escrow agent hereunder. The Escrow Agent accepts such appointment and agrees to hold, invest and disburse the funds maintained in the Cash Collateral Account in accordance with this Agreement and as agent for the benefit of the Agent and the Lenders so that the Agent shall have, pursuant to the Pledge and Security Agreement, a valid and perfected first priority security interest in and Lien upon all funds maintained and held in the Cash Collateral Account.


            2. Creation of Cash Collateral Account; Initial Deposit. The Borrower and the Agent hereby establish an escrow account to be maintained from and after the date hereof by and in the name of the Escrow Agent and designated the "Front Royal Cash Collateral Account" (the "Cash Collateral Account"). Concurrently with the execution of this Agreement, the Borrower is delivering to the Escrow Agent, for deposit into the Cash Collateral Account as required under Section 3.01(k) of the Credit Agreement, cash in the amount of $6,000,000, by wire transfer to First Union National Bank of North Carolina, ABA # 053000219, Account No. 465946, Re: Front Royal, Inc., Attention: Karen Atkinson, which delivery and receipt of which amount is hereby confirmed by the Escrow Agent. All deposits of funds into, investment of funds held in, and disbursements of funds from the Cash Collateral Account shall be made on the terms and conditions set forth herein.

            3. Withdrawals; Disbursements; Deficits. (a) The Borrower shall not be permitted to withdraw any funds from the Cash Collateral Account for any purpose except as expressly provided in Sections 4 and 10 hereof.

            (b) In the event the Borrower shall fail to pay any principal of or interest on the Loans, any fees or any other Obligations when due (whether at maturity, by acceleration or otherwise), the Agent shall have the right immediately to instruct the Escrow Agent to disburse to the Agent, and the Escrow Agent will disburse to the Agent upon receipt of such instructions, funds held in the Cash Collateral Account (including any undisbursed interest and income) in an amount sufficient to pay in full the Obligations then due and owing; provided that, in the event such funds in the Cash Collateral Account shall be insufficient to pay in full the Obligations then due and owing, the Agent may instruct the Escrow Agent to disburse to the Agent, and the Escrow Agent will so disburse to the Agent, all of the funds then held in the Cash Collateral Account.

            (c) The Borrower may, at any time and from time to time, by written instruction or pursuant to telephone instruction confirmed promptly in writing, direct the Escrow Agent to disburse to the Agent any amount of the funds held in the Cash Collateral Account, subject to its obligations under subsection (d) below.

            (d) In the event that, as a result of a disbursement of funds from the Cash Collateral Account pursuant to subsection (b) or (c) above, the aggregate principal balance of funds (including investments, which shall for purposes of this Section be valued on a cost basis) held in the Cash Collateral Account (exclusive of any undisbursed interest and income not applied as provided in the following sentence) shall at any time be less than $6,000,000 (a "Deficit"), the Borrower will, within thirty (30) days after such disbursement, deliver to the Escrow Agent, for deposit into the Cash Collateral Account, cash in an amount sufficient, together with all interest and income applied from time to time as provided in the following sentence, to eliminate such Deficit. At all times during which any Deficit shall exist, all undisbursed interest and income on the funds held in the Cash Collateral Account shall be deemed added, as and when accrued, to the principal balance of such funds, to the maximum extent possible or necessary to eliminate such Deficit, whereupon the same shall be deemed part of such principal balance and shall constitute at all times thereafter Collateral secured under the Borrower Pledge and Security Agreement, all without affecting the Borrower's obligation to deposit any additional amounts necessary to eliminate such Deficit within the 30-day period described above. The failure of the Borrower to eliminate a Deficit within the 30-day period described above shall constitute an Event of Default under the Credit Agreement.

            (e) Funds held in the Cash Collateral Account shall be disbursed in same day available funds by the Escrow Agent on the Business Day next following its receipt of instructions therefor as provided herein; provided, however, that if such instructions are received by the Escrow Agent on a day that is not a Business Day or after 1:00 p.m., Charlotte time, on a Business Day, such funds shall be disbursed on the second Business Day following receipt of such notice.

            (f) In addition to disbursements permitted or required under subsections (b) and (c) above, the Escrow Agent will disburse funds held in the Cash Collateral Account at any time and from time to time in accordance with the joint written directions of the Borrower and the Agent.

      4. Interest and Income. Except to the extent disbursed to the Agent at its request pursuant to Section 3(b) or retained in the Cash Collateral Account and applied to any Deficit pursuant to Section 3(d), interest and income earned during any calendar quarter on funds maintained in the Cash Collateral Account shall be disbursed by the Escrow Agent to the Borrower within thirty (30) days after the end of such quarter, beginning with the quarter ending March 31, 1997.

      5. Investment of Funds. The Escrow Agent shall invest and reinvest the funds held in the Cash Collateral Account as the Borrower shall direct in writing or pursuant to telephone instruction confirmed promptly in writing; provided, however, that no investment or reinvestment may be made except in the following:

            (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within five years from the date of acquisition;

            (ii) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within five years from the date of acquisition and, at the time of acquisition, having the highest rating obtainable from Standard & Poor's Ratings Group and Moody's Investors Service, Inc.;

            (iii) commercial paper issued by any Person organized under the laws of the United States of America, maturing no more than five years from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group and at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.;

            (iv) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within five years from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $500,000,000 (including First Union National Bank of North Carolina and its Affiliates);

            (v) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iv) above (including First Union National Bank of North Carolina and its Affiliates); and

            (vi) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

      Each of the foregoing investments shall be made in the name of the Escrow Agent. If the Escrow Agent has not received investment direction from the Borrower at any time at which an investment decision must be made, the Escrow Agent shall invest the funds held in the Cash Collateral Account, or such portion thereof as to which no direction has been received, in investments described in clause (vi) above. Funds in the Cash Collateral Account in an aggregate amount equal to or greater than the mandatory repayments of the Loans required pursuant to Section 2.6(a) of the Credit Agreement for the 12 month period following any date shall be maintained at all times in investments with current maturities of less than one year. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Borrower, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and the Escrow Agent shall not be liable or responsible for any loss, expense or penalty resulting from any such sale or liquidation.

      6. Resignation of Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the Borrower and the Agent. Such resignation shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation, the Agent shall, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000. Upon the acceptance of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Escrow Agent's resignation hereunder as Escrow Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

      7. Liability of Escrow Agent. The Escrow Agent shall have no liability or obligation with respect to the Cash Collateral Account except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment and disbursement of the funds maintained in the Cash Collateral Account in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, that the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Cash Collateral Account or the funds therein, this Agreement or any other Loan Document, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or instruction of such counsel.

      8. Indemnification. From and at all times after the date of this Agreement, and in addition to the fees, costs and expenses payable under Section 9, the Borrower agrees to indemnify and hold harmless the Escrow Agent and each of its directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Indemnified

Costs"), incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or any of the transactions contemplated herein, in any case whether or not any such Indemnified Person is a party to any such action, suit or proceeding or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person as finally determined by a court of competent jurisdiction and not subject to any appeal. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) the Borrower agrees to pay such fees and expenses, (b) the Borrower shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Borrower or any other Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Borrower or such other Indemnified Party. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

      9. Fees and Expenses of Escrow Agent. The Borrower (a) will pay to the Escrow Agent an annual escrow fee of $1,500, payable in advance on the Closing Date and on each anniversary of the Closing Date, (b) will pay the Escrow Agent a handling fee of $25 per transaction associated with investments and $10 per transaction associated with deposits and disbursements, for which handling fees the Borrower shall be billed monthly with payment due within ten (10) days of such invoice, and (c) will promptly reimburse the Escrow Agent upon demand for all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent.

      10. Termination of Escrow. Upon the indefeasible payment in full of the Obligations and receipt by the Escrow Agent of notice thereof from the Agent (which notice the Agent agrees to give promptly thereupon), this Agreement shall terminate, and the Escrow Agent shall forthwith disburse all funds held in the Cash Collateral Account to the Borrower; provided, however, that the provisions of Sections 7, 8 and 9 shall survive such termination.

      11. Disbursement Into Court. If, at any time, there shall exist any dispute between the Borrower and the Agent with respect to the holding or disposition of any portion of the funds held in the Cash Collateral Account or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to its sole satisfaction, the proper disposition of any portion of such funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Agent has not, within thirty
(30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 6, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both or the following actions:

            (i) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that the Escrow Agent shall continue to invest the Escrow Funds in accordance with
      Section 5; and/or

            (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it in the Cash Collateral Account for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to the Borrower or any other Person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Cash Collateral Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

      12. Tax Reporting. The Escrow Agent will provide to the Borrower a statement of investment income and such other statements with respect to the Cash Collateral Account as the Borrower may reasonably request from time to time. The Borrower shall be responsible for all tax reporting with respect to the Cash Collateral Account and the income therefrom.

      13. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, telecopied or delivered to the party to be notified at the following addresses:

      If to the Borrower:     Front Royal, Inc.
                              2200 Gateway Boulevard
                              Suite 205
                              Morrisville, North Carolina 27560
                              Attention:  Gregg Davis
                              Telephone: (919) 469-9795
                              Telecopy: (919) 469-3557

      If to the Agent:        First Union National Bank
                                of North Carolina
                              Specialized Industries/Financial
                                Institutions Lending Group
                              One First Union Center, 5th Floor
                              301 South College Street
                              Charlotte, North Carolina 28288-0735
                              Attention: Jay S. Bullock
                              Telephone: (704) 383-3789
                              Telecopy: (704) 383-7611

      If to the Escrow Agent: First Union National Bank
                                of North Carolina
                              230 South Tryon Street, 8th Floor
                              Charlotte, North Carolina 28288-1179
                              Attention: Karen Atkinson
                              Telephone: (704) 374-2670
                              Telecopy: (704) 383-7316

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed by first class, registered or certified mail, postage prepaid, on the fifth Business Day after deposit in the mails, (ii) if telecopied, when transmitted by telecopier, or (iii) if delivered by overnight courier or by hand, upon delivery.

      14. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement, shall be effective unless in a writing signed by the Agent and executed and delivered in accordance with Section 9.6 of the Credit Agreement (and, in the event the same shall affect the rights or obligations of the Escrow Agent under Sections 7, 8 or 9, the Escrow Agent), and then the same shall be effective only in the specific instance and for the specific purpose for which given.

      15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

      16. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      17. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

      18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      19. Entire Agreement. This Agreement and the other documents and instruments executed contemporaneously herewith constitute the entire agreement between the parties hereto relating to the subject matter hereof.

      20. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Escrow Agent and the Agent.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers as of the date first above written.

                                    FRONT ROYAL, INC.

                                    By:_______________________________________

                                    Title:____________________________________


                                    FIRST UNION NATIONAL BANK OF
                                    NORTH CAROLINA, as Agent


                                    By:______________________________________

                                    Title:____________________________________


                                    FIRST UNION NATIONAL BANK
                                    OF NORTH CAROLINA, as Escrow Agent


                                    By:______________________________________

                                    Title:____________________________________

                                          Exhibit H to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------

                Matters for Legal Opinion of Borrower's Counsel

      All opinions should be addressed to the Agent, the Lenders under the Credit Agreement and all Assignees pursuant to Section 9.7(a) of the Credit Agreement. The preamble to the following opinions should include a recitation of the documents reviewed. The term "Relevant Subsidiaries" shall include FRESI, FREIM, FRETS, CMS, Colony, Hamilton, FRIC, and, except where specifically excluded, Rockwood. Other capitalized terms shall have the meanings ascribed thereto in the Credit Agreement.

      1. Each of the Borrower and the Relevant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule _ to the opinion. "Comment: With respect to qualification and good standing, reliance on good standing certificates is permitted. This opinion need not cover Rockwood and its subsidiaries since those opinions will be given by Sellers' counsel, it being understood that the Agent and Lenders will receive reliance letters from such counsel.]


      Loan Document-related Opinions.

      2. Each of the Borrower and the Relevant Subsidiaries has the full corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. Each of the Borrower and the Relevant Subsidiaries has taken all necessary corporate action to execute, deliver and perform each Loan Document to which it is a party, and each such Loan Document has been validly executed and delivered by, and constitutes the legal, valid and binding obligation of, each of the Borrower and its Subsidiaries to the extent a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. [Borrower's counsel to give New York and Virginia enforceability opinion, Agent's counsel to give North Carolina enforceability opinion.]

      3. No consent, approval, authorization, exemption or other action by, notice to, or declaration or fling with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of the Transaction Documents to which it is a party, the legality, validity or enforceability thereof or the consummation of the Loans, other than [set forth copies of such consents, approvals and filings that have been obtained or made], which approval(s) has/have been obtained and is/are in full force and effect.

      4. The execution, delivery and performance by each of the Borrower and the Relevant Subsidiaries of the Loan Documents to which it is a party, and compliance by it therewith, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument known to us and to which it is a party, by which it or any of its properties is bound or to which it may be subject, or
(iv) result in the creation or imposition of any Lien (other than the Liens created pursuant to the Loan Documents) arising under any of the documents or instruments referred to in clause (iii), upon any property or assets of the Borrower or any of the Relevant Subsidiaries.

      5. To the best of our knowledge, except as may be identified on Schedule
4.5 to the Credit Agreement, there are no actions, investigations, suits or proceedings pending or threatened in writing, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower and its Subsidiaries or any of their respective properties seeking damages in the aggregate in excess of $250,000 (other than normal claims made in the ordinary course of business pursuant to written policies) or that would otherwise, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or (ii) with respect to any of the Transaction Documents or any of the Transactions.

      6. The authorized capital stock of each of the Relevant Subsidiaries, the par value per share, the number of shares issued and outstanding, and the owner of such shares are as follows:

      CMS: __________ shares of Common Stock, par value $_________ per share, _____________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is the Borrower;

      FREIM: __________ shares of Common Stock, par value $_________ per share, ________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is the Borrower;

      FRESI: _________ shares of Common Stock, par value $_________ per share, ________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is the Borrower;

      FRETS: __________ shares of Common Stock, par value $_________ per share, ________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is the Borrower:

      Colony: __________ shares of Common Stock, par value $_________ per share, ________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is the Borrower;

      FRIC: ___________ shares of Common Stock, par value $_________ per share, _________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is Colony;

      Hamilton: ___________ shares of Common Stock, par value $_________ per share, _________ shares of which are issued and outstanding; the owner of all issued and outstanding shares is Colony;

      Rockwood: __________ shares of Common Stock, par value $_________ per share, _________ shares of which are issued and outstanding; the owners of all issued and outstanding shares immediately prior to the Transactions are Trirock and PIC [Borrower's counsel may rely upon seller's counsel's opinion] and immediately after the Transactions will be the Borrower.

      7. All of the issued and outstanding shares of capital stock of CMS,

FREIM, FRESI, FRETS, Colony, FRIC, Hamilton and Rockwood [Borrower's counsel may rely upon seller's counsel's opinion on Rockwood] are duly authorized, validly issued, fully paid and nonassessable and are owned of record and, to the best of our knowledge, beneficially by the party set forth in opinion 6 above, to the best of our knowledge, free and clear of any Liens or other adverse claims or restrictions on transfer, other than the pledge of the shares of CMS, FREIM, FRESI, and Colony to First Union to secure the Existing Senior Debt.

      8. The Pledge and Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a valid security interest in all right, title and interest of the Borrower in and to the Collateral (as defined therein). Upon (a) the making of the Loans under the Credit Agreement, (b) delivery to the Escrow Agent of cash for deposit in the Cash Collateral Account and (c) delivery to the Agent of the certificates set forth on Part I of Annex A of the Pledge and Security Agreement and evidencing the shares described in opinion 6 above, other than the shares of FRIC and Hamilton (collectively, the "Pledged Shares"), accompanied by undated stock powers and endorsements duly executed in blank, and assuming continued possession of funds in the Cash Collateral Account by the Escrow Agent pursuant to the Escrow Agreement and continued possession of the Pledged Shares by the Agent, such security interest will constitute a fully perfected security interest in all right, title and interest of the Borrower in and to such Collateral. No filings or recordings are required in order to perfect the security interest created in favor of the Lender under the Pledge and Security Agreement.

      9. The Borrower Collateral Assignment of Agreements creates in favor of the Agent, for the benefit of the Lenders, a valid security interest in all right, title and interest of the Borrower in and to the Collateral (as defined therein), and upon the due recordation and indexing in the offices of the North Carolina Secretary of State and the Wake County, North Carolina Register of Deeds of Uniform Commercial Code financing statements in the form attached as Exhibit __ hereto, such security interest will constitute a fully perfected security interest in all right, title and interest of the Borrower in and to such Collateral.

      10. The Subsidiaries Collateral Assignment of Agreements creates in favor of the Agent, for the benefit of the Lenders, a valid security interest in all right, title and interest of CMS and FRESI in and to the Collateral (as defined therein), and upon the due recordation and indexing in the offices of the Virginia Secretary of State and the __________ County, Virginia Register of Deeds of Uniform Commercial Code financing statements in the form attached as Exhibit __ hereto, such security interest will constitute a fully perfected security interest in all right, title and interest of CMS and FRESI in and to such Collateral.

      11. Neither the Borrower nor any of its Subsidiaries is an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended.

      12. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and the consummation of the transactions contemplated by the Credit Agreement will not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      13. With respect to each Loan Document to which the Borrower or its Subsidiaries is a party, the courts of the States of Virginia and New York, if properly presented with the question, will give effect to the choice of law provisions contained in such Loan Documents, which by their terms are governed by the laws of the State of North Carolina.

      14. Such other matters reasonably requested by the Lender as a result of its due diligence or negotiation of the Loan Documents.

      Acquisition- and Equity-related Opinions.

      [We expect the following opinions, among others, to be covered to our satisfaction in opinions provided by buyer's or seller's counsel in connection with the Acquisition, along with reliance letters in favor of the Agent and the Lenders, including permitted assignees in accordance with Section 9.7(a) of the Credit Agreement.]

      15. Each of the [Borrower and its Subsidiaries/Sellers] has the full corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party, to own or lease its property and to operate its business as presently conducted. Each of the [Borrower and its Subsidiaries/Sellers] has taken all necessary corporate action to execute, deliver and perform each Transaction Document to which it is a party, and each such Transaction Document has been validly executed and delivered by, and constitutes the legal, valid and binding obligation of, each of the [Borrower and its Subsidiaries/Sellers] to the extent a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

      16. The execution, delivery and performance by each of the [Borrower and its Subsidiaries/Sellers] of the Transaction Documents to which it is a party, and compliance by it therewith, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument known to us and to which it is a party, by which it or any of its properties is bound or to which it may be subject, or (iv) result in the creation or imposition of any Lien (other than the Liens created pursuant to the Loan Documents) arising under any of the documents or instruments referred to in clause (iii), upon any property or assets of the Borrower, Rockwood or any of their Subsidiaries.

      17. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, Rockwood and their Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or (ii) with respect to any of the Transaction Documents or any of the Transactions.

                                          Exhibit I to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------

                        FINANCIAL CONDITION CERTIFICATE


      THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 3.1(r) of the Credit Agreement, dated as of December 18, 1996 (the "Credit Agreement"), among FRONT ROYAL, INC. (the "Borrower"), certain banks and financial institutions from time to time parties thereto (the "Lenders") and First Union National Bank of North Carolina as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement.

      The undersigned, Gregg Davis, in his capacity as Chief Financial Officer of the Borrower, hereby certifies that:

      1. The undersigned is, and at all pertinent times mentioned herein has been, the duly qualified and acting chief financial officer of the Borrower, and in such capacity has responsibility for the oversight of the financial affairs of the Borrower and its Subsidiaries. The undersigned has, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the negotiation of the Credit Agreement and the consummation of the Transactions.

      2. The undersigned has carefully reviewed the contents of this certificate and has conferred with counsel for the Borrower for the purpose of discussing the meaning of its contents. The statements made herein by the undersigned are based upon the personal knowledge of the undersigned, or upon reports and other information given to the undersigned by supervisory personnel of the Borrower and its Subsidiaries having responsibility for the reports and information given, and who in the opinion of the undersigned are reliable and entitled to be relied upon. The statements are made in good faith and, to the best of the knowledge and belief of the undersigned, and subject to the assumptions set forth in Annexes A and B, are reasonable in all material respects.

      3. In connection with preparation for the consummation of the Transactions, the undersigned has caused or supervised the preparation of and has reviewed projected financial statements consisting of balance sheets and statements of income of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions, together with appropriate supporting details and a statement of underlying assumptions, ranges and limitations (collectively, the "Projections"). The Projections cover the period from January 1, 1997 through December 31, 2003, and are attached hereto as Annex A.

      4. In the preparation of the Projections, the undersigned has relied on historical financial and other information and upon information with respect to operating revenues, costs and other data obtained in discussions with executive officers of the Borrower and its Subsidiaries, and other officers and supervisory personnel directly responsible for the various operations involved. The assumptions upon which the Projections are based are deemed by the undersigned to be reasonable. Based thereon, the undersigned believes that the Projections, taken as a whole, are reasonably attainable although they cannot be guaranteed.

      5. Attached hereto as Annex B is a true, correct and complete copy of a pro forma balance sheet of the Borrower and its Subsidiaries, on a consolidated basis, as of December 31, 1996, giving effect to the Transactions as if they occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet sets forth on a pro forma basis the unaudited financial condition of the Borrower and its Subsidiaries, on a consolidated basis, as of December 31, 1996, and reflects on a pro forma basis the effect of the Transactions, including all material fees and expenses in connection therewith.

      6. All material accounts and other liabilities of the Borrower and its Subsidiaries are current and not past due.


      Based upon the foregoing, the undersigned has reached the following conclusions:

      1. Neither the Borrower nor any of its Subsidiaries is, nor will the consummation of the Transactions and the incurrence by the Borrower and its Subsidiaries of their respective obligations pursuant to the Credit Agreement and the other Loan Documents render the Borrower or any of its Subsidiaries, "insolvent" as defined below. The undersigned understands that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. The undersigned understands that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty obligation. In making this statement, the undersigned has included the value of intangible assets that would not be assigned any value except as part of a going concern.

      2. Neither the Borrower nor any of its Subsidiaries will, as a result of the incurrence of its respective obligations pursuant to the Credit Agreement and the other Loan Documents, incur debts beyond its ability to pay as they mature. The foregoing conclusion is based in part on the Projections, which demonstrate that the Borrower and its Subsidiaries will have positive cash flow after paying all scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement).

      3. The consummation of the Transactions will not leave the Borrower or any of its Subsidiaries with "unreasonably small capital" within the meaning of
Section 548(a) of the Bankruptcy Code, or with remaining assets that are unreasonably small. In reaching this conclusion, the undersigned understands that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and he has reached this conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by the Borrower and its Subsidiaries in light of the Projections and the available credit capacity of the Borrower and its Subsidiaries.

      4. Neither the Borrower nor, to the best knowledge of the undersigned, any of its Subsidiaries, has executed any Credit Document, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors.

      The undersigned understands that the Agent and Lenders have performed their own review and analysis of the financial condition of the Borrower and its Subsidiaries, but that the Agent and Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower pursuant to the Credit Agreement.


      Executed this ___ day of December, 1996.



                                          -------------------------------------
                                          Chief Financial Officer,
                                          Front Royal, Inc.

                                          Annex A to Financial Condition
                                          Certificate
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------

                      FRONT ROYAL, INC. AND SUBSIDIARIES
                                  Projections



                               [TO BE PROVIDED]

                                          Annex B to Financial Condition
                                          Certificate
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------




                      FRONT ROYAL, INC. AND SUBSIDIARIES
                            Pro Forma Balance Sheet



                               [TO BE PROVIDED]

                                          Exhibit J-1 to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------


                            COMPLIANCE CERTIFICATE
                          (GAAP Financial Statements)

      THIS CERTIFICATE is given pursuant to Section S.3(a) of the Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), among Front Royal, Inc. (the "Borrower"), certain banks and financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

      The undersigned hereby certifies that:

      1. He is the duly elected Chief Financial Officer of the Borrower.

      2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of __________, and for the [___-month period] [year] then ended, required to be delivered under Section [5.1(a)] [5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles [(subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments)]1 and fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated or consolidating basis, as applicable, as of the date indicated and the results of operations of the Borrower and its Subsidiaries on a consolidated or consolidating basis, as applicable, for the period covered thereby.

      3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

      4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or

----------
1 Insert in the case of quarterly financial statements.

at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

      Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

      5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants subject to Generally Accepted Accounting Principles set forth in Article VI of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ______________, ____.


                                          [Signature of CFO]


                                          Name:________________________
                                               Chief Financial Officer

*****                            ATTACHMENT A

                         COVENANT COMPLIANCE WORKSHEET


Ratio of Consolidated Indebtedness to Total Capitalization
(Section 6.2 of the Credit Agreement);             Not greater than 0.5 to 1.0

(1) Consolidated Indebtedness as of the measurement date                $
                                                                         ======
(2) Total Capitalization:

    (a) Consolidated Indebtedness as of the measurement date  $
                                                               ------
    (b) Consolidated Net Work as of the measurement date      $
                                                               ------

    (c) Total Capitalization: Add Lines 2(a) and 2(b)                   $
                                                                         ======

(3) Ratio of Consolidated Indebtedness to Total Capitalization:
    Divide Line 1 by Line 2(c)
                                                                         ======

Fixed Charge Coverage Ratio
(Section 6.4 of the Credit Agreement):             Not less than:
                                                   1.25 to 1.0 through
                                                   12/31/98,
                                                   1.3 to 1.0 thereafter.

(1) Earnings:

    (a) Available Dividend Amount with
        Respect to the Measurement Period                     $
                                                               ------

    (b) Extraordinary Dividend Amount as of
        the measurement date                                  $
                                                               ------

    (c) Net Tax Payments of the Borrower

        during the Measurement Period                         $
                                                               ------

    (d) Minus Projected Net Overhead for the four
        fiscal quarters following
        the measurement date                                  $
                                                               ------

    (e) Combined Net Cash Flow of the Non-Insurance
        Subsidiaries (other than CMS) for the
        Measurement Period                                    $
                                                               ------

    (f) Minus Excess Cash Flow prepayment required to
        be made in respect of the Measurement Period1        ($      )
                                                               ------

    (g) Add Lines 1(a), 1(b), 1(c) and 1(e)
        and subtract Lines 1(d) and 1(f)                                $
                                                                         ======

(2) Fixed Charges:

    (a) Projected Debt Service for the four fiscal
        quarters following the measurement date               $
                                                               ------

    (b) Cash dividends or cash payments projected to be
        paid in respect of the Series A Preferred Stock,
        Class C Common Stock or rights for the four fiscal
        quarters following the Measurement Period             $
                                                               ------

    (c) Add Lines 2(a) and 2(b)                                         $
                                                                         ======


----------
1 To be deducted only for Measurement Periods ending on December 31st of any fiscal year.

(3) Fixed Charge Coverage Ratio:
       Divide Line 1(g) by Line 2(c)
                                                                         ======







3

Earnings Coverage Ratio
(Section 6.5 of the Credit Agreement):             Not less than:
                                                   1.15 to 1.0 through
                                                   12/31/98,
                                                   1.3 to 1.0 thereafter.

(1) Statutory Net Income of the Insurance
    Subsidiaries for the fiscal period2                       $
                                                               ------

(2) Aggregate Net Income of the Non-Insurance
    Subsidiaries (other than CMS) for the fiscal
    period                                                    $
                                                               ------

(3) Add Lines (l) and (2)                                               $
                                                                         ======

(4) Debt Service for the fiscal period                        $
                                                               ------

(5) Net Overhead for the fiscal period                        $
                                                               ------

(6) Add Lines (4) and (5)                                               $
                                                                         ======

(7) Earnings Coverage Ratio:
    Divide Line (3) by Line (6)
                                                                         ======


Capital Expenditures
(Section 6.7 of the Credit Agreement):             Not more than:
                                                   $1,500,000 for fiscal year
                                                   ending 12/31/97.
                                                   $1,000,000 for fiscal years
                                                   thereafter.

(1) Actual aggregate amount of Capital Expenditures

    for fiscal year as of the measurement date                          $
                                                                         ======






--------

2 The relevant fiscal period for the fiscal quarters ending 3/31/97, 6/30/97 and 9/30/97 are the periods of one, two and three fiscal quarters, respectively, ending on such dates and, thereafter, the period of four fiscal quarters ending on such date.

                                          Exhibit J-2 to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -----------------------------

                            COMPLIANCE CERTIFICATE
                       (Statutory Financial Statements)

      THIS CERTIFICATE is given pursuant to Section 5.3(a) of the Credit Agreement, dated as of December 18, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), among Front Royal, Inc. (the "Borrower"), certain banks and financial institutions from time to time parties thereto (the "Lenders") and First Union National Bank of North Carolina, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

      The undersigned hereby certifies that:

      1. He is the duly elected Chief Financial Officer of the Borrower.

      2. Enclosed with this Certificate are copies of the statutory financial statements of each Insurance Subsidiary as of ____________, and for the [__________-month period] [year] then ended, required to be delivered under Section [5.2(a)] [5.2(b)] of the Credit Agreement. Such statutory financial statements have been prepared in accordance with Statutory Accounting Principles and fairly present the financial condition of each Insurance Subsidiary as of the date indicated and the results of operations, changes in capital and surplus and cash flow of each Insurance Subsidiary for the period covered thereby.


      3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

      4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

      Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

      5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants subject to Statutory Accounting Principles set forth in Article VI of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ______ day of ______________, ____.


                                          Name:__________________________
                                          Chief Financial Officer

                                 ATTACHMENT A


                         COVENANT COMPLIANCE WORKSHEET


Consolidated Statutory Surplus
(Section 6.1 of the Credit Agreement):            Not less than the following:

(1) Required Consolidated Statutory Surplus as of                $60,000,000
    the measurement date                                          ==========


(2) Actual Consolidated Statutory Surplus as of                  $
    the measurement date                                          ==========



Operating Leverage Ratios
(Section 6.3 of the Credit Agreement):         Not greater than the following:

1. Consolidated New Written Premiums to         Not greater than 2.5 to 1.0
   Consolidated Statutory Surplus

   (a) Consolidated Net Written Premiums
       as of the measurement date:              $
                                                 ==========
   (b) Consolidated Statutory Surplus as of
       the measurement date:                    $
                                                 ==========

   (c) Operating Leverage Ratio: Divide Line
       1(a) by Line 1(b)
                                                                  ==========

2. Consolidated Gross Written Premiums to Consolidated
   Statutory Surplus                            Not greater than 5.0 to 1.0

   (a) Consolidated Gross Written Premiums as of
       the measurement date                     $
                                                 ==========

   (b) Consolidated Statutory Surplus as of the
       measurement date                         $
                                                 ==========

   (c) Operating Leverage Ratio:
       Divide Line 2(a) by Line 2(b)                             $
                                                                  ==========

Risk - Based Capital
(Section 6.6 of the Credit Agreement):            Not less than the following:

(1) Required minimum level of "total adjusted capital"1

    (a) Colony                                        $
                                                       ==========
    (b) Hamilton                                      $
                                                       ==========
    (c) FRIC                                          $
                                                       ==========
    (d) Rockwood                                      $
                                                       ==========


(2) Actual "total adjusted capital" as of the measurement date

    (a) Colony                                        $
                                                       ==========
    (b) Hamilton                                      $
                                                       ==========
    (c) FRIC                                          $
                                                       ==========
    (d) Rockwood                                      $
                                                       ==========


--------

1 (a) As of the last day of the fiscal year ending December 31, 1996, and as of the last day of any fiscal year ending thereafter up to and including the fiscal year ending December 31, 1998, 135% of the applicable Company Action Level RBC for such Insurance Subsidiary at such time; and (b) as of the last day of any fiscal year ending thereafter, 150% of the applicable Company Action Level RBC for such subsidiary at such time.

Insurance Subsidiary Investments                Complete for each
(Section 6.11(ix) of the Credit Agreement):     Insurance Subsidiary


                              Name of Insurance Subsidiary:___________________

(1) Investment Grade Securities
    rated "A-" or lower as of the

    measurement date

    (a) Permitted amount: 10% of Admitted Assets      $
                                                       ==========

    (b) Actual amount                                 $
                                                       ==========


(2) Investments in Non-Investment
    Grade Securities1 as of the measurement
    date

    (a) Permitted amount:  2% of Admitted Assets      $
                                                       ==========

    (b) Actual amount                                 $
                                                       ==========

(3) Investments in Equity Securities as of the measurement date

    (a) Permitted amount: 7% of Admitted Assets       $
                                                       ==========

    (b) Actual amount                                 $
                                                       ==========

(4) Investments in Securities of any Issuer Group as of the measurement date

    (a) Permitted amount: ____2 of Admitted Assets    $
                                                       ==========


    (b) Investments in any Issuer Group in excess
        of permitted amount?                          Yes __    No __

                           (Continued on Next Page)


--------

1 Limited to non-equity securities rated no lower than "B" by Standard & Poor's, Fitch or Duff & Phelps, "B3" by Moody's or "4" by the NAIC. 2 Fill in 2% for all periods through December 31, 1998 and 1.5% for all periods thereafter.

    (c) If yes, identify the Issuer Group(s) and

        the amount of investments.________________________________________

(5) Investments in any single equity security as of the measurement date

    (a) Permitted amount: ____3 of Admitted Assets    $
                                                       ==========

    (b) Investment in any equity security in excess
        of permitted amount?                          Yes __    No __

    (c) If yes, identify the equity security(ies) and the amount of investments.________________________________________


--------

3 Fill in 1.25% for all periods through December 31, 1998 and 1.0% for all periods thereafter.

                                          Exhibit K to Credit Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996 / $38,000,000
                                          -------------------------------


                           ASSIGNMENT AND ACCEPTANCE


      THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of __________, ____, by and between (the "Assignor") and _____________________ (the "Assignee"). Reference is made to the Credit Agreement, dated as of December 18, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Front Royal, Inc. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

      The Assignor and the Assignee hereby agree as follows:

      1. Assignment and Assumption. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, the interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents (in its capacity as a Lender thereunder) represented by the percentage interest specified in Item 4 of Annex I (the "Assigned Share"), including, without limitation, the Assigned Share of all rights and obligations of the Assignor with respect to its Commitment (unless terminated), Term Note and Loans.

      2. The Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, and that as of the date hereof the amount of its Commitment (unless terminated) and outstanding Loans is as set forth in Item 4 of Annex I, (ii) except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

      3. The Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under Sections 5.1 and 5.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) confirms that it is an Eligible Assignee, (v) appoints and authorizes the Agent to take such actions as agent on its behalf under the Credit Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in Section 2.17(d) of the Credit Agreement].1

      4. Effective Date. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to each of the Agent and the Borrower (and also to the Agent, the processing fee referred to in Section 9.7(a) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of (i) the date of acceptance hereof by the Agent and the Borrower or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which date shall be not less than five (5) Business Days after the date of execution hereof by the Assignor and the Assignee). As of the Effective Date, and subject to the receipt of the consents required pursuant to Section 9.7(a)(i) of the Credit Agreement,
(y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective Date) and be released from its obligations under the Credit Agreement and the other Loan Documents.

      5. Payments; Settlement. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor and the Assignee) that represents the Assigned Share of the principal amount of the Loans of the Assignor outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Agent will

--------
1 Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

make all payments required to be made by it under the Credit Agreement in respect of the interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.

      6. Governing Law. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

      7. Entire Agreement. This Assignment and Acceptance, together with the Credit Agreement and the other Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

      8. Successors and Assigns. This Assignment and Acceptance shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

      9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.

                                          ASSIGNOR:

                                          ____________________________________


                                          By: ________________________________

                                          Title: _____________________________


                                          ASSIGNEE:


                                          ____________________________________


                                          By: ________________________________

                                          Title: _____________________________



Accepted this __ day of
_____________, 19__:

FIRST UNION NATIONAL BANK OF
 NORTH CAROLINA, as Agent


By: ________________________________

Title: _____________________________


Consented and agreed to:

FRONT ROYAL, INC.



By: ________________________________

Title: _____________________________

                                    ANNEX I


1.    Borrower: Front Royal, Inc.

2.    Name and Date of Credit Agreement:

      Credit Agreement, dated as of December 18, 1996, among Front Royal, Inc., certain Lenders from time to time parties thereto, and First Union National Bank of North Carolina, as Agent.

3.    Date of Assignment and Acceptance: _____________ , 19 __

4.    Amounts:

                                                                   Amount of
                                  Aggregate for     Assigned       Assigned
                                    Assignor         Share2          Share

                                    --------         ------          -----

      (a) Commitment3             $                         %       $
                                    ----------       -------         ------

      (b) Loans                   $                         %       $
                                    ----------       -------         ------

5.    Effective Date: _____________________4

6.    Addresses for Payments:

      Assignor:   _________________________________

                  _________________________________

                  _________________________________

                  Attention: ______________________
                  Telephone: ______________________
                  Telecopy:  ______________________
                  Reference: ______________________

--------

2     Percentage taken to up to ten decimal places, if necessary.

3     Applicable only to assignments made prior to the Closing Date.

4 Shall be a date not less than five Business Days after the date of the Assignment and Acceptance.

      Assignee:   _________________________________

                  _________________________________

                  _________________________________

                  Attention: ______________________
                  Telephone: ______________________
                  Telecopy:  ______________________
                  Reference: ______________________

7.    Addresses for Notices:

      Assignor:   _________________________________


                  _________________________________

                  _________________________________

                  Attention: ______________________
                  Telephone: ______________________
                  Telecopy:  ______________________
                  Reference: ______________________

      Assignee:   _________________________________

                  _________________________________

                  _________________________________

                  Attention: ______________________
                  Telephone: ______________________
                  Telecopy:  ______________________
                  Reference: ______________________

8.    Lending Office of Assignee:

      _________________________________

      _________________________________

      _________________________________

      Attention: ______________________
      Telephone: ______________________
      Telecopy:  ______________________

                      FIRST AMENDMENT TO CREDIT AGREEMENT


      THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 30, 1996 (this "First Amendment"), is made in respect of the Credit Agreement dated December 18, 1996 (as amended hereby, the "Credit Agreement"), by and between FRONT ROYAL, INC., a North Carolina corporation (the "Borrower"), the financial institutions listed on the signature pages thereof or that become parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

                                   RECITALS

      A. The parties agree to amend Section 6.13 of the Credit Agreement to permit the Borrower to pay accrued dividends on the Series A Preferred Stock out of the proceeds of an IPO in accordance with the Amended Charter under certain conditions specified in this First Amendment.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders, for themselves and their successors and assigns, agree as follows:

                                   ARTICLE I

                        AMENDMENTS TO CREDIT AGREEMENT

      1.1 Amendment to Section 6.13(a). Section 6.13(a) of the Credit Agreement shall be amended by inserting the following subsection (iii) and renumbering existing clauses (iii) and (iv) as new clauses (iv) and (v):

            (iii) for so long as no Default shall have occurred and be continuing or would result immediately following a payment otherwise permitted under this clause (iii), the Borrower may, upon the occurrence of an IPO in accordance with Section 6.24, make cash dividend payments in respect of the Series A Preferred Stock in an amount equal to the accrued and unpaid dividends on the Series A Preferred Stock in accordance with the terms of the Amended Charter, provided that (y) no such dividend payments shall be made unless prior thereto the Borrower shall have made a prepayment of the Loans to the extent required under Section 2.6(d) and
      (z) such dividend payments shall be made out of the net proceeds of the IPO.

      1.2. Amendment to add Section 6.24. Article VI of the Credit Agreement shall be amended to add the following Section 6.24 at the end thereof:

            6.24. Restriction on IPO. The Borrower shall not undertake or consummate an IPO unless, immediately upon the closing of the IPO, the Borrower is able to comply with both the terms of this Agreement and the terms of the Amended Charter.



                                  ARTICLE II

                                    GENERAL

      2.1. Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby.

      2.2. Applicable Law. This First Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

      2.3. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

      2.4. Headings. The headings of this First Amendment are for the purposes of reference only and shall not affect the construction of this First Amendment.

      2.5. Effectiveness. This First Amendment shall be deemed fully executed and effective when executed by the Borrower, the Agent and the Lenders.

      IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                                        FRONT ROYAL, INC.


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________



                                        FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA, as Agent

                                         and as a Lender



                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                      SECOND AMENDMENT TO CREDIT AGREEMENT,
                FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                               AND LIMITED WAIVER



      THIS SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LIMITED WAIVER, dated as of April 11, 1997 (this "Amendment"), is made in respect of (i) the Credit Agreement dated December 18, 1996 (as amended by the First Amendment to Credit Agreement, dated December 30, 1996 and as further amended hereby, the "Credit Agreement"), by and between FRONT ROYAL, INC., a North Carolina corporation ("Front Royal"), as Borrower, the financial institutions listed on the signature pages thereof or that become parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent for the Lenders (in such capacity, the "Agent") and (ii) the Pledge and Security Agreement dated December 31, 1996 (as amended hereby, the "Pledge Agreement"), by and between Front Royal, as Pledgor, and the Agent for the benefit of the Agent and the Lenders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

                                    RECITALS

      A. With respect to the Credit Agreement, the parties desire (i) to allow Rockwood to retain as Investments certain Asset Backed Derivative Securities, subject to the conditions set forth herein, and (ii) to amend the definition of "Earnings Coverage Ratio" and (iii) to clarify the meaning of the term "equity security" as used in Section 6.11 thereof.

      B. With respect to the Credit Agreement, First Union, as the sole Lender and as Agent, desires to grant to Borrower a limited waiver of certain violations of the Credit Agreement that have occurred prior to the effective date of this Amendment.

      C. With respect to the Pledge Agreement, the parties agree that the purported pledge of the capital stock of Front Royal ETS, Inc. ("FRETS") pursuant to the Pledge Agreement was invalid in that such stock is owned of record by Front Royal Environmental Services, Inc. ("FRESI") and not by Front Royal (the Pledgor). Accordingly, the parties desire to amend the Pledge Agreement to delete the purported pledge of FRETS stock and to provide for the prompt dissolution of FRETS.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Front Royal, the Agent and the Lenders, for themselves and their successors and assigns, agree as follows:

                                    ARTICLE I

                          AMENDMENT TO CREDIT AGREEMENT

      1.1. Amendments relating to Asset Backed Derivative Securities.

            a. Section 1.1 of the Credit Agreement shall be amended by adding the following definition in appropriate alphabetical order:

                  "Adjusted Statutory Surplus" shall mean, at any time,
            Consolidated Statutory Surplus at such time, less the net amount, if any, by which the carrying value attributed to any Asset Backed Derivative Securities in the determination of Consolidated Statutory Surplus exceeds the market value (as provided by a reputable investment dealer reasonably satisfactory to the Agent) of such Asset Backed Derivative Securities at such time; provided that the foregoing definition shall not be deemed to imply that the ownership of Asset Backed Derivative Securities is permitted other than as expressly permitted pursuant to this Agreement. "

            b. Section 1.1 of the Credit Agreement shall be amended by adding the following clauses to the definition of "Consolidated Net Worth" immediately prior to the period at the end thereof:

                  ", less the net amount, if any, by which the carrying value attributed to any Asset Backed Derivative Securities in the determination of such net worth exceeds the market value (as provided by a reputable investment dealer reasonably satisfactory to the Agent) of such Asset Backed Derivative Securities at such time; provided that the foregoing definition shall not be deemed to imply that the ownership of Asset Backed Derivative Securities is permitted other than as expressly permitted pursuant to this Agreement."

            c. Section 6.1 of the Credit Agreement shall be amended by deleting such section in its entirety and substituting in lieu thereof the following:

                  "6.1 Adjusted Statutory Surplus. The Borrower will not permit
            Adjusted Statutory Surplus to be less than $60,000,000 at any time from and after the Closing Date."

            d. Section 6.3 of the Credit Agreement shall be amended by deleting the term "Consolidated Statutory Surplus" in each place where it appears in such section and substituting in lieu thereof the term "Adjusted Statutory Surplus. "

            e. Section 6.11(i) of the Credit Agreement shall be amended by adding the following parenthetical phrase immediately prior to the semicolon at the end thereof:

                  "(except as expressly permitted by the provisions of clause
            (ix)(h) below)"

            f. Section 6.11(ix) of the Credit Agreement shall be amended by adding the following clause (h) immediately following clause (g) thereof:

                  "(h) The Investments by Rockwood in the Asset Backed
            Derivative Securities described in Schedule 6.11; provided that (A) such Asset Backed Derivative Securities may not be sold or transferred to any other Insurance Subsidiary and (B) Rockwood shall not acquire or own any other Asset Backed Derivative Securities."

            g. Section 6.22(b) of the Credit Agreement shall be amended by deleting the term "Consolidated Statutory Surplus" from clause (x) in the proviso to such section and substituting in lieu thereof the term "Adjusted Statutory Surplus."

            h. The Covenant Compliance Worksheets shall be amended to reflect the foregoing amendments to Sections 6.1 and 6.3 of the Credit Agreement and to reflect the foregoing amendment to the definition of "Consolidated Net Worth" as it affects the determination of the Capitalization Ratio as required by Section 6.3 of the Credit Agreement, in each case as shown in the Covenant Compliance Worksheets attached to this Amendment.

            i. The Schedules of the Credit Agreement shall be amended by adding thereto Schedule 6.11 as attached to this Amendment.

      1.2. Amendment to definition of "Earnings Coverage Ratio". Section 1.1 of the Credit Agreement shall be amended by deleting phrase (i)(A) in the definition of Earnings Coverage Ratio and substituting in lieu thereof the following:

            "the aggregate Statutory Net Income of the Insurance Subsidiaries, without duplication, and"

      1.3. Amendment relating to the use of the term "equity securities".
Section 6.11(ix)(d) of the Credit Agreement shall be amended by deleting the phrase following the final comma in such Section and substituting in lieu thereof the following:

            "in either case shall not be considered equity securities for purposes of subsections (d), (e) or (f) of this Section 6.11(ix)."


                                   ARTICLE II

                          AMENDMENT TO PLEDGE AGREEMENT

      2.1. Amendment to Annex A. Annex A of the Pledge Agreement shall be amended by replacing such annex with the amended Annex A ("Amended Annex A") attached hereto. Amended Annex A is identical to Annex A except for the deletion of the description of any capital stock of FRETS.

                                  ARTICLE III

                                LIMITED WAIVER

      3.1. Events of Default. The Borrower has informed First Union of the occurrence of certain Events of Default, as of December 31, 1996 and beyond the 60-day grace period allowed in the proviso to Section 6.11 of the Credit Agreement, resulting from (i) Investments of Rockwood consisting of Asset Backed Derivative Securities and (ii) Investments of Colony in a single equity security in excess of 1.25% of Colony's Admitted Assets.

      3.2. Limited Waiver. Subject to the compliance by the Borrower and Insurance Subsidiaries with the provisions of Section 6.11 of the Credit Agreement, as amended hereby, and the accuracy of the representations and warranties of the Borrower in Section 4.1 below, First Union, as Agent and sole Lender, hereby waives the Events of Default described in Section 3.1 above. This Waiver is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any Default or Event of Default except as expressly set forth herein.


                                  ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

      4.1. Representations and Warranties of Front Royal. Front Royal, as Borrower and Pledgor, hereby represents and warrants to the Agent and Lenders that:

            a. Front Royal has the requisite corporate power and authority, and has been duly authorized, to execute, deliver and perform this Amendment;

            b. Front Royal has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of its obligations thereunder;

            c. The representations and warranties made by Front Royal in the Credit Agreement and in the Pledge Agreement are true and correct on and as of the date hereof as though made on and as of such date (except for those that expressly relate to an earlier date), provided, that all references to Annex A in the representations and warranties of the Pledge Agreement shall be deemed to be references to Amended Annex A;

            d. Except as expressly provided in Section 3.1 above, no Default or Event of Default has occurred or is continuing under the Loan Documents;

            e. Prior to the date hereof, Front Royal has caused Colony to divest at least that portion of equity securities that caused the Event of Default described in Section 3.1(ii) above and Colony is currently in full compliance with Section 6.11 of the Credit Agreement;

            f. The Asset Backed Derivative Securities described on Schedule 6.11 attached hereto constitute all of the Asset Backed Derivative Securities owned by the Borrower and its Subsidiaries; and

            g. The assets of FRETS are de minimis.

      4.2. Covenants of Front Royal. Front Royal, as Borrower and Pledgor, hereby covenants and agrees that:

            a. Within 60 days of the date hereof, it shall have caused FRETS to be dissolved and shall provide the Agent with a filed copy of the articles of dissolution of FRETS or equivalent documentation; and


            b. At all times prior to the dissolution of FRETS its assets shall be de minimis.

      4.3. Covenant of Agent. Agent hereby covenants and agrees that promptly upon the Borrower providing the documentation required by Section 4.2(a) above, the Agent shall forward the original FRETS stock certificate and accompanying stock power to Front Royal.


                                   ARTICLE V

                                    GENERAL

      5.1. Acknowledgement of Guarantors. The Guarantors (as defined in the Subsidiaries Guaranty, dated as of December 31, 1996, made by each of the Non-Insurance Subsidiaries of the Borrower in favor of the Lenders and the Agent (the "Guaranty")) acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment, including the limited waiver, do not operate to reduce or discharge the Guarantors' obligations under the Guaranty.

      5.2. Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement and Pledge Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement and Pledge Agreement, respectively, after amendment by this Amendment.

      5.3. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

      5.4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

      5.5. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

      5.6. Effectiveness. This Amendment shall be deemed fully executed and effective when executed by Front Royal, the Guarantors, the Agent and the sole Lender.

      IN WITNESS WHEREOF, Front Royal, the Agent and the Lenders have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                                      FRONT ROYAL, INC., as Borrower and Pledgor


                                      By: ___________________________________

                                      Name: _________________________________

                                      Title: ________________________________



                                      FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA, as Agent
                                       and as sole Lender



                                      By: ___________________________________

                                          Gail M. Golightly,
                                          Senior Vice President

Acknowledged and consented to
pursuant to Section 5.1, as of
the day and year first above written.

FRONT ROYAL ENVIRONMENTAL SERVICES, INC., as Guarantor


By: _____________________________________

Title: __________________________________


FRONT ROYAL ENVIRONMENTAL INSURANCE
  MANAGEMENT, INC., as Guarantor



By: _____________________________________

Title: __________________________________


COLONY MANAGEMENT SERVICES, INC.,
  as Guarantor


By: _____________________________________

Title: __________________________________

                                        First Union National Bank
                                        of North Carolina, as Agent
                                        Front Royal, Inc.
                                        December 18, 1996 (as amended to
                                        April 11, 997)/$38,000,000


                  Asset Backed Derivative Securities Owned By
                         Rockwood as of April 11, 1997

                                                                      Statement
       Cusip #           Description                  Estimated       Value
                                                      Maturity        @ 12/31/96

--------------------------------------------------------------------------------

1.  31359FNBO FEDERAL NATL MTG ASSN 227-S             11/25/2000    1,002,850.71

2.  74434TUGO PRUDENTIAL HOME MTG SECS
              SER 43 A-16                             04/25/2009      123,672.22

3.  3133TOG24 FHLMC REMIC SER 1576-SB                 08/15/2001      984,398.37

4.  74434TUC9 PRUDENTIAL HOME MTG SECS
              SER 43 A-12                             04/25/2009      125,877.73

5.  31359BGF8 FEDERAL NATL MTG ASSN CL 25-SI          05/25/2010      919,939.75

6.  31359AQA0 FEDERAL NATL MTG ASSN 1993-88 S         04/25/2000      916,883.86


7.  312912HJ0 FHLMC PARTN CTF SER 1386CL-H            07/15/2002      988,506.42

8.  312914WB6 FEDERAL HOME LOAN MTG 1474-S            10/15/2016      361,068.64

                                                      Total         5,423,197.70
                                                                    ------------

                                ATTACHMENT A TO
              COMPLIANCE CERTIFICATE (GAAP FINANCIAL STATEMENTS)

                         COVENANT COMPLIANCE WORKSHEET
             (As amended by Second Amendment to Credit Agreement,
                          dated as of April 11, 1997)


Ratio of Consolidated Indebtedness to Total Capitalization
(Section 6.2 of the Credit Agreement):             Not greater than 0.5 to 1.0

(1)   Consolidated Indebtedness as of the measurement date               $
                                                                          ======

(2)   Total Capitalization:

      (a)   Consolidated Indebtedness as of
            the measurement date                                 $
                                                                  ------
      (b)   Consolidated Net Worth:

            (i) consolidated net worth of Borrower
            and Subsidiaries as of the measurement date  $
                                                          ------
            (ii) Minus net amount by which carrying
            value of Asset Backed Derivative Securities
            exceeds market value as of the measurement
            date (see attached Asset Backed Derivative
            Securities Worksheet)                        $
                                                          ------

            (iii) Consolidated Net Worth as of
            the measurement date                                 $
                                                                  ------

      (c)   Total Capitalization: Add Lines 2(a) and 2(b)(iii)           $
                                                                          ======


(3)   Ratio of Consolidated Indebtedness to Total Capitalization:
      Divide Line 1 by Line 2(c)
                                                                          ======

Fixed Charge Coverage Ratio
(Section 6.4 of the Credit Agreement):          Not less than:
                                                1.25 to 1.0 through
                                                12/31/98,
                                                1.3 to 1.0 thereafter.

(1)   Earnings:

      (a)   Available Dividend Amount with
            respect to the Measurement Period                    $
                                                                  ------

      (b)   Extraordinary Dividend Amount as of
            the measurement date                                 $
                                                                  ------

      (c)   Net Tax Payments of the Borrower
            during the Measurement Period                        $
                                                                  ------

      (d)   Minus Projected Net Overhead for the four
            fiscal quarters following the measurement date       $
                                                                  ------

      (e)   Combined Net Cash Flow of the Non-Insurance
            Subsidiaries (other than CMS) for the
            Measurement Period                                   $
                                                                  ------

      (f)   Minus Excess Cash Flow prepayment required
            to be made in respect of the Measurement Period1     $
                                                                  ------

      (g)   Add Lines 1(a), 1(b), 1(c) and 1(e)
            and subtract Lines 1(d) and 1(f)                             $
                                                                          ======

(2)   Fixed Charges:

      (a)   Projected Debt Service for the four fiscal
            quarters following the measurement date              $
                                                                  ------

      (b)   Cash dividends or cash payments projected to be
            paid in respect of the Series A Preferred Stock,
            Class C Common Stock or Rights for the four
            fiscal quarters following the Measurement Period     $
                                                                  ------

      (c)   Add Lines 2(a) and 2(b)                                      $
                                                                          ======

      (3)   Fixed Charge Coverage Ratio:
              Divide Line l(g) by Line 2(c)

                                                                          ======

----------

1 To be deducted only for Measurement Periods ending on December 31st of any fiscal year

Earnings Coverage Ratio
(Section 6.5 of the Credit Agreement):          Not less than:
                                                1.15 to 1.0 through
                                                12/31/98,
                                                1.3 to 1.0 thereafter.



(1)   Statutory Net Income of the Insurance
      Subsidiaries for the fiscal period2                        $
                                                                  ------

(2)   Aggregate Net Income of the Non-Insurance
      Subsidiaries (other than CMS) for the fiscal
      period                                                     $
                                                                  ------

(3)   Add Lines (1) and (2)                                              $
                                                                          ======

(4)   Debt Service for the fiscal period                         $
                                                                  ------

(5)   Net Overhead for the fiscal period                         $
                                                                  ------

(6)   Add Lines (4) and (5)                                              $
                                                                          ======

(7)   Earnings Coverage Ratio:
      Divide Line (3) by Line (6)                                        $
                                                                          ======


Capital Expenditures
(Section 6.7 of the Credit Agreement):   Not more than:
                                         $1,500,000 for fiscal year ending
                                         12/31/97.
                                         $1,000,000 for fiscal years thereafter.

(1)   Actual aggregate amount of Capital Expenditures

      for fiscal year as of the measurement date                         $
                                                                          ======


----------

2 The relevant fiscal period for the fiscal quarters ending 3/31/97, 6/30/97 and 9/30/97 are the periods of one, two and three fiscal quarters, respectively, ending on such dates and, thereafter, the period of four fiscal quarters ending on such date.

                                ATTACHMENT A TO
            COMPLIANCE CERTIFICATE (STATUTORY FINANCIAL STATEMENTS)

                         COVENANT COMPLIANCE WORKSHEET
             (As amended by Second Amendment to Credit Agreement,
                          dated as of April 11, 1997)


Adjusted Statutory Surplus
(Section 6.1 of the Credit Agreement):            Not less than the following:

(1)   Required Adjusted Statutory Surplus as of                    $60,000,000
      the measurement date                                          ===========

(2)   Actual Adjusted Statutory Surplus:

      (a)   Consolidated Statutory Surplus
            as of the measurement date                   $
                                                          ---------

      (b)   Minus net amount by which carrying value
            of Asset Backed Derivative Securities exceeds
            market value as of the measurement date
           (see attached Asset Backed Derivative
           Securities Worksheet)                         $
                                                          ---------

      (c)   Adjusted Statutory Surplus as of
            the measurement date                                   $
                                                                    ===========

Operating Leverage Ratios
(Section 6.3 of the Credit Agreement):        Not greater thana the following:

1.    Consolidated Net Written Premiums to         Not greater than 2.5 to 1.0
      Adjusted Statutory Surplus

      (a)   Consolidated Net Written Premiums
            as of the measurement date:                  $
                                                          =========
      (b)   Adjusted Statutory Surplus as of
            the measurement date:                        $
                                                          =========

      (c)   Operating Leverage Ratio: Divide Line

            1(a) by Line 1(b)
                                                                    ===========

2.    Consolidated Gross Written Premiums to Adjusted
      Statutory Surplus                            Not greater than 5.0 to 1.0

      (a)   Consolidated Gross Written Premiums as of
            the measurement date                         $
                                                          =========

      (b)   Adjusted Statutory Surplus as of the
            measurement date                             $
                                                          =========

      (c)   Operating Leverage Ratio:
            Divide Line 2(a) by Line 2(b)
                                                                    ===========

Risk - Based Capital
(Section 6.6 of the Credit Agreement              Not less than the following:

(1) Required minimum level of "total adjusted capital"1

      (a)   Colony                        $
                                           =========
      (b)   Hamilton                      $
                                           =========
      (c)   FRIC                          $
                                           =========
      (d)   Rockwood                      $
                                           =========

(2) Actual "total adjusted capital" as of the measurement date

      (a)   Colony                        $
                                           =========
      (b)   Hamilton                      $
                                           =========
      (c)   FRIC                          $
                                           =========
      (d)   Rockwood                      $
                                           =========

----------

1 (a) As of the last day of the fiscal year ending December 31, 1996, and as of the last day of any fiscal year ending thereafter up to and including the fiscal year ending December 31, 1998, 135% of the applicable Company Action Level RBC for such Insurance Subsidiary at such time; and (b) as of the last day of any fiscal year ending thereafter, 150% of the applicable Company Action Level RBC for such subsidiary at such time.

Insurance Subsidiary Investments                Complete for each
(Section 6.11(ix) of the Credit Agreement       Insurance Subsidiary

                       Name of Insurance Subsidiary: __________________________

(1)   Investment Grade Securities
      rated "A-" or lower as of the
      measurement date

      (a)   Permitted amount: 10% of Admitted Assets     $
                                                          =========

      (b)   Actual amount                                $
                                                          =========

(2)   Investments in Non-Investment
      Grade Securities1 as of the measurement
      date

      (a)   Permitted amount:  2% of Admitted Assets     $
                                                          =========

      (b)   Actual amount                                $
                                                          =========

(3) Investments in Equity Securities as of the measurement date

      (a)   Permitted amount:  7% of Admitted Assets     $
                                                          =========

      (b)   Actual amount                                $
                                                          =========

(4)   Investments in Securities of any
      Issuer Group as of the measurement date

      (a)   Permitted amount: ___2 of Admitted Assets    $
                                                          =========

      (b)   Investments in any Issuer Group in excess
            of permitted amount?                         Yes __   No __



                           (Continued on Next Page)


--------

1 Limited to non-equity securities rated no lower than "B" by Standard & Poor's, Fitch or Duff & Phelps, "B3" by Moody's or "4" by the NAIC.

2 Fill in 2% for all periods through December 31, 1998 and 1.5% for all periods thereafter.

      (c) If yes, identify the Issuer Group(s) and the amount of investments._________________________________________

(5) Investments in any single equity security as of the measurement date

      (a)   Permitted amount:  ___3 of Admitted Assets   $
                                                          =========

      (b)   Investment in any equity security in excess
            of permitted amount?                         Yes __   No __

      (c) If yes, identify the equity security(ies) and the amount of investments._________________________________________

----------

3 Fill in 1.25% for all periods through December 31, 1998 and 1.0% for all periods thereafter.

                                          Annex A to Pledge and Security
                                          Agreement
                                          First Union National Bank
                                          of North Carolina, as Agent
                                          Front Royal, Inc.
                                          December 18, 1996/$38,000,000
                                          -----------------------------


AS AMENDED BY SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LIMITED WAIVER, DATED AS OF APRIL 11, 1997.

Part I. Pledged Stock

                                                                  Percentage of
                                                                   Outstanding
      Name of                 Type of      Number of  Certificate   Shares of
Issuing Corporation            Shares        Shares      Number    Capital Stock
-------------------            ------        ------      ------    -------------

 Colony Management
  Services, Inc.               Common           100        1          100%

Front Royal Environmental
Insurance Management, Inc.     Common        60,000        1          100%

Front Royal Environmental
  Services, Inc.               Common        11,875        1          100%

Colony Insurance Company       Common       200,000        6          100%

Rockwood Insurance Company  Class A Common  500,000       13          100%

                           Class B Common   571,961        2          100%


Part II. Pledged Notes

                                                                    Original
                                                                    Principal
       Date                 Lender                Borrower           Amount
       ----                 ------                --------           ------

                 ASSET BACKED DERIVATIVE SECURITIES WORKSHEET

                                   Attach to
                      Covenant Compliance Worksheets for
        GAAP and Statutory Financial Statement Compliance Certificates
             (As amended by Second Amendment to Credit Agreement,
                          dated as of April 11, 1997)

Measurement Date:_______________


           A                     B                 C               D
                   Carrying Value Attributed
                   In Determining                           Column B Minus
     Asset Backed  Consolidated Statutory                   Column C
     Derivative    Surplus and Consolidated                 (Positive and
     Securities    Net Worth                 Market Value1  Negative values)
    ------------------------------------------------------------------------

1.

2.

3.

4.

5.

6.

7.

8.

                Net amount by which carrying value attributed
                to Asset Backed Derivative Securities exceeds
                market value as of measurement date.  (add numbers
                in Column D).
                                                                  ===========

                                           Schedule 6.11 to Credit Agreement
                                           First Union National Bank

----------

1 Indicate source of market value determination:_______________________________